Filed Pursuant to Rule 424(b)(3)
Registration No. 333-261876

Prospectus Supplement No. 6
(To Prospectus dated March 29, 2022)

PEAR THERAPEUTICS, INC.

95,711,409 Shares of Class A Common Stock
5,013,333 Warrants to Purchase Shares of Class A Common Stock

This prospectus supplement no. 6 (this “Prospectus Supplement”) amends and supplements the prospectus dated March 29, 2022 (as supplemented or amended from time to time, the “Prospectus”) which forms a part of our Registration Statement on Form S-1 (Registration Statement No. 333-261876). This Prospectus Supplement is being filed to update and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2022 (the “Form 10-Q”). Accordingly, we have attached the Form 10-Q to this Prospectus Supplement.
This Prospectus Supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.
Our Class A Common Stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “PEAR” and the Public Warrants are listed on Nasdaq under the symbol “PEARW”. On November 10, 2022, the last quoted sale price for the Pear Class A Common Shares as reported on Nasdaq was $2.91 per share and the last quoted sale price for our Public Warrants as reported on Nasdaq was $0.16 per warrant.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 12 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or determined if the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is November 14, 2022.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 10-Q
(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the quarterly period ended September 30, 2022
or

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 For the transition period from ______ to_______
Commission File Number: 001-39969
Pear Therapeutics, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	85-4103092
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 State Street, 13th Floor
Boston, MA	02109
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 925-7848
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A common stock, par value $0.0001 per share	PEAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Class A common stock for $11.50 per share	PEARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐
Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act). Yes ☐ No ☒

The number of shares of the registrant’s Class A common stock outstanding as of November 10, 2022 was 139,543,104.

Pear Therapeutics, Inc.
Form 10-Q
For the Quarter Ended September 30, 2022

References throughout this Form 10-Q to “we,” “us,” the “Company,” “Pear” or “our company” are to Pear Therapeutics, Inc. and it’s consolidated subsidiaries, and “Legacy Pear” refers to Pear Therapeutics (US), Inc. and it’s consolidated subsidiary prior to the Business Combination on December 3, 2021, unless otherwise noted or the context otherwise indicates.
This document contains references to trademarks, trade names, and service marks belonging to other entities. Solely for convenience, trademarks, trade names, and service marks referred to in this Quarterly Report on Form 10-Q may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

Pear Therapeutics, Inc. | Form 10-Q |Page 1

PART I: FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS
Pear Therapeutics, Inc.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in thousands, except per share amounts)	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$59,685	$169,567
Short-term investments	23,934	5,004
Restricted cash - short-term	74	—
Accounts receivable	7,183	1,794
Prepaid expenses and other current assets	7,992	8,876
Total current assets	98,868	185,241
Property and equipment, net	6,481	6,255
Right-of-use assets (Note 8)	9,329	—
Restricted cash - long-term	411	411
Other long-term assets	4,646	5,253
Total assets	$119,735	$197,160
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,124	$1,806
Accrued expenses and other current liabilities	17,204	17,946
Lease liabilities - current (Note 8)	1,890	—
Deferred revenues	482	421
Debt	27,455	26,993
Total current liabilities	48,155	47,166
Lease liabilities - noncurrent (Note 8)	8,718	—
Embedded debt derivative	—	675
Warrant liabilities	2,413	8,528
Earn-out liabilities	7,402	48,363
Other long-term liabilities	801	1,994
Total liabilities	67,489	106,726
Commitments and contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized as of September 30, 2022; and no shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 690,000,000 authorized as of September 30, 2022; and 139,248,512 and 137,836,028 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	14	14
Additional paid-in capital	349,447	338,404
Accumulated deficit	(297,103)	(247,983)
Accumulated other comprehensive (loss) income	(112)	(1)
Total stockholders’ equity	52,246	90,434
Total liabilities and stockholders’ equity	$119,735	$197,160

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
Pear Therapeutics, Inc. | Form 10-Q |Page 2

Pear Therapeutics, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended September 30,		Nine Months Ended September 30,
(dollars in thousands, except per share amounts)	2022	2021	2022	2021
Revenue
Product revenue	$3,528	$1,203	$9,274	$2,550
Collaboration and license revenue	555	108	855	338
Total revenue	4,083	1,311	10,129	2,888
Cost and operating expenses
Cost of product revenue	2,555	2,120	6,437	3,585
Research and development	10,390	9,576	36,370	24,943
Selling, general, and administrative	17,767	17,966	61,512	45,811
Total cost and operating expenses	30,712	29,662	104,319	74,339
Loss from operations	(26,629)	(28,351)	(94,190)	(71,451)
Other income (expense):
Interest and other (expense) income, net	(647)	(1,042)	(2,006)	(3,086)
Change in estimated fair value of earn-out liabilities	(2,829)	—	40,961	—
Change in estimated fair value of warrant liabilities	(618)	(1,905)	6,115	(7,302)
Loss on issuance of Legacy Pear convertible preferred stock	—	—	—	(2,053)
Total other income (expense)	(4,094)	(2,947)	45,070	(12,441)
Net loss	$(30,723)	$(31,298)	$(49,120)	$(83,892)
Unrealized gain (loss) on short-term investments	$8	$(1)	$(111)	$—
Comprehensive loss	$(30,715)	$(31,299)	$(49,231)	$(83,892)

Net loss per share:
Basic and Diluted	$(0.22)	$(0.28)	$(0.35)	$(0.76)
Weighted average common shares outstanding:
Basic and Diluted	138,956,879	112,236,267	138,369,788	110,960,112
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
Pear Therapeutics, Inc. | Form 10-Q |Page 3

Pear Therapeutics, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Deficit)
(dollars in thousands)	Shares	Amount
Balance at January 1, 2021	106,721,878	11	$269,946	$(182,841)	$—	$87,116
Issuance of Legacy Pear Series D convertible preferred stock, net of issuance costs of $83	4,503,618	—	21,970	—	—	21,970
Exercise of common stock options	642,489	—	402	—	—	402
Stock-based compensation expense	—	—	463	—	—	463
Net loss	—	—	—	(24,393)	—	(24,393)
Balance at March 31, 2021	111,867,985	$11	$292,781	$(207,234)	$—	$85,558
Exercise of common stock options	285,198	—	267	—	—	267
Stock-based compensation expense	—	—	572	—	—	572
Other comprehensive income	—	—	—	—	1	1
Net loss	—	—	—	(28,201)	—	(28,201)
Balance at June 30, 2021	112,153,183	$11	$293,620	$(235,435)	$1	$58,197
Exercise of common stock options	149,492	—	134	—	—	134
Stock-based compensation expense	—	—	930	—	—	930
Other comprehensive loss	—	—	—	—	(1)	(1)
Net loss	—	—	—	(31,298)	—	(31,298)
Balance at September 30, 2021	112,302,675	$11	$294,684	$(266,733)	$—	$27,962

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance at January 1, 2022	137,836,028	$14	$338,404	$(247,983)	$(1)	$90,434
Exercise of common stock options	65,145	—	75	—	—	75
Stock-based compensation expense	—	—	2,901	—	—	2,901
Exercise of common stock warrants	10	—	—	—	—	—
Other comprehensive loss	—	—	—	—	(42)	(42)
Net loss	—	—	—	(23,859)	—	(23,859)
Balance at March 31, 2022	137,901,183	$14	$341,380	$(271,842)	$(43)	$69,509
Exercise of common stock options	776,587	—	760	—	—	760
Stock-based compensation expense	—	—	3,386	—	—	3,386
Other comprehensive loss	—	—	—	—	(77)	(77)
Net income	—	—	—	5,462	—	5,462
Balance at June 30, 2022	138,677,770	$14	$345,526	$(266,380)	$(120)	$79,040
Exercise of common stock options	570,742	$—	$358	$—	$—	$358
Stock-based compensation expense	—	$—	$3,563	$—	$—	$3,563
Other comprehensive income	—	$—	$—	$—	$8	$8
Net loss	—	$—	$—	$(30,723)	$—	$(30,723)
Balance at September 30, 2022	139,248,512	$14	$349,447	$(297,103)	$(112)	$52,246
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
Pear Therapeutics, Inc. | Form 10-Q |Page 4

Pear Therapeutics, Inc.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
(dollars in thousands)	2022	2021
Operating Activities:
Net loss	$(49,120)	$(83,892)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	2,419	1,032
Amortization of intangible asset	465	475
Amortization of debt discount	461	475
Amortization of right-of-use asset	1,285	—
Accretion and amortization of interest income	(53)	17
Stock-based compensation expense	9,850	1,965
Loss on issuance of Legacy Pear convertible preferred stock	—	2,053
Change in fair value of warrants	(6,115)	7,302
Change in fair value of earn-out liabilities	(40,961)	—
Change in fair value of embedded derivative	(675)	—
Changes in operating assets and liabilities:
Accounts receivable	(5,390)	(65)
Prepaid expenses and other assets	1,025	(1,296)
Lease liabilities	(1,252)	—
Accounts payable	(927)	(2,227)
Accrued expenses, other liabilities and non-current liabilities	(689)	4,849
Deferred revenues	62	113
Net cash used in operating activities	(89,615)	(69,199)
Investing Activities:
Proceeds from maturities of short-term investments	47,048	15,025
Purchases of short-term investments	(66,035)	(8,014)
Purchases of property and equipment	(2,400)	(2,375)
Net cash (used in) provided by investing activities	(21,387)	4,636
Financing Activities:
Proceeds from issuance of Legacy Pear convertible preferred stock, net	—	19,918
Payment of deferred offering costs	—	(4,620)
Proceeds from exercise of stock options	1,194	803
Net cash provided by financing activities	1,194	16,101
Net decrease in cash, cash equivalents and restricted cash	(109,808)	(48,462)
Cash, cash equivalents and restricted cash—beginning of period	169,978	112,061
Cash, cash equivalents and restricted cash—end of period	$60,170	$63,599
Supplemental disclosure of cash flow information:
Cash paid for interest	$2,825	$2,730
Supplemental disclosure of non-cash investing and financing information:
Deferred offering and equity issuance costs included in accounts payable and accrued expenses	$—	$2,296
Purchases of property and equipment in accounts payable and accrued expenses	$143	$491
Payment of milestone license in intangibles and accrued expenses	$—	$1,000
The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.
Pear Therapeutics, Inc. | Form 10-Q |Page 5

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
1. NATURE OF BUSINESS
Basis of Presentation
References throughout this Form 10-Q to “we,” “us,” the “Company,” “Pear” or “our company” are to Pear Therapeutics, Inc. (formerly known as Thimble Point Acquisition Corp.) and its subsidiaries, and “Legacy Pear” refers to Pear Therapeutics (US), Inc. prior to the Business Combination, unless otherwise noted or the context otherwise indicates. References to THMA refer to the Company prior to the consummation of the Business Combination and references to “Legacy Pear” refer to Pear Therapeutics, Inc. (now Pear Therapeutics (US), Inc.) prior to the consummation of the Business Combination.
Legacy Pear is deemed the accounting predecessor and the post-company successor US Securities and Exchange Commission (“SEC”) registrant, which means Legacy Pear financial statements for previous periods are disclosed in this Form 10-Q. Future period reports filed with the SEC will include Pear Therapeutics, Inc. and its subsidiaries.
Organization
Pear is a leader in prescription digital therapeutics, or PDTs. The Company’s PDTs treat diseases with clinically validated software.
On December 3, 2021, (the “Closing Date”), we consummated a business combination, or the “Business Combination”, pursuant to the terms of the business combination agreement, or “Business Combination Agreement”, dated June 21, 2021, by and among the Company (formerly known as Thimble Point Acquisition Corp., or “THMA”), Pear Therapeutics (US), Inc., a Delaware corporation incorporated on August 14, 2013 (“Pear US” or “Legacy Pear”) (formerly known as Pear Therapeutics, Inc.) and Oz Merger Sub, Inc., pursuant to which Oz Merger Sub, Inc. (a Delaware corporation and wholly-owned subsidiary of THMA, or “Merger Sub”) merged with and into Pear US, with Pear US surviving as our wholly owned subsidiary. Upon the closing of the Business Combination, THMA changed its name to Pear Therapeutics, Inc. (“Pear” or the “Company”).

Pursuant to the terms of the Business Combination Agreement, each share of Legacy Pear common stock, par value $0.0001 per share (“Legacy Pear Common Shares”) issued and outstanding immediately prior to the closing of the Business Combination, after giving effect to the conversion of all issued and outstanding shares of Legacy Pear preferred stock, par value $0.0001 per share (“Legacy Pear Preferred Shares”) to Legacy Pear Common Shares, were canceled and converted into the right to receive a number of shares of Class A common stock, par value $0.0001 per share (“Class A common stock”) equal to the number of shares of Legacy Pear Common Shares multiplied by the exchange ratio of approximately 1.47. In addition, all outstanding equity awards of Legacy Pear were converted into equity awards with the option to purchase Class A common stock with the same terms and conditions adjusted by the exchange ratio of approximately 1.47.
In connection with the Business Combination, THMA completed the sale and issuance of 10,280,000 shares of Class A common stock in a fully committed common stock private placement at a purchase price of $10.00 per share (“PIPE Shares”) for an aggregate purchase price of $102,800 (“PIPE Investment”), and a Forward Purchase Agreement Assignment, dated as of December 2, 2021, by and among THMA, the Anchor Investor, and a PIPE investor (the “Forward Purchase Assignment”); which closed simultaneously with the consummation of the Business Combination. Upon the closing of the Business Combination, all of the remaining outstanding THMA Class A common shares were separated, pursuant to their terms, into one share of Class A common stock (which totaled 832,899 shares Class A common stock, “Public Shares”) and one-third (1/3) of one redeemable warrant (and THMA’s units ceased trading on the Nasdaq). Further, KLP SPAC 1 LLC (the “Anchor Investor”) purchased 6,387,026 shares of Class A common stock at a purchase price of $10.00 per share in connection with the Forward Purchase Agreement, dated as of February 1, 2021, by and between THMA and the Anchor Investor (the “Forward Purchase Agreement”), as amended from time to time, including by the Amendment to Forward Purchase Agreement dated as of June 21, 2021, and the Second Amendment to Forward Purchase Agreement dated as of November 14, 2021 (the “Amended Forward Purchase Agreement”), entered into with THMA on February 1, 2021 (“THMA Sponsor
Pear Therapeutics, Inc. | Form 10-Q |Page 6

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
Shares”). Gross proceeds from the Business Combination totaled approximately $175,001 which included funds held in THMA’s trust account (after giving effect to redemptions). Transaction costs totaled approximately $32,779.
Legacy Pear was deemed the accounting acquirer in the Business Combination. This determination was primarily based on Legacy Pear’s stockholders prior to the Business Combination having a majority of the voting power in the combined company, Legacy Pear having the ability to appoint a majority of the Board of Directors of the combined company, Legacy Pear’s existing management comprising the senior management of the combined company, Legacy Pear comprising the ongoing operations of the combined company, Legacy Pear being the larger entity based on historical revenues and business operations, and the combined company assuming Legacy Pear’s name. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Legacy Pear issuing stock for the net assets of THMA, accompanied by a recapitalization. Under this method of accounting, THMA who was the legal acquirer, is treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Pear issuing stock for the net assets of THMA, accompanied by a recapitalization. The net assets of THMA are stated at historical cost, with no goodwill or other intangible assets recorded. The equity structure has been restated in all comparative periods up to the Closing Date to reflect the number of shares of the Company’s Class A common stock, $0.0001 par value per share, issued to Legacy Pear stockholders in connection with the Business Combination. As such, the shares and corresponding capital amounts and earnings per share related to Legacy Pear Preferred Shares and Legacy Pear Common Shares prior to the Business Combination have been retroactively restated as shares reflecting the exchange ratio of approximately 1.47 established in the Business Combination. Legacy Pear Preferred Shares previously classified as mezzanine were retroactively adjusted, converted into Class A common stock, and reclassified to permanent as a result of the reverse recapitalization. See Note 3 for more information.
THMA, now Pear Therapeutics, Inc., a Delaware corporation, was incorporated on December 1, 2020. Pear Therapeutics (US), Inc., previously known as Pear Therapeutics, Inc., is a Delaware corporation incorporated on August 14, 2013. The Company is headquartered in Boston, Massachusetts.
Going Concern
The Company is subject to a number of risks and uncertainties common to early-stage technology-based companies, including, but not limited to, rapid technological changes, protection of its proprietary technology and intellectual property, commercialization of existing and new products, development by competitors of competing products, dependence on key personnel, compliance with government regulations, including compliance with the US Food and Drug Administration, or FDA, and the ability to secure additional capital to fund operations.
The Company obtained FDA marketing authorization for its three products, reSET® (2017), reSET-O® (2018), and Somryst® (2020). In October 2019, after terminating our agreement with Sandoz Inc., our then collaboration partner, we began the direct commercialization of reSET® and reSET-O®.
The Company has incurred recurring losses since inception and anticipates net losses and negative operating cash flows for the near future and may be unable to remain in compliance with certain financial covenants required under its credit facility. For the nine months ended September 30, 2022, the Company had a net loss of $49,120 and as of September 30, 2022, had an accumulated deficit of $297,103. As of September 30, 2022, the Company had $83,619 of cash and cash equivalents and short-term investments. While the Company has recorded revenue, revenues have been insufficient to fund operations. Accordingly, the Company has funded its operations to date through a combination of proceeds raised from equity and debt issuances, including the Business Combination. The Company’s operating costs include the cost of developing and commercializing products as well as providing research services. As a consequence, the Company will need to raise additional equity and debt financing that may not be available, if at all, at terms acceptable to the Company to fund future operations. As a result, the Company could be required to delay, scale back or abandon some or all of its development programs and other operations, which could materially harm the Company’s business, prospects, financial condition and operating results. See note 15 for more information on the restructuring and the reductions in workforce, including the impact on pipeline products. Management believes these uncertainties raise substantial doubt about the Company’s ability to continue as a going concern. Because of these uncertainties, the accompanying consolidated financial statements
Pear Therapeutics, Inc. | Form 10-Q |Page 7

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. Due to the substantial doubt about the Company’s ability to continue operating as a going concern for twelve months from the issuance date of these financial statements and the material adverse change clause in the Credit Agreement and Guaranty with Perceptive Credit Holdings III, LP (the “Perceptive Credit Facility”), the amounts due as of September 30, 2022, have been classified as current in the consolidated balance sheet. The lender has not invoked the material adverse change clause as of the date of issuance of these financial statements. The accompanying consolidated financial statements do not reflect any other adjustments relating to the recoverability and reclassification of assets and liabilities that might be necessary if the Company is unable to continue as a going concern. The Company is subject to various covenants related to the Perceptive Credit Facility, as defined in Note 7, entered into on June 30, 2020, and given the substantial doubt about the Company’s ability to continue as a going concern, there is a risk that it may not meet its covenants in the future. See Note 7 for more information on the Perceptive Credit Facility and related covenants.
COVID-19 Related Significant Risks and Uncertainties
The Company is subject to additional risks and uncertainties due to the ongoing pandemic of the novel coronavirus, or COVID-19. Although conditions have improved in the US in recent months, on October 13, 2022, the US Secretary of Health and Human Services extended the COVID-19 public health emergency declaration through at least January 11, 2023.The Company is closely monitoring the continued impact of COVID-19 on all aspects of its business, including how it will impact its customers, patients, employees, suppliers, vendors, and business partners. The Company is unable to predict the specific impact that COVID-19 may have on its business, financial position, and operations moving forward due to the numerous uncertainties. Any estimates made herein may change as new events occur and additional information is obtained, and actual results could differ materially from any estimates made herein under different assumptions or conditions. The Company will continue to assess the evolving impact of COVID-19.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation and Principles of Consolidation
The accompanying consolidated financial statements have been prepared in accordance with US generally accepted accounting principles, or GAAP. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification, or ASC, and Accounting Standards Update, or ASU, of the Financial Accounting Standards Board, or FASB.
The consolidated financial statements as of September 30, 2022 and 2021, and for the three and nine months ended September 30, 2022 and 2021, include the accounts of Pear and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements herein.
Certain monetary amounts, percentages, and other figures included elsewhere in these consolidated financial statements have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.
Use of Estimates
The preparation of the consolidated financial statements in conformity with GAAP, requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of expenses during the reporting periods. On an ongoing basis, the Company evaluates its estimates. The Company bases its estimates on historical experience and various other assumptions that the Company believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of
Pear Therapeutics, Inc. | Form 10-Q |Page 8

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
assets and liabilities that are not readily apparent from other sources. Actual results may differ from those estimates and changes in estimates are reflected in reported results in the period in which they become known.
Cash, Cash Equivalents, and Restricted Cash
The Company considers only those highly liquid investments, readily convertible to cash, that mature within 90 days from the date of purchase to be cash equivalents. The Company’s cash equivalents include money market funds, commercial paper, and overnight deposits.
The following table reconciles cash, cash equivalents, and restricted cash reported within the Company’s consolidated balance sheets to the total amounts shown in the consolidated statements of cash flows:

Reconciliation of cash, cash equivalents, and restricted cash:	September 30, 2022	December 31, 2021
Cash and cash equivalents	$59,685	$169,567
Restricted cash - short-term	74	—
Restricted cash - long-term	411	411
Total cash, cash equivalents, and restricted cash	$60,170	$169,978
Recently Adopted Accounting Pronouncements
In February 2016, the FASB, issued ASU 2016-02, Leases (Topic 842), as subsequently amended, which provides guidance requiring lessees to recognize a right-of-use asset (“ROU”) and a lease liability on the balance sheet for substantially all leases, with the exception of short-term leases. Leases are classified as either finance or operating, with classification affecting the pattern of expense recognition in the statements of operations.
The Company adopted the leasing standard effective January 1, 2022, using the revised modified retrospective transition method, with comparative periods continuing to be reported under ASC 840 as it was the accounting standard in effect for such period. In the adoption of ASU 2016-02, the Company carried forward the assessment from ASC 840 of whether its contracts contain or are leases, the classification of its leases, and remaining lease terms. The Company did not elect the hindsight practical expedient upon adoption of the new standard.
The most significant impact resulting from the adoption of this new standard was the recognition of ROU assets of $10,614 and operating lease liabilities of $11,860 on the adoption date, January 1, 2022. The difference between the ROU assets and lease liabilities on the accompanying condensed consolidated balance sheet is primarily due to the accrual for lease payments as a result of straight-line lease expense and unamortized tenant incentive liability balances. Existing deferred rent and prepaid rent amounts were removed from the consolidated balance sheets at the date of adoption. The adoption did not have a material impact to the Company's consolidated statements of operations or statement of cash flows.
The Company has made an accounting policy election to keep leases with an initial term of 12 months or less off of the balance sheet and recognize those lease payments in the consolidated statements of income on a straight-line basis over the lease term. The Company has also elected the practical expedient to not separate lease and non-lease components for all of its leases as the non-lease components are not significant to the overall lease costs.
See Note 8 for further information.
In December 2019, the FASB issued ASU No. 2019-12, Income Taxes-Simplifying the Accounting for Income Taxes. ASU 2019-12 eliminates certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. It also clarifies and simplifies other aspects of the accounting for income taxes. This standard is effective for annual reporting periods beginning after December 15, 2021, and interim periods within annual periods beginning after December 15, 2022. The Company’s adoption of the standard effective January 1, 2022, did not have a material impact to its condensed consolidated financial statements and related disclosures.
Pear Therapeutics, Inc. | Form 10-Q |Page 9

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
3. Business Combination
As discussed in Note 1, on December 3, 2021, the Company consummated a business combination pursuant to the Business Combination Agreement. The Business Combination was accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, THMA, who was the legal acquirer, was treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination was treated as the equivalent of Pear issuing stock for the net assets of THMA, accompanied by a recapitalization.
Upon the closing of the Business Combination, holders of Legacy Pear Common Shares received shares of Class A common stock in an amount determined by application of the exchange ratio of approximately 1.47 (the “Exchange Ratio”), which was based on Legacy Pear’s implied price per share prior to the Business Combination. For periods prior to the Business Combination, the reported share and per share amounts have been retroactively converted (“Retroactive Conversion”) by applying the Exchange Ratio. The consolidated assets, liabilities and results of operations prior to the Business Combination are those of Legacy Pear.
In addition, holders of Legacy Pear Common Shares (and Legacy Pear Preferred Shares who converted their shares into Legacy Pear Common Shares in connection with the Merger) received the contingent right to receive up to 12,395,625 additional shares of Class A common stock (the “Earn-Out Shares”) upon the achievement of certain earn-out targets. The holders of Legacy Pear Common Shares are eligible to receive up to 12,395,625 shares in the aggregate of additional shares of Class A common stock in three equal tranches of 4,131,875 shares respectively, upon the Company achieving $12.50, $15.00, or $17.50, respectively, as its volume-weighted average price per share for any 20 trading days within a 30 consecutive trading day period (as adjusted for share splits, reverse share splits, share dividends, reorganizations, recapitalizations, reclassifications, combination, exchange of shares, or the like) during the period ending on December 3, 2026.
Further, the Company assumed the outstanding warrants to purchase 9,199,944 shares of the Company’s Class A common stock at $11.50 per share (the “Public Warrants”) and the outstanding warrants (the “Private Placement Warrants”) held by LJ10 LLC, (the “Sponsor”) to purchase 5,013,333 shares of the Company’s Class A common stock at $11.50 per share. The Public Warrants and Private Placement Warrants expire five years after the completion of the Business Combination.
In connection with the Business Combination, the Company incurred approximately $32,779 of equity issuance costs, consisting of underwriting, legal, and other professional fees, $31,400 of which were recorded to additional paid-in capital as a reduction of proceeds and $1,379 of which was recorded as an expense in selling, general, and administrative expenses on the consolidated statement of comprehensive income.
See Note 7 for information on the Legacy Pear warrants that were exercised prior to the Business Combination.
The number of shares of common stock outstanding immediately following the consummation of the business combination was as follows:

Class A Common Stock
THMA Public Shares	832,899
THMA Initial Stockholders	6,900,000
Shares Issued pursuant to Forward Purchase Agreement to Anchor Investor	6,387,026
Shares Issued to PIPE Investors and Forward Purchase Assignment	10,280,000
Legacy Pear Equityholders (1)	113,399,293
Total shares of common stock immediately after business combination	137,799,218
(1)     The number of Legacy Pear shares was determined from the shares of Legacy Pear shares outstanding immediately prior to the closing of the Business Combination converted at the Exchange Ratio of approximately 1.47. All fractional shares were rounded down.
Pear Therapeutics, Inc. | Form 10-Q |Page 10

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
Public Warrants and Private Placement Warrants
As of the Closing Date, the total value of the liability associated with the Public and Private Placement Warrants was $16,487 measured at fair value based on the public warrant quoted price. The Company concluded the warrants met the definition of a liability and have been classified as such on the balance sheet. The fair value of the warrant liability was $2,413 and $8,528 at September 30, 2022 and December 31, 2021, respectively. See Notes 4 and 11 for further information on the Public and Private Placement Warrants.
Earn-Out Liabilities
The Company accounts for the potential issuance of the Earn-Out Shares as a contingent consideration arrangement, a liability for which was initially valued and recorded at $95,401, which was estimated by using a Monte Carlo Simulation Method (“MCSM”) for each earn out period. Key inputs and assumptions used in this were the Company’s stock price, expected term, volatility, the risk-free rate, and dividend yield. Certain of these inputs are Level 3 assumptions that are updated each reporting period as the earn-out liabilities are recorded at fair value at each reporting date. The Company revalued the earn-out liabilities as of September 30, 2022 and December 31, 2021, and determined the fair value to be $7,402 and $48,363, respectively. The change in the fair value of the earn-out liabilities were recorded in other income (expense) on the statement of operations.
Pear Therapeutics, Inc. | Form 10-Q |Page 11

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
4. FAIR VALUE MEASUREMENTS
The tables below present certain of our assets and liabilities measured at fair value categorized by the level of input used in the valuation of each asset and liability.

	September 30, 2022
Description	Total Fair Value	Level 1	Level 2	Level 3
Cash equivalents:
Money market funds	$41,185	$41,185	$—	$—
U.S. Treasury Bills	3,376	3,376	—	—
Total cash equivalents	44,561	44,561	—	—
Debt investments:
U.S. Treasury Bills	5,982	5,982	—	—
Corporate bonds	6,958	—	6,958	—
Commercial paper	10,994	—	10,994	—
Total debt investments	23,934	5,982	17,952	—
Total assets	$68,495	$50,543	$17,952	$—
Long-term liabilities:
Warrant liabilities	2,413	1,562	851	—
Earn-out liabilities	7,402	—	—	7,402
Total liabilities	$9,815	$1,562	$851	$7,402

	December 31, 2021
Description	Total Fair Value	Level 1	Level 2	Level 3
Cash equivalents:
Money market funds	$129,184	$129,184	$—	$—
Debt investments:
Corporate bonds	1,007	—	1,007	—
Commercial paper	3,998	—	3,998	—
Total debt investments	5,005	—	5,005	—
Total assets	$134,189	$129,184	$5,005	$—
Long-term liabilities:
Embedded debt derivative	$675	$—	$—	$675
Warrant liabilities	8,528	5,520	3,008
Earn-out liabilities	48,363	—	—	48,363
Total liabilities	$57,566	$5,520	$3,008	$49,038
The Company evaluates transfers between levels at the end of each reporting period. There were no transfers of financial instruments between levels during the three and nine months ended September 30, 2022 and 2021.
Cash equivalents—Money market funds and U.S. Treasury Bills included within cash equivalents are classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices in active markets.
Investments—The Company measures its investments at fair value on a recurring basis and classifies those instruments within Level 1 and Level 2 of the fair value hierarchy. US Treasury Bills are classified within Level 1 of the fair value hierarchy because pricing is based on quoted market prices for identical instruments in active markets of the reporting date. Marketable securities, including corporate bonds and commercial paper, are classified within Level 2 of the fair value hierarchy because pricing inputs are other than quoted prices in active markets, which are either directly or indirectly observable as of the reporting date, and fair value is determined
Pear Therapeutics, Inc. | Form 10-Q |Page 12

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
using models or other valuation methodologies. The Company recorded an unrealized gain of $8 and an unrealized loss of $1 for the three months ended September 30, 2022 and 2021, respectively, and an unrealized loss of $111 and no unrealized gain for the nine months ended September 30, 2022 and 2021, respectively, in other comprehensive income (loss) on short-term investments.
Embedded debt derivative — As described in Note 7, the Company concluded that the contingent put options contained in the Perceptive Credit Facility that could require mandatory repayment upon the occurrence of an event of default, change of control and certain other events represent an embedded derivative required to be bifurcated from the debt host instrument. The embedded debt derivative is measured at fair value using a probability-weighted cash flow valuation methodology. The change in estimated fair value of the embedded derivative resulted in a gain of $675 for the nine months ended September 30, 2022, which is recorded in Interest and other (expense) income in the consolidated statement of operations and comprehensive income (loss). The determination of the fair value of an embedded debt derivative includes inputs not observable in the market and as such, represents a Level 3 measurement. The methodology utilized requires inputs based on certain subjective assumptions, specifically, probabilities of mandatory debt repayment prior to maturity ranging between 0 -10%.
Warrant liabilities — As a result of the Business Combination on December 3, 2021, the Company recorded a liability for Public and Private Placement Warrants to purchase Class A common stock in the Company’s consolidated financial statements. See Note 3 for further information. The Public Warrants are traded on Nasdaq and are recorded at fair value using the closing stock price as of the measurement date. The Private Placement Warrants, which have a single holder, have similar terms and are subject to substantially the same redemption features as the Public Warrants. Accordingly, the most advantageous market for the Private Placement Warrants is determined from the perspective of the holder of such warrants as an asset. Since any transfer to a non-permitted transferee (i.e., to a market participant) would cause the Private Placement Warrants to become Public Warrants, the fair value of the Private Placement Warrants is based on the quoted price of the Public Warrants.
As of the Closing Date, the total value of the liability associated with the Public and Private Placement Warrants was $16,487 measured at fair value based on the Public Warrant quoted price on Nasdaq (Ticker: PEARW). The Company concluded that the warrants met the definition of a liability and have been classified as such on the balance sheet. At September 30, 2022, the fair value of the warrant liability was $2,413.
Earn-out liabilities — Upon the closing of the Business Combination, the Earn-Out Shares were accounted for as a liability because the triggering events that determine the number of shares to be earned included events that were indexed to the common stock of the Company, with the change fair value recognized in Change in the estimated fair value of earn-out liabilities in the consolidated statement of operations and comprehensive income (loss).
The estimated fair value of the Earn-out Shares was determined using a MCSM using the following assumptions at each valuation date:

	September 30, 2022	December 31, 2021
Stock price	$2.04	$6.20
Risk-free interest rate	4.10%	1.25%
Expected term (in years)	4.18	4.92
Expected volatility	64.10%	55.00%
Dividend yield	—%	—%
Refer to Note 3 for more information on the triggering events of the Earn-Out Shares. The change in fair value of the earn-out liabilities resulted in other income of $40,961 recognized in the consolidated statement of operations and comprehensive income (loss) for the nine months ended September 30, 2022.
Pear Therapeutics, Inc. | Form 10-Q |Page 13

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
The following table reconciles the change in the fair value of the earn-out liabilities valued using Level 3 inputs:

Earn-Out Liabilities
Fair value as of December 31, 2021	$48,363
Change in fair value	(40,961)
Fair value as of September 30, 2022	$7,402
5. PROPERTY AND EQUIPMENT
Property and equipment, net consists of the following:

	September 30, 2022	December 31, 2021
Internal-use software	$9,091	$6,591
Equipment	692	579
Construction in process	—	362
Furniture and fixtures	711	586
Leasehold improvements	779	509
Total property and equipment	11,273	8,627
Less: accumulated depreciation	(4,792)	(2,372)
Property and equipment, net	$6,481	$6,255
Depreciation expense was $879 and $2,419 for the three and nine months ended September 30, 2022, respectively, and $447 and $1,032 for the three and nine months ended September 30, 2021, respectively.
6. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES
Accrued expenses and other current liabilities consist of the following:

	September 30, 2022	December 31, 2021
Compensation and related benefits	$11,869	$11,855
Commercial and marketing related costs	882	1,821
Professional services	1,442	1,710
Research and development costs	1,682	781
Other	1,329	1,779
Total	$17,204	$17,946
7. INDEBTEDNESS
Perceptive Credit Facility
On June 30, 2020, the Perceptive Close Date, the Company entered into the Perceptive Credit Facility, with Perceptive Credit Holdings III, LP, as administrative agent and lender with a syndicate of other lenders, collectively Perceptive. The Perceptive Credit Facility, as amended, consists of a secured term loan facility in an aggregate amount of up to $50,000, which will be made available under the following three tranches: (i) Tranche 1 - $30,000, available at the Perceptive Closing Date; (ii) Tranche 2 - $10,000, available no later than December 31, 2021; and (iii) Tranche 3 - $10,000, available no later than December 31, 2021. The Company did not draw down on the available borrowings under Tranche 2 or Tranche 3.

Pear Therapeutics, Inc. | Form 10-Q |Page 14

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
The Perceptive Credit Facility bears interest through maturity at a variable rate based upon the one-month LIBOR rate plus 11.0%, subject to a LIBOR floor of 1.0%. As of September 30, 2022, the interest rate was 13.6%. When the LIBOR interest rate is discontinued in the future, it is expected that the interest rate of the Perceptive Credit Facility would switch to an alternative benchmark rate, primarily Secured Overnight Financing Rate, or SOFR. As of September 30, 2022, the effect of switching from LIBOR to SOFR would not have been material to the Company’s condensed consolidated financial statements.The Company is required to make interest-only payments until May 31, 2024, after which point the Company will be required to make monthly payments of principal equal to 3.0% of the then outstanding principal until maturity on June 30, 2025, or the Maturity Date. If the Company prepays the loan prior to the Maturity Date, it will be required to pay a prepayment fee guaranteeing Perceptive a 1.5 times return on any prepaid amount. A change of control, which includes a new entity or group owning more than 35.0% of the Company’s voting stock, or prior to an IPO, the failure of the existing holders to own at least 35.0% of the Company’s voting stock, trigger a mandatory prepayment of the term loan. The Business Combination did not trigger this clause as existing holders retained greater than 35% of the combined Company’s voting stock. The Company paid issuance costs of $750 in connection with its entry into the Perceptive Credit Facility.
The Company concluded the contingent put options that could require mandatory repayment upon the occurrence of an event of default, change of control and certain other events represent an embedded derivative required to be bifurcated from the debt host instrument and accounted for separately and recorded an embedded debt derivative of $675 as of December 31, 2021. There was no balance at September 30, 2022. Any changes to the derivative liability in future periods will be recognized as interest and other (expense) income, net in the consolidated statements of operations and comprehensive loss.
The Perceptive Credit Facility is secured by substantially all the assets of the Company, including our intellectual property. The Perceptive Credit Facility requires the Company to (i) maintain a minimum aggregate cash balance of $5,000 in one or more controlled accounts, and (ii) as of the last day of each fiscal quarter commencing with the fiscal quarter ending March 31, 2022, report revenues for the trailing 12-month period that exceed the amounts set forth in the Perceptive Credit Facility which range from $5,750 for the fiscal quarter ending March 31, 2022, to $125,000 for the fiscal quarter ending March 31, 2025. For the quarter ending December 31, 2022, the trailing 12-month period revenue requirement is $18,000. The Perceptive Credit Facility contains various affirmative and negative covenants that limit the Company’s ability to engage in specified types of transactions. The Company was in compliance with the covenants under the Perceptive Credit Facility as of September 30, 2022.
On the Perceptive Closing Date, Perceptive received a warrant certificate exercisable into 775,000 shares of Legacy Pear Series C preferred stock, and had the Company borrowed under Tranche 2 or Tranche 3, the Company would have been obligated to issue two additional warrants, the Additional Warrants, to Perceptive each to purchase up to 50,000 shares of Legacy Pear Series C preferred stock. In the event the Company issued Legacy Pear Series D preferred stock, Perceptive had the right to convert the Legacy Pear Series C preferred stock warrant into a warrant to purchase Legacy Pear Series D preferred stock, and the exercise price shall be automatically adjusted to equal the original per share price for Legacy Pear Series D preferred stock. On the Perceptive Closing Date, the Company issued freestanding Legacy Pear Series C preferred stock warrants to Perceptive, which were converted to Legacy Pear Series D preferred stock warrants at the time of the Legacy Pear Series D funding round. The Legacy Pear Series D preferred stock warrants were exercisable for 1,012,672 shares of Legacy Pear Series D preferred stock. The Legacy Pear Series D preferred stock warrants have an exercise price of $5.51 per share and would have expired in 2030 and were exercisable at any time prior to the ten-year anniversary of the Perceptive Closing Date of the Perceptive Credit Facility. At issuance, the Company determined that the warrant is liability-classified and would be remeasured at fair value each reporting period, with changes in fair value recorded in the consolidated statements of operations and comprehensive loss. The Additional Warrants would have been issued as warrants to purchase 65,333 shares of Legacy Pear Series D-1 preferred stock. On November 30, 2021, Perceptive net exercised 1,012,672 Legacy Pear Series D warrants pursuant to which Perceptive obtained 629,057 shares of Legacy Pear Series D-1 preferred stock in a cashless exercise, and subsequently converted the 629,057 shares of Legacy Pear Series D-1 preferred stock into 629,057 shares of Legacy Pear common stock which were then converted into 926,232 shares of Class A common stock as adjusted by the exchange ratio based on a per share price of $9.87 per share, the THMA closing price on June 22, 2021. See Notes 1 and 3 for more information.
Pear Therapeutics, Inc. | Form 10-Q |Page 15

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
On March 25, 2022, we amended the Perceptive Credit Facility to adjust certain covenants under the agreement. The amendment included among other things, reducing the required minimum trailing 12-month revenue for the fiscal quarter ending March 31, 2022, through the fiscal quarter ending March 31, 2025 as described above.
On the Perceptive Closing Date, the Company received proceeds of $28,500, net of fees and expenses of $1,500. As of September 30, 2022, no further borrowings were taken under the Perceptive Credit Facility. The outstanding balance of the Perceptive Credit Facility was:

Perceptive Credit Facility	September 30, 2022
Principal	$30,000
Less: Debt issuance costs and discount at issuance	(2,545)
Net carrying amount	$27,455
As discussed in Note 1, due to the substantial doubt about the Company’s ability to continue operating as a going concern for twelve months from the issuance date of these financial statements, the amounts due as of September 30, 2022, have been classified as current in the consolidated balance sheet. Future minimum payments, including contractual interest, under the Perceptive Credit Facility as of September 30, 2022, are as follows:

Years ended December 31,	Amounts
Remainder of 2022	920
2023	3,650
2024	10,603
2025	24,039
Total	$39,212
Less:
Interest payable	(9,212)
Unamortized debt issuance costs	(2,545)
Current portion of long-term debt	(27,455)
Long-term debt	$—
8. LEASES
As of September 30, 2022, the Company leases office space under non-cancelable operating leases in three cities: Boston, Massachusetts, consisting of approximately 19,000 square feet that will expire on June 1, 2028, including approximately 900 square feet that the Company took over on January 1, 2022, San Francisco, California, consisting of approximately 17,000 square feet that will expire on July 31, 2025, and Raleigh, North Carolina, consisting of approximately 7,700 square feet that will expire on May 31, 2026. We have the right and option to extend each of the Boston and Raleigh leases for a five year period.
As described in Note 2, the Company adopted Topic 842, Leases, as of January 1, 2022. Prior period amounts have not been adjusted and continue to be reported in accordance with our historic accounting under Topic 840. All of the Company's leases are classified as operating leases. The components of ROU assets and lease liabilities are included in the condensed consolidated balance sheets.
We recognized rent expense of $714 and $2,168 for the three and nine months ended September 30, 2022, respectively, and $680 and $2,056 for the three and nine months ended September 30, 2021, respectively. The Company had $1,007 in deferred rent recorded within other long-term liabilities in the consolidated balance sheet as of December 31, 2021.
Pear Therapeutics, Inc. | Form 10-Q |Page 16

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
Future commitments under non-cancelable lease agreements are as follows:

Years ended December 31,	Lease Commitments
Remainder of 2022	$709
2023	2,912
2024	3,176
2025	2,734
2026 and thereafter	3,879
Total lease payments	13,410
Less: present value adjustment	(2,802)
Present value of total lease liabilities	10,608
Less: current lease liability	(1,890)
Long-term operating lease liabilities	$8,718
As of December 31, 2021, prior to the adoption of ASC 842, the estimated minimum future lease payments for the next five years and thereafter was as follows:

Years ended December 31,	Lease Commitments
2022	2,809
2023	2,912
2024	3,176
2025	2,734
2026 and thereafter	3,879
Total	15,510
Operating lease liabilities are based on the net present value of the remaining lease payments over the remaining lease term. In determining the present value of lease payments, the Company used its incremental borrowing rate when measuring operating lease liabilities. As of September 30, 2022, the weighted average remaining lease term is 4.62 years and the weighted average discount rate used to determine the operating lease liability is 10%.
In addition to rent, certain leases require the Company to pay additional amounts for taxes, insurance, maintenance, and other operating expenses.
9. COMMITMENTS AND CONTINGENCIES
Licenses Related to our Commercial Products
As of September 30, 2022, the Company has four license agreements related to its commercialized products.
The Invention Science Fund I, LLC
The Company entered into a contribution and license agreement for Pharmaceutical Field of Use, or FOU, with The Invention Science Fund I, LLC, or ISF, in February 2015, as amended on February 28, 2018, or ISF Contribution and License Agreement. The ISF Contribution and License Agreement superseded an original contribution and license agreement between the Company and ISF dated December 31, 2013. Under the ISF Contribution and License Agreement, ISF granted the Company certain licenses under specified patent rights to develop and commercialize licensed products either independently and/or with a drug combination product for use in connection with the treatment of central nervous system disorders. The ISF Contribution and License Agreement contains minimum annual royalty obligations. To the extent there are sales of a licensed product, the Company is required to pay low-
Pear Therapeutics, Inc. | Form 10-Q |Page 17

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
single-digit royalties on net revenue. The Company recorded minimum annual royalty fees of $250 and $750 to ISF for the three and nine months ended September 30, 2022, respectively, and $250 and $750 for the three and nine months ended September 30, 2021, respectively.
Red 5 Group, LLC
In January 2015, the Company entered into a software license agreement with Red 5 Group, LLC, or Red 5, and in March 2018, the parties entered into an amended and restated software license agreement, or Amended Red 5 Group License. Under the original software license agreement, Red 5 licensed the Company certain technology and materials relating to the treatment of psychological and substance use disorders, pursuant to which the Company, received, inter alia, an exclusive, worldwide, sublicensable, royalty-bearing license to develop and commercialize integrated products incorporating the licensed technology and materials. The Company agreed to use commercially reasonable efforts to develop integrated products in accordance with the development plan, to introduce any integrated products that gain regulatory approval into the commercial markets, to market integrated products that have gained regulatory approval following such introduction into the market, and to make integrated products that have gained regulatory approval reasonably available to the public.
In March 2018, pursuant to the Amended Red 5 Group License, the parties expanded the scope of exclusivity of the license, increased certain specified annual license maintenance fees, and required the Company to pay Red 5 an amendment fee, which was paid in April 2018. On July 1, 2021, the parties amended the Amended Red 5 Group License to further clarify certain terms and increase the royalty rate by a de minimis amount.
To the extent achieved, the Company is obligated to pay up to an aggregate of $400 if certain milestones related to product regulatory approval and commercial sales are achieved in respect to a software/drug combination, which is not currently being pursued by the Company. To the extent there are sales of an integrated product, the Company is required to pay single-digit royalties on net revenues. The Company is entitled to certain reductions and offsets against its royalty and milestone payment obligations, including the annual license maintenance fees.
The Company pays minimum annual maintenance fees to Red 5 in connection with reSET and reSET-O. The Company recorded minimum annual maintenance fees of $63 and $188 to Red 5 for the three and nine months ended September 30, 2022, respectively, and $63 and $188 for the three and nine months ended September 30, 2021, respectively.
BeHealth Solutions, LLC and University of Virginia Patent Foundation
In March 2018, the Company and BeHealth Solutions, LLC, or BeHealth, entered into an assignment, license and services agreement, or the BeHealth Agreement, as well as a consulting agreement. The BeHealth Agreement closed in June 2018 and the Company paid an up-front fee. Under the BeHealth Agreement, the Company obtained license rights to certain technology and materials relating to a therapeutic treatment for insomnia. The consulting agreement is for services to be charged on a time-and-materials basis.
During the year ended December 31, 2020, the Company paid a milestone payment to BeHealth of $750 upon the FDA’s marketing authorization of Somryst, a PDT intended for use in the treatment of adults with chronic insomnia. During September 2021, a commercial milestone under the license agreement with BeHealth was achieved and the Company paid $1,000 during the year ended December 31, 2021. The milestone payments are capitalized in other long-term assets in the accompanying consolidated balance sheets and amortized on a straight-line basis to cost of product revenue over the estimated useful life of five years.
The BeHealth Agreement continues in force until the expiration of all milestone and royalty payment obligations, unless terminated earlier in accordance with its terms. The Company could be obligated to make payments of up to an additional $26,000 in the aggregate upon achievement of various commercial milestones and a mid-to-high-single-digit royalty on net sales.
Pear Therapeutics, Inc. | Form 10-Q |Page 18

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
The Company pays royalties based on net revenues of the sales of Somryst to BeHealth and the University of Virginia Patent Foundation, or UVPF. The Company recorded de minimis royalties to BeHealth and UVPF for the three and nine months ended September 30, 2022 and 2021.
Guarantees and Indemnifications
As permitted under Delaware law, the Company indemnifies its officers, directors and employees for certain events or occurrences that happen by reason of the relationship with, or position held at, the Company. In addition, the indemnification agreements entered into with our former board members, Messrs. Schwab and Lynch, also provide certain indemnification rights to the entities with which they are affiliated. The Company maintains director and officer liability insurance coverage that would generally enable it to recover a portion of any future amounts paid. The Company may also be subject to indemnification obligations by law with respect to the actions of its employees under certain circumstances and in certain jurisdictions. Further, the Company is a party to a variety of agreements in the ordinary course of business under which it may be obligated to indemnify third parties with respect to certain matters. For the three and nine months ended September 30, 2022 and 2021, the Company had not experienced any losses related to these indemnification obligations, and no claims were outstanding as of September 30, 2022. The Company does not expect significant claims related to these indemnification obligations and consequently concluded that the fair value of these obligations is negligible and no related accruals were recorded.
Purchase Commitment
On June 17, 2021, and later amended on August 3, 2021, the Company entered into a non-cancelable purchase obligation for a subscription to the Palantir Foundry cloud platform, including support services, updates, and related professional services with Palantir for $9,300 payable over three years, continuing through September 30, 2024. Through September 30, 2022, the Company recorded $2,983 under the terms of the agreement, $2,321 of which is included in prepaid expenses on the consolidated balance sheet as of September 30, 2022.
Assignment and License Agreement
In November 2021, the Company and Waypoint Health Innovations, LLC (“Waypoint”) entered into an Assignment Agreement and Intellectual Property License Agreement (collectively, the “Waypoint Agreement”). The Waypoint Agreement closed in December 2021, under which the Company obtained software, documentation, and other intellectual property rights relating to the therapeutic treatment of depression. At the same time, the Company entered into a consulting agreement with the Chief Executive Officer of Waypoint to provide certain services to Pear to be charged on a time-and-materials basis. The Company made an upfront payment of $1,350, and is required to make annual payments starting in the second half of 2022 of $250 per year through 2026 or until a commercial milestone payment is made under the agreement. The upfront payment and the net present value of the annual payments of $1,011 were capitalized and recorded as an intangible asset in consolidated balance sheet at closing, and are being amortized over five years. The net present value of the annual payments was recognized as a seller financing liability, and classified within accrued expenses and other current liabilities and other long-term liabilities on the balance sheet.
The Company will be obligated to pay mid-single digit royalties on net revenues of any commercialized products that incorporate the assets obtained under the Waypoint Agreement. Additionally, the Company could be obligated to make payments of up to an additional $2,500 in the aggregate upon achievement of certain regulatory and commercial milestones. Through September 30, 2022, no royalties have been paid to Waypoint.
Legal Proceedings
The Company is also involved from time to time in various legal proceedings arising in the normal course of business. Although the outcomes of potential legal proceedings are inherently difficult to predict, the Company does not expect the resolution of these occasional legal proceedings to have a material adverse effect on its financial position, results of operations, or cash flow.
Pear Therapeutics, Inc. | Form 10-Q |Page 19

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
10.    REVENUE AND CONTRACT BALANCES
Contract Balances
We enter into agreements with health care providers and payors, and state and local governments, to provide prescriptions which provide for volume-based discounts and other discounts, and in certain circumstances, value-based rebates (“Access Agreements”). We also enter into arrangements with health care providers and payors that provide for government-mandated and/or privately negotiated rebates and discounts with respect to the purchase of our products. A portion of the product revenue is recognized when the products are made available to the customer (via Access Agreements) or when a prescription is fulfilled (via third party reimbursement), and the portion of the product revenue related to the clinician’s access to our proprietary clinician dashboard is deferred and recognized ratably over the remaining term of the contract (if purchased via an Access Agreement) or the prescription duration (if purchased via third party reimbursement).
The timing of revenue recognition, invoicing, and cash collections results in billed accounts receivable and unbilled receivables (contract assets) and deferred revenue (contract liabilities). We invoice our Access Agreement customers in accordance with agreed-upon contractual terms, typically at the beginning of the agreement, or at periodic intervals throughout the contract term. Invoicing may occur subsequent to revenue recognition, resulting in unbilled receivables, or in advance of services being provided, resulting in deferred revenue. Deferred revenue that will be recognized during the twelve-month period from the balance sheet date is recorded as current deferred revenue and the remaining portion is recorded as non-current deferred revenue, which is included in Other long-term liabilities in the accompanying consolidated balance sheets. The following table summarizes the balances of our contract assets and liabilities:

	September 30, 2022	December 31, 2021
Contract assets
Accounts receivables	$389	$555
Unbilled receivables	6,794	1,239
Contract liabilities
Deferred revenue - current	482	421
Deferred revenue - non-current	22	22

During the nine months ended September 30, 2022, the Company recognized revenue of approximately $379 that was included in deferred revenue at December 31, 2021.
Collaboration Arrangements
On March 15, 2022, the Company entered into a proof of concept agreement with SoftBank Corp., an entity under common control with SVF II Cobbler (DE) LLC, a greater than 5% shareholder of the Company, to develop a Japanese-language digital therapeutic for the treatment of sleep/wake disorders for the Japanese market. Total anticipated revenue from this agreement is between $600 and $750, and the Company anticipates fulfilling its performance obligations by the end of 2022. The Company began performing under this agreement in April 2022, and recognized approximately $361 and $615 of collaboration revenue during the three and nine months ended September 30, 2022, respectively.
11.    CAPITAL STOCK
The Company’s authorized capital stock consists of (a) 690,000,000 shares of common stock, par value $0.0001 per share; and (b) 10,000,000 shares of preferred stock, par value $0.0001 per share. As of September 30, 2022, there were 139,248,512 shares of Class A common stock issued and outstanding and 14,213,267 Warrants to purchase the Company’s Class A common stock outstanding. As of September 30, 2022, there were no shares of preferred stock issued or outstanding.
Pear Therapeutics, Inc. | Form 10-Q |Page 20

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
12. STOCK-BASED COMPENSATION AND BENEFIT PLANS
The Company incurred stock-based compensation expenses of $3,563 and $9,850 for the three and nine months ended September 30, 2022, respectively, and $930 and $1,965 for the three and nine months ended September 30, 2021, respectively.
Stock Incentive Plans
On December 20, 2013, Legacy Pear’s board of directors adopted the 2013 Stock Incentive Plan, or the 2013 Plan, which provided for the grant of stock options, both incentive stock options and nonqualified stock options and restricted stock, to be granted to officers, directors, consultants, and service providers. As last amended and approved by the board of directors on November 3, 2020, the Company was permitted to grant up to 16,727,451 incentive awards under the 2013 Plan.
In connection with the closing of the Business Combination, the Company adopted the 2021 Stock Option and Incentive Plan (the “2021 Plan”) a shareholder-approved plan that provides for broad-based equity grants to employees and certain non-employees, including executive officers and permits the granting of restricted stock units (“RSUs”), stock grants, performance based awards, stock options and stock appreciation rights, as well as cash bonus awards.
All stock-based awards are measured based on the grant date fair value and are generally recognized on a straight-line basis in the Company’s consolidated statement of operations and comprehensive income (loss) over the period during which the employee is required to perform services in exchange for the award (generally requiring a four-year vesting period). RSUs granted under the 2021 Plan generally vest over three years, based on continued employment, and are settled upon vesting in shares of the Company’s Class A common stock on a one-for-one basis.
As of September 30, 2022, a total of 38,891,801 shares of Class A common stock are reserved under the 2021 Plan, including a total of 32,000,000 shares initially reserved for issuance under the 2021 Plan. The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, beginning on January 1, 2022 and ending in 2031, by 5% of the outstanding number of Class A common stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator (the Company’s board of directors or compensation committee).
During the nine months ended September 30, 2022 and 2021, the Company granted stock options to purchase 1,016,918 and 6,000,898 shares of common stock with aggregate grant date fair values of $2,536 and $12,075, respectively.
Common Stock Options
The combined stock option activity for the nine months ended September 30, 2022, is as follows:

	Stock Options	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Life (years)	Aggregate Intrinsic Value
Outstanding at December 31, 2021	19,381,975	$3.02	8.16
Granted	1,016,918	$4.14
Exercised	(1,412,474)	$0.84
Canceled and forfeited	(2,194,341)	$4.88
Outstanding at September 30, 2022	16,792,078	$3.03	7.54	$11,532
Exercisable at September 30, 2022	9,254,564	$1.63	6.65	$9,019
Pear Therapeutics, Inc. | Form 10-Q |Page 21

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
There were no stock options granted during the three months ended September 30, 2022. The fair value of stock options that vested during the nine months ended September 30, 2022, was $6,050.
As of September 30, 2022, the total unrecognized compensation costs related to non-vested stock options were approximately $19,151 and are expected to be recognized over a weighted average period of 2.71 years.
Restricted Stock Units
RSUs generally vest in equal annual installments over a three year period. The grant-date fair value of the RSUs is recognized as expense on a straight-line basis over the requisite service period, which is generally the vesting period. The Company determines the fair value of RSUs based on the closing price of its common stock on the date of the grant.
RSU activity is as follows:

	Number of Shares	Weighted Average Fair Value
Outstanding as of December 31, 2021	—	—
Granted	6,341,788	$3.26
Forfeited and canceled	(550,480)	4.06
Outstanding as of September 30, 2022	5,791,308	$3.19
As of September 30, 2022, there was $14,684 of unrecognized compensation cost related to time-based RSUs which is expected to be recognized over a weighted-average period of 2.28 years.
Employee Stock Purchase Plan
In connection with the closing of the Business Combination, the Company adopted the 2021 Employee Stock Purchase Plan (the “2021 ESPP”). The 2021 ESPP is a shareholder-approved plan under which substantially all employees may voluntarily enroll to purchase the Company’s Class A common stock through payroll deductions at a price equal to 85% of the lower of the fair market values of the stock as of the beginning or the end of six-month offering periods. An employee’s payroll deductions under the 2021 ESPP are limited to 15% of the employee’s compensation and employees may not purchase more than $25,000 of stock during any calendar year.
As of September 30, 2022, a total of 5,400,000 shares of our Class A common stock are available for issuance under the 2021 ESPP, including 1,800,000 shares initially reserved under the 2021 ESPP. The number of Class A common stock available for issuance under the 2021 ESPP will automatically increase each January 1 of each calendar year beginning on January 1, 2022, and ending in 2031, by the lesser of 3,600,000 shares of the Company’s Class A common stock, 5% of the outstanding number of shares of Class A common stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator. As of September 30, 2022, no shares have been issued under the 2021 ESPP.
Stock Compensation Expense
The Black-Scholes option pricing model is used to estimate the fair value of the stock options and rights to acquire stock granted under the 2021 ESPP Plan. The weighted-average estimated fair values of the rights to acquire stock under the 2021 ESPP, as well as the weighted-average assumptions used in calculating the fair values the rights to
Pear Therapeutics, Inc. | Form 10-Q |Page 22

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
acquire stock under the 2021 ESPP during the three and nine months ended September 30, 2022, and 2021 were as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
Stock Options	2022	2021	2022	2021
Risk-free interest rate	n/a	0.87%	1.86%	0.84%
Expected volatility	n/a	71.33%	65.69%	70.89%
Expected term (years)	n/a	5.76-6.11	5.42-6.57	5.67-6.7
Expected dividend yield	n/a	—%	—%	—%
Fair value at grant date	n/a	$4.36	$2.49	$2.01

2021 ESPP
Risk-free interest rate	1.68%	n/a	1.68%	n/a
Expected term (in years)	0.50	n/a	0.50	n/a
Expected volatility	65.69%	n/a	65.69%	n/a
Fair value at grant date	$1.57	n/a	$1.57	n/a
There were no options granted during the three months ended September 30, 2022.
The Company has classified stock-based compensation in its consolidated statements of operations and comprehensive loss as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of product revenue	$64	$66	$314	$79
Research and development	1,263	333	3,862	711
Selling, general, and administrative	2,236	531	5,674	1,175
Total stock-based compensation expense	$3,563	$930	$9,850	$1,965
13. INCOME TAXES
During the three and nine months ended September 30, 2022 and 2021, the Company recorded a full valuation allowance on federal and state deferred tax assets since management does not forecast the Company to be in a taxable position in the near future.
14. NET LOSS PER SHARE
Potentially dilutive securities have been excluded from the computation of diluted net loss per share as their effects would be anti-dilutive. For periods in which the Company reports a net loss attributable to common stockholders, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders is the same. The Company excluded the following potential common shares, presented based on amounts outstanding at period end, from the computation of
Pear Therapeutics, Inc. | Form 10-Q |Page 23

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
diluted net loss per share attributable to common stockholders because including them would have had an anti-dilutive effect:

	Three and Nine Months Ended September 30, 2022	Three and Nine Months Ended September 30, 2021
Outstanding common stock options	16,792,078	16,219,132
Unvested restricted stock units	5,791,308	—
Warrants to purchase Legacy Pear common stock	—	1,126,705
Private placement warrants to purchase common stock	5,013,333	—
Public warrants to purchase common stock	9,199,934	—
Earn-Out Shares	12,395,625	—
Total	49,192,278	17,345,837
The following table summarizes the computation of basic and diluted net loss per share attributable to common stockholders of the Company for the three and nine months ended September 30, 2022 and 2021:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Numerator:
Net loss attributable to common shareholders	$(30,723)	$(31,298)	$(49,120)	$(83,892)
Denominator:
Weighted-average common shares outstanding for basic net loss per share (1)	138,956,879	112,236,267	138,369,788	110,960,112
Basic and diluted net loss per share attributable to common stockholders (1)	$(0.22)	$(0.28)	$(0.35)	$(0.76)
(1)     The weighted-average common shares and thus the net loss per share calculations and potentially dilutive security amounts for all periods prior to the Business Combination have been retrospectively adjusted to the equivalent number of shares outstanding immediately after the Business Combination to effect the reverse recapitalization. Historically reported weighted average shares outstanding have been multiplied by the exchange ratio of approximately 1.47. See Note 3 for further information.
15. RESTRUCTURING CHARGES
On July 25, 2022, the Company announced a restructuring of its operations and a reduction in workforce due to the macroeconomic environment. As a result of the restructuring, the Company incurred a restructuring charge of $900 associated primarily with severance and health insurance expenses related to 25 full-time employees, representing approximately 9% of full-time employee base at the time of the restructuring. The costs associated with the restructuring were recorded in the quarter ended September 30, 2022. The restructuring reduced the Company’s costs related to its pipeline candidates, discovery programs, business development, and the Company's dual platform in order to prioritize certain of its commercial efforts, and the Company will continue to reduce costs in each of these areas.
On November 14, 2022, the Company announced a second reduction in workforce further reducing our headcount by approximately 59 employees, or approximately 22% of our full-time employees as of September 30, 2022. As a result of the reduction in workforce, the Company expects to incur a charge of approximately $2,600 associated primarily with severance, employee benefits and related costs. In addition, the Company expects to record a stock-based compensation charge and corresponding payroll tax expense related to equity compensation for employees impacted by the reduction in workforce. The Company expects to record substantially all costs related to the second reduction in workforce during the quarter ended December 31, 2022 when we expect the second reduction in workforce will be substantially complete. However, the required agreements that will be executed by the
Pear Therapeutics, Inc. | Form 10-Q |Page 24

Pear Therapeutics, Inc.
NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(dollars in thousands, except per share amounts)
departing employees are subject to local law and consultation requirements, which could extend the process into the first quarter of 2023. Further, the charges the Company expects to incur are subject to assumptions, and actual charges may differ from the estimate disclosed above.
16. SUBSEQUENT EVENT
We have evaluated events and transactions occurring after the balance sheet date through the date of our consolidated financial statements were issued and concluded that there were no events or transactions occurring during this period that required recognition or disclosure in our consolidated financial statements, except for matters described in Note 15 related to the November 2022 workforce reduction.
* * * * * *
Pear Therapeutics, Inc. | Form 10-Q |Page 25

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
This Quarterly Report on Form 10-Q contains forward-looking statements based upon current expectations that involve risks and uncertainties. Pear’s actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth in the “Risk Factors” section included in Part II, Item 1A of this Form 10-Q. All references to years, unless otherwise noted, refer to our fiscal years, which end on December 31. For purposes of this section, all references to “we,” “us,” “our,” “Pear,” or the “Company” refer to Pear Therapeutics, Inc. and its consolidated subsidiaries.
The following discussion and analysis should also be read in conjunction with the accompanying consolidated financial statements included in Part I, Item 1 of this Form 10-Q. This Item 2 generally discusses 2022 and 2021 financial condition and results of operations and year-to-year comparisons between 2022 and 2021.
Overview
Pear is a commercial-stage healthcare company pioneering a new class of medicine, referred to as PDTs, which use software to treat disease. Our vision is to advance healthcare through the widespread use of PDTs.
Two of our FDA-authorized PDTs are for the treatment of addiction. Our first product, reSET, is indicated for the treatment of substance use disorder (“SUD”) as a monotherapy. Our second product, reSET-O, is indicated for the treatment of opioid use disorder (“OUD”) in combination with buprenorphine.
Our third product, Somryst, is indicated for the treatment of chronic insomnia.
Operating Segments
We operate our business in a single segment and as one reporting unit, which is how our chief operating decision maker (who is our president and chief executive officer) reviews financial performance and allocates resources.
Factors Affecting Our Performance and Results of Operations
We believe that our performance and future success depend on many factors that present significant opportunities for us, but also pose risks and challenges, including those discussed more fully under the heading “Risk Factors” in Part II, Item 1A of this Form 10-Q.
Key Business Metrics
We monitor the key non-financial operating performance metrics to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions. The metrics include the following:
A.Total Prescriptions in a given period is (a) the imputed number of prescriptions based on revenue recognized under Access Agreements, plus (b) the number of prescriptions written which are not imputed under Access Agreements.
B.Fulfillment Rate in a given period is (a) the number of prescriptions for which either a patient commences therapy or there is a contractual payment obligation and revenue has been recognized divided by (b) Total Prescriptions. (Total Prescriptions times Fulfillment Rate equals Fulfilled Prescriptions.)
C.Payment Rate in a given period is (a) the number of prescriptions for which the company receives payment divided by (b) Fulfilled Prescriptions. (Fulfilled Prescriptions times Payment Rate equals Paid Prescriptions.)
D.Average Selling Price, or ASP, in a given period is the average price received by the Company per script for which the Company receives payment.
Pear Therapeutics, Inc. | Form 10-Q |Page 26

Key Performance Operating Metric	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Total Prescriptions	11,400+	31,000+
Fulfillment Rate	60%	58%
Payment Rate	49%	48%
Average Selling Price (ASP)	$1,345	$1,333
Product Revenue
We generate product revenue from the sale of our three FDA-authorized PDTs: reSET, reSET-O, and Somryst. We began our efforts to self-commercialize reSET and reSET-O in Q4 2019 and Somryst in Q4 2020. Sales of our existing products are expected to reduce our net operating losses over time, but we cannot predict when we will achieve profitability.
We enter into agreements with health care providers and payors, and state and local governments, to provide prescriptions which provide for volume-based discounts and other discounts, and in certain circumstances, value-based rebates (“Access Agreements”). We also enter into arrangements with health care providers and payors that provide for government-mandated and/or privately negotiated rebates and discounts with respect to the purchase of our products. A portion of the product revenue is recognized when the products are made available to the customer (via Access Agreements) or when a prescription is fulfilled (via third party reimbursement), and the portion of the product revenue related to the clinician’s access to our proprietary clinician dashboard is deferred and recognized ratably over the remaining term of the contract (if purchased via an Access Agreement) or the prescription duration (if purchased via third party reimbursement).
Product revenue from our existing three FDA-authorized PDTs, as well as potential future product candidates, is and will be impacted by the many factors, including the following variables: patient and clinician adoption of PDTs, pricing, reimbursement, contingency management, and product mix.
Patient and Clinician Adoption of PDTs — To continue to grow our business, we will need to execute on our current business strategy of achieving and maintaining broad market acceptance of our PDTs by patients and physicians. Market acceptance and adoption of our PDTs depends on educating patients, self-insured employers, commercial and government payors, health plans and physicians, and other government entities, as to the distinct features, therapeutic benefits, cost savings, and other advantages of our PDTs as compared to competitive products or other currently available treatment options.
Pricing — In the future, assuming that we have sufficient operating capital, we expect to grow the number of commercially available PDTs in our product portfolio, offering a broad range of PDTs spanning multiple price points. PDTs may be subject to competition which may impact our pricing. In addition, our products may be subject to legislative prescription-pricing practices. Further, we continue to collect additional data to enhance product performance and bolster health economics and outcomes research (“HEOR”) and associated cost savings for payors. Our average selling price could decline over time as we engage in larger volume transactions that extend over multiple years and provide for larger volume discounts.
Reimbursement — Our payor strategy focuses across all major payor channels, including employers, Integrated Delivery Networks (“IDNs”), pharmacy benefit managers (“PBMs”), commercial payors, and government payors, including Medicaid and Medicare. We expect to increase our number of payors, and the pricing for such payors may vary as net prices for our products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and can be subject to customary discounts and rebates. In addition, some of our products may be subject to certain customer incentive programs. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to achieve profitability. In the future, as our market access team educates payors on the clinical attributes of our products, we expect our products to secure favorable coverage policies and to maximize the covered lives that have reimbursement for our products.
Pear Therapeutics, Inc. | Form 10-Q |Page 27

Contingency Management — Costs related to clinically-validated rewards patients earn as they complete treatment goals within our reSET and reSET-O PDTs are recorded as contra revenue.
Product Mix — Sales of certain products have, or are expected to have, higher gross margins than others. As a result, our financial performance depends, in part, on the mix of products we sell during a given period.
Cost of Product Revenue
Cost of product revenue consists primarily of costs that are closely correlated or directly related to the delivery of our products, including pharmacy costs, royalties paid under license agreements related to our commercialized products, amortization of milestone payments capitalized related to commercialized products, hosting costs, and personnel-related costs, including salaries and bonuses, employee benefits, and stock-based compensation attributable to employees in a particular function and associated with our implementation services. We expect the cost of product revenue to increase as we further commercialize our products and increase the volume of prescriptions filled. However, we expect our cost of product revenue to decrease as a percentage of total revenue over the longer-term subject to the expected revenue growth.
Research and Development Expenses
As of September 30, 2022, we have multiple product candidates in our pipeline. As of July 25, 2022, we paused most investment in our pipeline in order to conserve cash, and we expect our R&D expenses will decrease during the second half of 2022 and into 2023. In addition, we anticipate that our personnel costs will decline as result of the reductions in workforce that occurred in July and November 2022.
R&D expenses consist of costs incurred in performing R&D activities, which include:
•expenses incurred in connection with the development of our pipeline of PDTs;
•expenses incurred to enhance our products;
•costs in connection with third-party licensing agreements, including development and regulatory milestones;
•personnel-related expenses, including salaries, bonuses, benefits, and stock-based compensation for employees engaged in R&D functions;
•cost of clinical trials;
•expenses incurred in connection with the discovery and development of our PDTs, including under agreements with third parties, such as consultants;
•expenses incurred under agreements with consultants who supplement our internal capabilities, including software development;
•facilities, depreciation, and other expenses, which include direct and allocated expenses, such as rent and maintenance of facilities, insurance, and other operating costs for space and costs directly related to R&D functions; and
•capitalization of certain software development costs attributable to the development of our data foundry during the application development stage of the project and amortization of the costs to research and development upon completion over the expected life of the software.
Each of our product candidates has technical, clinical, regulatory, and commercial risk, including those discussed more fully under the heading “Risk Factors” in Part II, Item 1A of this Form 10-Q.
We expense R&D costs as incurred and do not track the costs at a project level. Advance payments made for goods or services to be received in the future for use in R&D activities are recorded as prepaid expenses. The prepaid
Pear Therapeutics, Inc. | Form 10-Q |Page 28

amounts are expensed as the benefits are consumed. In the early phases of development, our R&D costs are often devoted to product platform and proof-of-concept studies that are not necessarily allocable to a specific product.
Selling, General, and Administrative Expenses
Selling, general, and administrative, or SG&A, expenses consist primarily of compensation for personnel, including stock-based compensation related to commercial, marketing, executive, finance and accounting, information technology, corporate and business development, and human resource functions. Other SG&A expenses include marketing initiatives, market research and analysis, conferences and trade shows, travel expenses, professional services fees (including legal, patent, accounting, audit, tax, and consulting fees), insurance costs, amortization of internal-use software, general corporate expenses, and allocated facilities-related expenses, including rent and maintenance of facilities.
We expect SG&A expenses to decrease as we reduce spending primarily on personnel-related expenses and certain commercial efforts in connection with our restructuring activities, including the reductions in workforce that occurred in July and November 2022.
Interest and other income (expense), net
Interest expense includes interest due under our Credit Agreement with Perceptive Credit Holdings III, LP, as administrative agent for the lenders, which we refer to as the Perceptive Credit Facility, and accretion of the debt discount on the Perceptive Credit Facility as well as the change in the fair value of our derivative liabilities and earn-out liabilities that occurred during the period. We expect interest expense to increase as London Interbank Offered Rate (“LIBOR”) increases. In addition, it includes the accretion of the interest of the seller financing in connection with the Waypoint asset acquired in November 2021. See Note 9 in the accompanying notes to the consolidated financial statements included in Part I, Item 1 of this Form 10-Q for further information.
Interest income consists of interest earned on cash balances held in interest-bearing accounts. We expect our interest income will fluctuate based on rising interest rates, our cash balances on hand, the timing and ability to raise additional funds as well as the amount of expenditures for our commercial products and R&D for our product candidates and ongoing business operations.
Financial Highlights
Year-over-year product revenue grew by approximately 264% to $9.3 million from $2.6 million primarily due to an increase in sales of reSET and reSET-O under access agreements.
We incurred net losses of $49.1 million and $83.9 million for the nine months ended September 30, 2022 and 2021, respectively, representing a period-over-period decrease of $34.8 million or 41.4%. This decrease was primarily due to a change in the fair value of the earn-out liabilities of $41.0 million for the nine months ended September 30, 2022; a gain related to the change in fair value of the Public Warrants and the Private Placement Warrants of $6.1 million for the nine months ended September 30, 2022, compared to a $7.3 million loss for the nine months ended September 30, 2021, related to the Legacy Pear warrants; and a $7.2 million increase in total revenue period over period. These increases were partially offset by a $24.5 million increase in personnel-related expenses, primarily related to new hires as we expanded from an average of 213 employees for the nine months ended September 30, 2021, to an average of 293 employees for the nine months ended September 30, 2022. As of September 30, 2022, we had approximately 260 full-time employees. We had a $4.6 million increase in costs related to being a public company period over period, primarily related to our directors and officers insurance. To date, we have funded our operations primarily with proceeds from sales of Legacy Pear’s convertible preferred stock, proceeds as a result of the Business Combination, payments received in connection with collaboration and license agreements, product sales, and proceeds from borrowings under various credit facilities. Since our inception, we have received gross cash proceeds of $175.3 million as a result of the Business Combination (see Note 3 in the accompanying notes to the consolidated financial statements included in Part I, Item 1 of this Form 10-Q), and gross cash proceeds of $268.2 million from sales of our Legacy Pear’s convertible preferred stock; we currently have $30.0 million of debt outstanding under the Perceptive Credit Facility.
Pear Therapeutics, Inc. | Form 10-Q |Page 29

Recent Events
Restructuring and Reductions in Workforce
On July 25, 2022, the Company restructured its operations to narrow its near-term business focus and reduce its workforce due to the macroeconomic environment. As a result of the restructuring, the Company incurred a charge of $0.9 million primarily associated with the severance and health insurance expenses related to 25 full-time employees, representing approximately 9% of the the full-time employee at the time of the restructuring and reduction in workforce. The restructuring reduced the Company’s cost of the pipeline candidates, discovery programs, business development, and the Company's dual platform in order to prioritize certain of its commercial efforts and will continue to reduce costs in each of these areas. The direct costs associated with the restructuring and reduction in workforce were recorded in the quarter ended September 30, 2022.
As of July 25, 2022, in connection with this restructuring, we paused most investment in our pipeline which is discussed in detail in Part I, Item 1 of our Form 10-K filed with the Securities and Exchange Commission on March 29, 2022.
On November 14, 2022, we announced a second reduction in workforce further reducing our headcount by approximately 59 employees, or approximately 22% of our full-time employees as of September 30, 2022, due to the worsening macroeconomic environment. The Company currently estimates it will incur cash charges of approximately $2.6 million in connection with the second reduction in workforce, related to severance payments, employee benefits and related costs, primarily in the fourth quarter of 2022, when it anticipates that the reduction in workforce will be substantially complete. In addition, the Company expects to record a stock-based compensation charge of between $0.3 million and $0.9 million and corresponding payroll tax expense related to modifications of equity awards for employees impacted by the reduction in workforce, subject to local law and consultation requirements, which could extend the process into the first quarter of 2023. The Company's estimate of the stock-based compensation charge and the corresponding payroll tax expense related to equity compensation for employees is subject to several assumptions, including the future price of the Company's stock at the time of the award modifications. Further, the charges the Company expects to incur are subject to assumptions, and actual charges may differ from the estimate disclosed above. In the aggregate, over the next twelve months, the reduction in force is expected to result in approximately $10.7 million in cash operating expense savings related to foregone salaries and benefits. Each affected employee’s eligibility for severance benefits is contingent upon such employee’s execution of a separation agreement, which includes a general release of claims against the Company.
We expect the July and November 2022 restructuring activities will save an aggregate of approximately $14.7 million in compensation, benefits, and related payroll taxes during the year ending December 31, 2023.
Business Combination
On December 3, 2021, (the “Closing Date”) we consummated a business combination, pursuant to the terms of the Business Combination Agreement dated June 21, 2021. Upon the consummation of the Business Combination, Oz Merger Sub, a newly formed subsidiary of THMA, merged with and into Pear, with Pear surviving. THMA was renamed Pear Therapeutics, Inc. (“Pear”) and Pear Therapeutics, Inc. was renamed Pear Therapeutics (US), Inc. (“Legacy Pear”). Legacy Pear is deemed the accounting predecessor and the post-company successor US Securities and Exchange Commission (“SEC”) registrant, which means Legacy Pear financial statements for previous periods will be disclosed in this Form 10-Q. Future period reports filed with the SEC will include Pear Therapeutics, Inc. and its subsidiaries.
The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, THMA was treated as the acquired company for financial statement reporting purposes. The most significant change in the post-combination company’s reported financial position and results was an increase in cash of $175.0 million. We paid $32.8 million in transaction costs relating to the business combination. We recorded a liability related to the Public Warrants and the Private Placement Warrants of $16.5 million and $95.4 million related to the earn-out shares that holders of Legacy Pear common stock and Legacy Pear convertible preferred
Pear Therapeutics, Inc. | Form 10-Q |Page 30

stock prior on the Closing Date who received the contingent right to receive up to 12,395,625 additional shares of Class A common stock (the “Earn-Out Shares”) upon the achievement of certain earn-out targets.
As a consequence of the Business Combination, we became the successor to an SEC-registered and Nasdaq-listed company, and we have hired additional personnel and implemented procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees, and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees over those as a private company.
Economic Conditions (Impact of COVID-19)
In March 2020, the World Health Organization declared the global outbreak of COVID-19 to be a pandemic. The pandemic has significantly impacted the economic conditions in the US, as federal, state and local governments react to the public health crisis, creating significant uncertainties in the US economy. The downstream impact of various lockdown orders and related economic pullback affect our business and our customers to varying degrees. Although conditions have improved in the US in recent months, on October 13, 2022, the US Secretary of Health and Human Services extended the COVID-19 public health emergency declaration through at least January 11, 2023. We continue to closely monitor the impact of COVID-19 on all aspects of our business, including how it is impacting our customers, patients, employees, suppliers, vendors, and business partners. We are unable to predict the specific impact that COVID-19 may have on our business, financial position, and operations moving forward due to the numerous uncertainties. Any estimates made herein may change as new events occur and additional information is obtained, and actual results could differ materially from any estimates made herein under different assumptions or conditions.

For further details see the information under the heading “Risk Factors” in Part II, Item 1A in this Form 10-Q. We are unable to predict the full impact that the COVID-19 pandemic will have on our future results of operations, liquidity, and financial condition due to numerous uncertainties, including the duration of the pandemic and the actions that may be taken by government authorities across the US. The COVID-19 pandemic has also affected global access to capital and caused significant volatility in financial markets. Significant deterioration of the US and global economies or rapid increases in inflation could have an adverse impact on our future liquidity needs. As a result of the COVID -19 pandemic, we shifted our workforce to a hybrid model in which employees in one of our three offices work both remotely and onsite, and we anticipate we will continue to use this model going forward. In addition, our workforce has deep domain knowledge across a range of healthcare, technology, and general business, which was partially achieved by having certain of our employees working remotely across the US. Pear will continue to monitor the performance of its business and assess the impacts of COVID-19.
Impact of Inflation
We are experiencing rising costs for certain inflation-sensitive operating expenses such as labor and certain service providers that are heavily dependent on labor. We do not believe these impacts were material to net income during the nine months ended September 30, 2022 or will be going forward. However, significant sustained inflation driven by the macroeconomic environment or other factors could negatively impact our margins, profitability, and results of operations in future periods.
Pear Therapeutics, Inc. | Form 10-Q |Page 31

Results of Operations
The tables and discussion below present the results for the periods indicated:

	Three Months Ended September 30,		Change
(in thousands, except percentages)	2022	2021	$	%
Revenues
Product revenue	$3,528	$1,203	$2,325	193%
Collaboration and license revenue	555	108	447	414%
Total revenues	4,083	1,311	2,772	211%
Cost and operating expenses:
Cost of product revenue	2,555	2,120	435	21%
Research and development	10,390	9,576	814	9%
Selling, general, and administrative	17,767	17,966	(199)	(1)%
Total cost and operating expenses	30,712	29,662	1,050	4%
Loss from operations	(26,629)	(28,351)	1,722	(6)%
Other expenses:
Interest and other expenses, net	(647)	(1,042)	395	(38)%
Change in estimated fair value of earn-out liability	(2,829)	—	(2,829)	*
Change in estimated fair value of warrant liabilities	(618)	(1,905)	1,287	(68)%
Total other expense	(4,094)	(2,947)	(1,147)	39%
Net loss	$(30,723)	$(31,298)	$575	(2)%
__________________
* Percentage change not meaningful.
Product revenue—Product revenue for the three months ended September 30, 2022 was $3.5 million, compared to $1.2 million for the three months ended September 30, 2021. The increase of $2.3 million was primarily driven by increased sales of reSET and reSET-O under Access Agreements.
Collaboration and license revenue—Collaboration and license revenue for the three months ended September 30, 2022 was $0.6 million, compared to $0.1 million for the three months ended September 30, 2021 primarily due to the development work completed on a Japanese-language digital therapeutic for the treatment of sleep/wake disorders for the Japanese market in collaboration with SoftBank Corp. See Item 2, “Related Party Transactions” below for information regarding the related party nature of the agreement.
Cost of product revenue—Cost of product revenue for the three months ended September 30, 2022 was $2.6 million, compared to $2.1 million for the three months ended September 30, 2021. This increase was primarily due to implementation costs associated with our Access Agreements and minimum royalties related to licensing agreements for commercialized products, pharmacy, and hosting costs for our PDTs. Cost of product revenue represented 62.6% and 161.7% of total revenue for the three months ended September 30, 2022 and 2021, respectively. We expect cost of product revenue to decrease as a percentage of revenue as revenue increases.
Research and development—R&D expenses for the three months ended September 30, 2022 were $10.4 million, compared to $9.6 million for the three months ended September 30, 2021. The increase of $0.8 million was primarily due to an increase of $1.9 million of personnel-related costs as we expanded our average R&D staff from 104 for the three months ended September 30, 2021, to 124 for the three months ended September 30, 2022. We anticipate decreases in R&D costs compared to prior periods as a result of the restructuring, including the delay and cessation of certain pipeline activities and the reductions in workforce announced in July and November 2022.
Selling, general, and administrative—SG&A expenses for the three months ended September 30, 2022 were $17.8 million, compared to $18.0 million for the three months ended September 30, 2021. This decrease of $0.2 million
Pear Therapeutics, Inc. | Form 10-Q |Page 32

was primarily due to a $2.3 million decrease in marketing and advertising costs, a $1.7 million decrease in other operating costs, and a $0.4 million decrease in professional fees and reduced personnel costs resulting from the restructuring and reduction in workforce announced on July 25, 2022. These decreases were partially offset by the following increases:
•$2.8 million in personnel-related costs. While average headcount was consistent period over period, as a result of the severance payments made under the reduction in workforce announced in July 2022, compensation costs were higher for the three months ended September 30, 2022;
•$0.6 million of public company costs, primarily related to insurance for our directors and officers; and
•$0.4 million of depreciation and amortization expense, primarily related to amortization of software used in our patient support center.
We anticipate further decreases in the future in compensation and other operating costs compared to prior periods as a result of the restructuring and reductions in workforce announced in July and November 2022.
Interest and other (expense) income, net—Interest and other income (expense), net, was an expense of $0.6 million for the three months ended September 30, 2022, compared to an expense of $1.0 million for the three months ended September 30, 2021. This decrease is mainly the result of increased interest income on cash equivalents and short-term investments of $0.4 million during the three months ended September 30, 2022.
Change in fair value of earn-out liabilities—For the three months ended September 30, 2022 we recognized a $2.8 million loss as a result of the change in fair value of earn-out liabilities.
Change in fair value of warrant liabilities—We recognized a $1.9 million loss for the three months ended September 30, 2021 related to the Legacy Pear warrants, which were exercised in 2021 prior to the Business Combination. For the three months ended September 30, 2022, we recognized a loss of $0.6 million related to outstanding the Public Warrants and the Private Placement Warrants.
Pear Therapeutics, Inc. | Form 10-Q |Page 33

	Nine Months Ended September 30,		Change
(in thousands, except percentages)	2022	2021	$	%
Revenues
Product revenue	$9,274	$2,550	$6,724	264%
Collaboration and license revenue	855	338	517	153%
Total revenues	10,129	2,888	7,241	251%
Cost and operating expenses:
Cost of product revenue	6,437	3,585	2,852	80%
Research and development	36,370	24,943	11,427	46%
Selling, general, and administrative	61,512	45,811	15,701	34%
Total cost and operating expenses	104,319	74,339	29,980	40%
Loss from operations	(94,190)	(71,451)	(22,739)	32%
Other income (expenses):
Interest and other expenses, net	(2,006)	(3,086)	1,080	(35)%
Change in estimated fair value of earn-out liability	40,961	—	40,961	*
Change in estimated fair value of warrant liabilities	6,115	(7,302)	13,417	*
Loss on issuance of Legacy Pear convertible preferred stock	—	(2,053)	2,053	(100)%
Total other income (expense)	45,070	(12,441)	57,511	*
Net loss	$(49,120)	$(83,892)	$34,772	(41)%
__________________
* Percentage change not meaningful.
Product revenue—Product revenue for the nine months ended September 30, 2022, was $9.3 million, compared to $2.6 million for the nine months ended September 30, 2021. The increase of $6.7 million was primarily driven by increased sales of reSET and reSET-O under Access Agreements.
Collaboration and license revenue—Collaboration and license revenue for the nine months ended September 30, 2022 was $0.9 million, compared to $0.3 million for the nine months ended September 30, 2021 primarily due to the development work completed on a Japanese-language digital therapeutic for the treatment of sleep/wake disorders for the Japanese market in collaboration with SoftBank Corp. See Item 2, “Related Party Transactions” below for information regarding the related party nature of the agreement.
Cost of product revenue—Cost of product revenue for the nine months ended September 30, 2022, was $6.4 million, compared to $3.6 million for the nine months ended September 30, 2021. This increase of $2.9 million was primarily due to implementation costs associated with our Access Agreements and minimum royalties related to licensing agreements for commercialized products, pharmacy, and hosting costs for our PDTs. Cost of product revenue represented 63.6% and 124.1% of total revenue for the nine months ended September 30, 2022 and 2021, respectively. We expect cost of product revenue to decrease as a percentage of revenue as revenue increases.
Research and development—R&D expenses for the nine months ended September 30, 2022 were $36.4 million, compared to $24.9 million for the nine months ended September 30, 2021. The increase of $11.4 million was primarily due to an increase of $10.0 million of personnel-related costs as we continued shifting our software development work from external to internal resources, and coinciding with an increase in average R&D headcount from 93 for the nine months ended September 30, 2021, to 132 for the nine months ended September 30, 2022. We anticipate decreases in R&D costs compared to prior periods as a result of the restructuring and reductions in workforce announced in July and November of 2022.
Selling, general, and administrative—SG&A expenses were $61.5 million and $45.8 million for the nine months ended September 30, 2022 and 2021, respectively. The increase of $15.7 million was primarily due to:
Pear Therapeutics, Inc. | Form 10-Q |Page 34

•$11.8 million in personnel-related costs as a result of an increase in average headcount from 111 for the nine months ended September 30, 2021, to 139 for the nine months ended September 30, 2022, primarily in the commercial team as we expand our commercial footprint;
•$4.6 million of public company costs, including certain professional fees and insurance for our directors and officers;
•$0.7 million of travel costs associated with increased business activity and our growing customer base; and
•$1.3 million of depreciation and amortization expense, primarily related to amortization of software used in our patient support center.
These increases were offset by a decrease of $2.6 million in other operating expenses as a result of cost saving initiatives. We anticipate further decreases in employee related costs compared to prior periods as a result of the reductions in workforce, exclusive of the costs associated for the reduction in workforce that are expected to be included in the quarter ended December 31, 2022.
Interest and other (expense) income, net—Interest and other income (expense), net, for the nine months ended September 30, 2022 was an expense of $2.0 million compared to an expense of $3.1 million for the nine months ended September 30, 2021. This decrease is mainly the result of $0.7 million of interest income on cash equivalents and short-term investments and a $0.7 million gain from the change in the fair value of the embedded debt derivative recorded during nine months ended September 30, 2022.
Change in fair value of earn-out liabilities—For the nine months ended September 30, 2022, we recognized a $41.0 million gain as a result of the change in fair value of the earn-out liabilities.
Change in fair value of warrant liabilities—We recognized a $7.3 million loss for the nine months ended September 30, 2021 related to the Legacy Pear Warrants, which were exercised in 2021 prior to the Business Combination. For the nine months ended September 30, 2022, we recognized a gain of $6.1 million related to the Public Warrants and the Private Placement Warrants.
Loss on issuance of Legacy Pear convertible preferred stock—In February 2021, we issued shares of Legacy Pear Series D-1 Preferred Stock. The shares were recorded at their estimated fair market value on the date of issuance. In connection with the Legacy Pear Series D-1 Preferred Stock, we recorded a loss of $2.1 million for the nine months ended September 30, 2021, which represents the amount by which the estimated fair value of the shares exceeded the sale price, net of issuance costs.
Income tax—We did not incur income tax expenses for the nine months ended September 30, 2022 and 2021. Given our lack of prior earnings history, we have a full valuation allowance primarily related to our net operating loss and R&D credit carryforwards that we do not consider more likely than not to be realized.
Liquidity and Capital Resources
Since our inception, our primary sources of capital have been proceeds from sales of Legacy Pear convertible preferred stock, payments received in connection with collaboration agreements, proceeds from borrowings under various credit facilities, and the Business Combination. See Note 3 in the accompanying notes to the consolidated financial statements included in Part I, Item 1 of this Form 10-Q for further information.
We have three commercial products: reSET, reSET-O, and Somryst. The revenue from the sale of these products at the present time is not sufficient to cover the operating costs incurred. Our ability to achieve sufficient revenue to cover our costs is highly dependent on our PDTs achieving and maintaining broad market acceptance by patients and physicians and obtaining reimbursement from third-party payors. We have incurred recurring losses from inception and anticipate net losses and negative operating cash flows for the near future. For the nine months ended September 30, 2022 and 2021, we incurred net operating losses of $49.1 million and $83.9 million, respectively.
Pear Therapeutics, Inc. | Form 10-Q |Page 35

As of September 30, 2022 and December 31, 2021, we had an accumulated deficit of $297.1 million and $248.0 million, respectively. As of September 30, 2022 and December 31, 2021, we had outstanding debt of $27.5 million and $27.0 million, net of debt issuance costs, respectively. Our cash flows may fluctuate and are difficult to forecast and will depend on many factors. As of September 30, 2022 and December 31, 2021, we had cash and cash equivalents of $59.7 million and $169.6 million, respectively.
Our primary uses of capital are, and we expect will continue to be for the near future, funding operating activities. We have in the past and we expect in the future to capitalize labor costs related to the development of our internal-use software.
In the future, we will need to raise additional capital to pursue our growth strategy and support continuing operations. Until such time as we can generate significant revenue to fund operations, we expect to seek additional capital from the issuance of equity, debt, or other capital transactions. If sufficient funds on acceptable terms are not available when needed, we will be required to significantly reduce our operating expenses further by a significant amount. On July 25, 2022, we restructured our business operations to narrow our near-term business focus and decreased our workforce to reduce our operating expenses. We announced a further reduction in workforce on November 14, 2022. We may be unable to increase our revenue, raise additional funds, or enter into such other agreements or arrangements when needed on favorable terms, or at all. Despite our recent restructuring, if we fail to raise capital or enter into such agreements as and when needed, we may have to significantly delay, further scale back or discontinue the development and commercialization of more of our product candidates and other strategic initiatives. We are also subject to various covenants related to the Perceptive Credit Facility, and given the substantial doubt about our ability to continue as a going concern, there is a risk that we may not meet our covenants in the future. As of September 30, 2022 and December 31, 2021, we met our covenants, however we concluded that the above circumstances raise substantial doubt about our ability to continue as a going concern. See Note 7 in the accompanying notes to the consolidated financial statements included in Part I, Item 1 of this Form 10-Q for further information.
Cash and Cash Equivalents
As of September 30, 2022, we had $59.7 million of cash and cash equivalents. Our future capital requirements may vary from those currently planned and will depend on various factors, including the timing and extent of R&D spending and spending on other strategic business initiatives, including expanding our commercial operations.
Liquidity Risks
We expect to incur substantial additional expenditures in the near term to support our ongoing activities, including costs related to being a public company. We expect to continue to incur net losses for the foreseeable future. Our ability to fund our product development and clinical operations as well as commercialization of our product candidates will depend on the amount and timing of cash available to fund operations. Our future liquidity and capital funding requirements will depend on numerous factors, including:
•our revenue growth;
•the ability to obtain third-party payor reimbursement for our current products;
•the amount and timing of sales and other revenues from our product candidates, if approved, including the sales price and the availability of coverage and adequate third-party payor reimbursement;
•our commercial activities, including sales and marketing;
•our R&D efforts;
•the emergence and effect of competing or complementary products;
•the outcome, timing, and cost of meeting regulatory requirements established by the FDA, or comparable foreign regulatory authorities;
Pear Therapeutics, Inc. | Form 10-Q |Page 36

•the progress, timing, scope, and costs of our preclinical studies, clinical trials, potential future clinical trials, and other related activities;
•the costs of commercialization activities for any of our product candidates that receive marketing authorization, including the costs and timing of establishing product sales, marketing and hosting capabilities, or entering into strategic collaborations with third parties to leverage or access these capabilities;
•the cash requirements of developing our programs and our ability and willingness to finance their continued development;
•the cash requirements of any future discovery of product candidates;
•our ability to retain our current employees;
•the time and cost necessary to respond to technological and market developments, including other products that may compete with one or more of our product candidates;
•debt service requirements;
•the extent to which we acquire or invest in business, products, or technology;
•our ability to reduce or contain certain costs and expenses;
•the impact of the macroeconomic environment; and
•the impact of the COVID-19 pandemic.
A change in the outcome of any of these or other variables with respect to the development of any of our product candidates could significantly change the costs and timing associated with the sale of our products or the development of product candidates. Further, our operating plans may change in the future, and we may need additional funds to meet operational needs and capital requirements associated with such operating plans. See the information under the heading “Risk Factors” included in Part II, Item 1A this Form 10-Q for risks related to our financial condition.
Because of the numerous risks and uncertainties associated with the development and commercialization of our product candidates, we are unable to estimate the amounts of increased capital outlays and operating expenditures associated with our current and anticipated product development programs.
Funding Requirements
Please see the risks associated with our substantial capital requirements explained more fully under the heading “Risk Factors-We will need substantial additional funding, and if we are unable to raise capital when needed or on terms favorable to us, our business, financial condition, and results of operation could be materially and adversely affected” in Part II, Item 1A of this Form 10-Q.
Debt Financing and Covenants
Borrowings under our secured Perceptive Credit Facility were $30.0 million as of September 30, 2022 and December 31, 2021; these borrowings were used to extinguish the former SVB Term Loan and for general business purposes. The Perceptive Credit Facility matures in June 2025. We are required to pay a variable rate of interest based upon the one-month LIBOR rate plus 11.0%, subject to a LIBOR floor of 1.0%. As of September 30, 2022, the annual interest rate was 13.6%. The Company is required to make interest-only payments until May 31, 2024, after which point the Company will be required to make monthly payments of principal equal to 3.0% of the then outstanding principal until maturity on June 30, 2025.
The Perceptive Credit Facility is secured by substantially all of the assets of the Company, including our intellectual property. The Perceptive Credit Facility requires the Company to (i) maintain a minimum aggregate cash balance of $5.0 million in one or more controlled accounts, and (ii) as of the last day of each fiscal quarter commencing with
Pear Therapeutics, Inc. | Form 10-Q |Page 37

the fiscal quarter ending March 31, 2022, report revenues for the trailing 12-month period that exceed the amounts that range from $5.8 million for the fiscal quarter ending March 31, 2022, to $125.0 million for the fiscal quarter ending March 31, 2025. For the quarter ending December 31, 2022, the trailing 12-month period revenue requirement is $18 million. The Perceptive Credit Facility contains various affirmative and negative covenants that limit the Company’s ability to engage in specified types of transactions. The Company was in compliance with the covenants under the Perceptive Credit Agreement as of September 30, 2022.
See Note 7 in the accompanying notes to the consolidated financial statements included in Part I, Item 1 of this Form 10-Q for further information. In the future, we may seek to obtain other additional sources of financing, including incurring term debt or issuing equity or debt securities.
As of September 30, 2022 and December 31, 2021, we had $0.4 million in a letter of credit outstanding in connection with our leased property in San Francisco, California.
Contractual Obligations, Commitments, and Contingencies
We lease our headquarters in Boston, Massachusetts, under a non-cancelable operating lease with an expiration date of June 1, 2028. We also lease office space in San Francisco, California, under a non-cancelable operating lease that expires on July 31, 2025, and office space in Raleigh, North Carolina, under a non-cancelable operating lease that expires on May 31, 2026. See Note 8 in the accompanying notes to the consolidated financial statements included in Part I, Item 1 of this Form 10-Q for further information.
We enter into agreements in the normal course of business with various vendors, which are generally cancellable upon notice. Payments due upon cancellation consist only of payments for services provided or expenses incurred, including non-cancellable obligations of service providers, up to the date of cancellation.
In addition, under various licensing agreements to which we are a party, we are obligated to pay annual license maintenance fees and may be required to make milestone payments and to pay royalties and other amounts to third parties. The payment obligations under these agreements are contingent upon future events, such as our achievement of specified milestones or generating product revenue, and the amount, timing and likelihood of such payments are not known. Amounts related to contingent milestone payments are not considered contractual obligations as they are contingent on the successful achievement of certain milestones. These contingent milestones may not be achieved. We cannot estimate or predict when, or if, these amounts will become due. See Note 9 in the accompanying notes to the consolidated financial statements included in Part I, Item 1 of this Form 10-Q for further information.
On June 17, 2021, and as amended on August 3, 2021, we entered into a non-cancelable purchase obligation for a subscription to the Palantir Foundry cloud platform, including support services, updates, and related professional services with Palantir for $9.3 million payable over three years, we have paid $3.0 million and the remaining $6.3 million is due in quarterly installments starting on October 1, 2022 continuing through September 30, 2024.
See Note 9 in the accompanying notes to the consolidated financial statements included in Part I, Item 1 of this Form 10-Q for further information.
Director and Officer Indemnification
We have entered into indemnification agreements with our directors and certain officers and employees that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers, or employees. No demands have been made upon us to provide indemnification under such agreements and there are no claims that we are aware of that could have a material effect on our condensed consolidated balance sheets, condensed consolidated statements of operations and comprehensive loss, condensed consolidated statements of stockholders' equity, or condensed consolidated statements of cash flows.
Pear Therapeutics, Inc. | Form 10-Q |Page 38

Cash Flows
The following table provides a summary of cash flow data for each applicable period:

	Nine Months Ended September 30,
(in thousands)	2022	2021
Net cash used in operating activities	$(89,615)	$(69,199)
Net cash (used in) provided by investing activities	(21,387)	4,636
Net cash provided by financing activities	1,194	16,101
Net decrease in cash, cash equivalents, and restricted cash	$(109,808)	$(48,462)
Operating Activities
Net cash used in operating activities was $89.6 million for the nine months ended September 30, 2022. Net cash used in operating activities consists of a net loss of $49.1 million, adjusted for non-cash items and the effect of changes in working capital. Non-cash adjustments primarily include the change in fair value of earn-out liabilities of $41.0 million, the change in fair value of warrant liabilities of $6.1 million, and net increases in operating assets and liabilities (working capital) of $7.2 million, partially offset by stock-based compensation of $9.9 million,
Net cash used in operating activities was $69.2 million for the nine months ended September 30, 2021. Net cash used in operating activities consists of a net loss of $83.9 million, adjusted for non-cash items and the effect of changes in working capital. Non-cash adjustments that offset the net loss for the period primarily include the change in fair value of Legacy Pear warrants of $7.3 million, a loss on the issuance of convertible preferred stock of Legacy Pear of $2.1 million, and stock-based compensation expense of $2.0 million.
Investing Activities
Net cash used in investing activities was $21.4 million for the nine months ended September 30, 2022, and related primarily to the purchase of investments of $66.0 million offset by proceeds from the maturity and sale of investments of $47.0 million.
Net cash provided by investing activities was $4.6 million for the nine months ended September 30, 2021, and related primarily to maturities and sales of investments of $15.0 million offset by purchases of investments of $8.0 million.
Financing Activities
Through September 30, 2022, Pear has financed its operations primarily through the Business Combination, the sale of Legacy Pear convertible preferred stock, payments received in connection with collaboration agreements, payments received from product sales, and borrowings under various credit facilities.
Net cash provided by financing activities was $1.2 million for the three and nine months ended September 30, 2022, and related to proceeds from the exercise of stock options.
Net cash provided by financing activities was $16.1 million for the nine months ended September 30, 2021, and related to net proceeds from the issuance of Legacy Pear Series D convertible preferred stock of $19.9 million and proceeds of $0.8 million from the exercise of stock options, partially offset by the payment of deferred offering costs of $4.6 million.
Related Party Transactions
Effective March 15, 2022, we entered into a development agreement with SoftBank Corp., an entity under common control with SVF II Cobbler (DE) LLC (a greater than 5% shareholder of Pear), to develop a Japanese-language digital therapeutic for the treatment of sleep/wake disorders for the Japanese market. See Note 10 in the accompanying notes to the consolidated financial statements included in Part I, Item 1 of this Form 10-Q for further information.
Pear Therapeutics, Inc. | Form 10-Q |Page 39

Recent Accounting Pronouncements
Refer to the accompanying notes to consolidated financial statements as of and for the nine months ended September 30, 2022 and 2021, included in Part I, Item 1 of this Form 10-Q for more information regarding recently issued accounting pronouncements, the timing of their adoption, and its assessment, to the extent it has made one, of their potential impact on its financial condition and results of operations.
Critical Accounting Policies and Estimates
The preparation of our consolidated financial statements and related disclosures in conformity with US generally accepted accounting principles, or US GAAP, and the Company’s discussion and analysis of its financial condition and operating results require the Company’s management to make judgments, assumptions and estimates that affect the amounts reported. Management bases these estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities. Actual results may differ materially from these estimates if past experience or other assumptions do not turn out to be substantially accurate.
The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and the related disclosure of contingent assets and liabilities. We monitor our estimates on an ongoing basis for changes in facts and circumstances, and material changes in these estimates could occur in the future. Changes in estimates are recorded in the period in which they become known.
Our critical accounting policies are those policies which require the most significant judgments and estimates in the preparation of our condensed consolidated financial statements. We have determined that our most critical accounting policies are those relating to Legacy Pear convertible preferred and Legacy Pear common stock valuations, revenue recognition, valuation of earn-out liabilities, and stock-based compensation. There have been no significant changes to our existing critical accounting policies and significant accounting policies discussed in the Annual Report on Form 10-K for the year ended December 31, 2021.
ITEM 3. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK
As a “smaller reporting company,” we are not required to provide this information.
ITEM 4. CONTROLS AND PROCEDURES
Evaluation of Disclosure Controls and Procedures
Background and Remediation of Material Weakness
As discussed in our Annual Report on Form 10-K for the year ended December 31, 2021, we identified material weaknesses in our internal control over financial reporting in our evaluation of disclosure controls and procedures covering our consolidated financial statements as of December 31, 2021. We have concluded that material weaknesses exist in our evaluation of disclosure controls and procedures, including internal control over financial reporting, as we do not have the necessary business processes, personnel and related internal controls to operate in a manner to satisfy the accounting and financial reporting requirements of a public company. These material weaknesses primarily manifested in improper segregation of duties, inadequate design, implementation, and maintenance of adequate information systems controls, including access and change management controls and timely recording of material transactions prior to being a public company.
We are focused on designing and implementing effective internal controls and measures to improve our evaluation of disclosure controls and procedures, including internal control over financial reporting, and remediate the material weaknesses. In order to remediate these material weaknesses, we have taken and plan to take the following actions:
▪the hiring and continued hiring of additional accounting staff with public company experience with the required skills; including a VP, Corporate Controller, and staff with adequate US GAAP and SEC reporting
Pear Therapeutics, Inc. | Form 10-Q |Page 40

experience to address complex US GAAP technical accounting issues and to prepare and review the financial statements and related disclosures in accordance with US GAAP and SEC financial reporting requirements,
▪implemented a new enterprise resource planning system to replace the prior general ledger package,
▪implementation of the maintenance of adequate information systems controls, including access and change management controls,
▪implemented new internal controls and procedures for the purpose of addressing the standards and requirements applicable to public companies, including additional review controls and processes requiring timely account reconciliation and analyses of certain transactions and accounts,
▪implemented an integrated, collaborative cloud-based audit platform application, and
▪hired a national accounting firm to assist in the design and implementation of controls and remediation of control gaps.
These actions and planned actions are subject to ongoing evaluation by management and will require testing and validation of the design and operating effectiveness of internal controls over financial reporting over future periods. We are committed to the continuous improvement of our internal control over financial reporting and will continue to review the internal controls over financial reporting.
Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934, as amended (the "Exchange Act") is recorded, processed, summarized and reported within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.
As required by Rules 13a-15 and 15d-15 under the Exchange Act, our Chief Executive Officer and Chief Financial Officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of September 30, 2022. Based upon their evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) were not effective.

Limitations on Effectiveness of Internal Controls
Our management, including our Chief Executive Officer and Chief Financial Officer, does not expect that our disclosure controls and procedures or internal control over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and implemented, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues, errors and instances of fraud, if any, within the company have been or will be detected.
Changes in Internal Control over Financial Reporting
We continuously seek to improve the efficiency and effectiveness of our internal controls. This results in refinements to processes throughout our Company.
Except for the remediation efforts described above, there were no changes in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) during the quarter ended September 30, 2022 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.
Pear Therapeutics, Inc. | Form 10-Q |Page 41

Limitations of Effectiveness of Controls and Procedures
In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving their objectives and management necessarily applies its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

Pear Therapeutics, Inc. | Form 10-Q |Page 42

PART II
ITEM 1. LEGAL PROCEEDINGS
We are not currently subject to any material legal proceedings, nor, to our knowledge, is any material legal proceeding threatened against us or any of our officers or directors in their corporate capacity. From time to time, we may become involved in litigation or legal proceedings relating to claims arising from the ordinary course of business. Although the outcomes of these legal proceedings are inherently difficult to predict, we do not expect the resolution of these proceedings to have a material adverse effect on our financial position, results of operations, or cash flow.
Pear Therapeutics, Inc. | Form 10-Q |Page 43

ITEM 1A. RISK FACTORS
Summary of Risk Factors
Below is a summary of the principal factors that make an investment in our Class A common stock speculative or risky. This summary does not address all of the risks that we face. Additional discussion of the risks summarized in this risk factor summary, and other risks that we face, can be found below under the heading “Risk Factors” and should be carefully considered, together with other information in this Form 10-Q and our other filings with the SEC before making an investment decision regarding our Class A common stock.

Risks relating to our business and industry include:
• The failure of our prescription digital therapeutics to achieve and maintain market acceptance and adoption by patients and physicians would cause our business, financial condition and results of operations to be materially and adversely affected.
• The insurance coverage and reimbursement status of novel products, such as prescription digital therapeutics, is uncertain and only a limited number of healthcare insurers have agreed to reimburse purchases of our products. Failure to obtain or maintain adequate coverage and reimbursement for our products would substantially impair our ability to generate revenue.
• The market for prescription digital therapeutics is new, rapidly evolving, and increasingly competitive, as the healthcare industry in the US is undergoing significant structural change.
•    Our products and product candidates are novel and negative perception of any of our products or product candidates could adversely affect our ability to conduct our business, obtain marketing authorizations, or identify alternative regulatory pathways to market for such product candidates.
• Our future depends on the continued contributions of our senior management team and our ability to attract and retain other highly qualified personnel; in particular, Corey McCann, our President and Chief Executive Officer, and Christopher Guiffre, our Chief Financial Officer and Chief Operating Officer.
• We rely significantly upon Access Agreements from third-parties for the sale of our products and, if the opportunities for Access Agreements decline, such reliance could adversely affect our results.
•Our products are made available via the Apple Store and the Google Play Store and supported by third-party infrastructure. If our ability to access those markets or access necessary third-party infrastructure was stopped or otherwise restricted, it would materially and adversely affect our business.
• We face significant competition and new products may emerge that provide different or better alternatives for treatment of the conditions that our products are authorized to treat. Many of our current and future competitors have or will have significantly more resources.
Risks relating to our financial position include:
• We will need substantial additional funding, and if we are unable to raise capital when needed or on terms favorable to us, our business, financial condition, and results of operation could be materially and adversely affected.
• We may not fully realize the expected cost savings and/or operating efficiencies from our restructuring activities.
•We have a history of significant losses, anticipate increasing expenses in the future, and may not be able to achieve or maintain profitability.
•Our credit agreement with Perceptive restricts our current and future operations, particularly our ability to respond to changes or to take certain actions.
• Due to limited resources we have to prioritize the development of certain product candidates over others.
Risks relating to our intellectual property and technology include:
• Limitations on our ability to maintain or obtain patent protection and/or the patent rights relating to our products and product candidates may limit our ability to prevent third parties from competing against us.
• We in-license patents and content from third parties to develop our products and product candidates. If we had a dispute or fail to comply with obligations in the agreements with a third-party licensor, we could
Pear Therapeutics, Inc. | Form 10-Q |Page 44

lose rights that are important to our business, or it could materially and adversely affect our ability to commercialize the product or product candidate affected by the dispute.
Risks relating to our products include:
• The success of our products or any new products depends on several factors, including regulatory review timelines, timely completion, competitive pricing, adequate quality testing, integration with new and existing technologies in our products and third-party collaborators’ technologies and overall market acceptance.
Risks relating to our regulatory compliance and legal matters include:
• We operate in a highly regulated industry and are subject to a wide range of federal, state and local laws, rules and regulations, including US Food and Drug Administration (“FDA”) and Federal Trade Commission (“FTC”) regulatory requirements and laws pertaining to fraud and abuse in healthcare, that affect nearly all aspects of our operations. Failure to comply with these laws, rules and regulations, or to obtain and maintain required licenses, could subject Pear to enforcement actions, including substantial civil and criminal penalties, and might require Pear to recall or withdraw a product from the market or cease operations. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.
• Security breaches, ransomware attacks and other disruptions to our information technology structure could compromise our information, disrupt our business and expose us to significant liability, which would cause our business and reputation to suffer, and we may be unable to maintain and scale our technology.
• The regulatory framework for digital health products is constantly evolving. Increasingly stringent regulatory requirements could create barriers to our development and introduction of new products. Conversely, in the event that regulatory requirements are lowered, competitors could potentially enter the prescription digital therapeutic market and compete against us more easily. Either of the foregoing could materially harm our business.
Risks relating to our financial reporting include:
•As a public reporting company, we will be subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, investors may lose confidence in the accuracy of our financial reports, which would harm our business and the trading price of our Class A common stock. Our management is required to evaluate the effectiveness of our internal control over financial reporting.
• Our management has identified certain internal control deficiencies that constitute material weaknesses. If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.
Risks relating to ownership of our Class A common stock and Warrants:
• The exercise of Warrants for our stock would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders. Such dilution will increase if more of our shares are redeemed.
• We may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.
• Future resales of the Class A common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
Pear Therapeutics, Inc. | Form 10-Q |Page 45

Risk Factors
You should carefully consider the risks and uncertainties described below, together with the information included elsewhere in this Quarterly Report on Form 10-Q and other documents we file with the SEC. The risks and uncertainties described below are those that we have identified as material, but are not the only risks and uncertainties facing us. Our business is also subject to general risks and uncertainties that affect many other companies, such as overall US and non-US economic and industry conditions including a global economic slowdown, geopolitical events, changes in laws or accounting rules, fluctuations in interest and exchange rates, terrorism, international conflicts, major health concerns, natural disasters or other disruptions of expected economic and business conditions. Additional risks and uncertainties not currently known to us or that we currently believe are immaterial also may impair our business operations and liquidity.
This section should be read in conjunction with Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and accompanying notes in Part I, Item 1, Financial Statements, of this Form 10-Q.
Risks Related to Our Business and Industry
The failure of our prescription digital therapeutics to achieve and maintain market acceptance and adoption by patients and physicians would cause our business, financial condition and results of operations to be materially and adversely affected.
Our current business strategy is highly dependent on our prescription digital therapeutics, or PDTs, achieving and maintaining broad market acceptance by patients and physicians. Market acceptance and adoption of our PDTs depends on educating people with chronic conditions, as well as self-insured employers, commercial and government payors, health plans and physicians and other government entities, as to the distinct features, therapeutic benefits, cost savings, and other advantages of our PDTs as compared to competitive products or other currently available methodologies. If we are not successful in demonstrating to existing or potential patients and prescribers the benefits of our products, or if we are not able to achieve the support of patients, healthcare providers and payors for our products, our sales may decline or we may fail to increase our sales in line with our forecasts.
Achieving and maintaining market acceptance of our products could be negatively impacted by many factors, including:
•the failure of reSET, reSET-O and Somryst to achieve wide acceptance among people with substance use disorder, opioid use disorder and chronic insomnia, self-insured employers, commercial and government payors, health plans, physicians and other government entities, and key opinion leaders in the treatment community;
•lack of additional evidence or peer-reviewed publication of clinical or real world evidence supporting the effectiveness, safety, cost-savings or other advantages of our products over competitive products or other currently available methodologies;
•perceived risks associated with the use of our products or similar products or technologies generally;
•our ability to secure and maintain FDA and other regulatory clearance, authorization or approval for our products;
•the introduction of competitive products and the rate of acceptance of those products as compared to our products; and
•results of clinical, real world and HEOR studies relating to chronic condition products or similar competitive products.
In addition, our products may be perceived by patients and healthcare providers to be more complicated or less effective than traditional approaches, and people may be unwilling to change their current health regimens.
Pear Therapeutics, Inc. | Form 10-Q |Page 46

Moreover, we believe that healthcare providers tend to be slow to change their medical treatment practices because of perceived liability risks arising from the use of new products and the uncertainty of third-party reimbursement. Accordingly, healthcare providers may not recommend our products until there is sufficient evidence to convince them to alter their current approach.
The insurance coverage and reimbursement status of novel products, such as prescription digital therapeutics, is uncertain and only a limited number of healthcare insurers have agreed to reimburse purchases of our products. Failure to obtain or maintain adequate coverage and reimbursement for our products would substantially impair our ability to generate revenue.
In the US, patients generally rely on third-party payors to reimburse all or part of the costs associated with their treatment. Adequate coverage and reimbursement from governmental healthcare programs, such as Medicare and Medicaid, and commercial payors is critical to the ability of patients to afford treatments and achieve new product acceptance. Our ability to successfully commercialize our products will depend in part on the extent to which coverage and adequate reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and establish reimbursement levels. The availability of coverage and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford treatments. Sales of products, and of product candidates that we may identify, will depend substantially on the extent to which the costs to users of such products will be paid by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors. If coverage and adequate reimbursement is not available, or is available only to limited levels, we may not be able to successfully commercialize our products. Even if coverage is provided, the approved reimbursement amount may not be high enough to allow us to establish or maintain pricing sufficient to achieve profitability.
There is also significant uncertainty related to, and there may be significant delays in obtaining, the insurance coverage and reimbursement of newly cleared, authorized, or approved products and coverage may be more limited than the purposes for which the device is cleared, authorized, or approved by the FDA or comparable foreign regulatory authorities. In the US, the principal decisions about reimbursement for new medicines or medical devices are typically made by the Centers for Medicare & Medicaid Services (“CMS”), an agency within the US Department of Health and Human Services (“HHS”). FDA clearance or authorization provides no assurance of coverage or reimbursement by any payor. CMS decides whether and to what extent a new medicine or medical device will be covered and reimbursed under Medicare, and private payors tend to follow CMS to a substantial degree.
Factors payors consider in determining reimbursement are based on whether the product is:
•a covered benefit under its health plan;
•safe, effective and medically necessary;
•supported by robust clinical data from well-controlled clinical research;
•appropriate for the specific patient;
•cost-effective; and
•neither experimental nor investigational.
Each payor determines whether or not it will provide coverage for a treatment, what amount it will pay the manufacturer for the treatment and on what tier of its formulary the treatment will be placed. The position of a treatment on a payor’s list of covered drugs, biological products, and medical devices, or formulary, generally determines the co-payment that a patient will need to make to obtain the treatment and can strongly influence the adoption of such treatment by patients and physicians. Patients who are prescribed treatments for their
Pear Therapeutics, Inc. | Form 10-Q |Page 47

conditions and providers prescribing such services generally rely on third-party payors to reimburse all or part of the associated healthcare costs. Patients are unlikely to use our products unless coverage is provided and reimbursement is adequate to cover a significant portion of the cost of our products.
Moreover, eligibility for coverage and reimbursement does not imply that our products will be paid for in all cases or at a rate that covers our costs, including research, development, intellectual property, manufacturing, marketing, sales and distribution expenses. Interim reimbursement levels for new products, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of our products and the clinical setting in which they are used, may be based on reimbursement levels already set for lower cost products and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors, by any future laws limiting prices and by any future relaxation of laws that presently restrict imports of products from countries where they may be sold at lower prices than in the US.
Third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular drugs or devices. We cannot be sure that coverage and reimbursement will be available for all products that we commercialize and, if reimbursement is available, what the level of reimbursement will be. Inadequate coverage and reimbursement may impact the demand for, or the price of, any product for which we obtain marketing approval. If coverage and adequate reimbursement are not available, or are available only at limited levels, we may not be able to successfully commercialize our products.
In addition, in some foreign countries, the proposed pricing for a prescription device must be approved before it may be lawfully marketed. The requirements governing medical product pricing vary widely from country to country. For example, the European Union provides options for its Member States to restrict the range of medicinal products for which their national health insurance systems provide reimbursement and to control the prices of medicinal products for human use. To obtain reimbursement or pricing approval, some of these countries may require the completion of clinical trials that compare the cost effectiveness of a particular product candidate to currently available therapies. A Member State may approve a specific price for the medicinal products, or it may instead adopt a system of direct or indirect controls on the profitability of the company placing the medicinal product on the market. There can be no assurance that any country that has price controls or reimbursement limitations for pharmaceuticals or medical devices will allow favorable reimbursement and pricing arrangements for any of our products. Historically, products launched in the European Union do not follow price structures of the US and generally prices tend to be significantly lower. While we are not currently marketing or selling our products in any country other than the US, including the European Union or any of its Member States, in the event that we choose to do so in the future, we will need to comply with such requirements.
The market for prescription digital therapeutics is new, rapidly evolving, and increasingly competitive, as the healthcare industry in the US is undergoing significant structural change.
The market for our PDTs is new and rapidly evolving, and it is uncertain whether it will achieve and sustain high levels of demand and market adoption. Our future financial performance will depend on growth in this market and on our ability to adapt to emerging demands of our customers. It is difficult to predict the future growth rate and size of our target market. The healthcare industry in the US is undergoing significant structural change and is rapidly evolving. We believe demand for our products has been driven in large part by rapidly growing costs in the traditional healthcare system, the movement toward patient-centricity and personalized healthcare, and advances in technology. Widespread acceptance of personalized healthcare is critical to our future growth and success. A reduction in the growth of personalized healthcare could reduce the demand for our PDTs and result in a lower revenue growth rate or decreased revenue.
If our assumptions regarding these uncertainties are incorrect or change in reaction to changes in our markets, or if we do not manage or address these risks successfully, our results of operations could differ materially from our expectations, and our business could suffer.
Pear Therapeutics, Inc. | Form 10-Q |Page 48

Our products and product candidates are novel and negative perception of any of our products or product candidates could adversely affect our ability to conduct our business, obtain marketing authorizations or identify alternate regulatory pathways to market for such product candidates.
Our products and product candidates are considered relatively new and novel therapeutic approaches. Our success will depend upon physicians who specialize in the treatment of diseases targeted by our products and product candidates prescribing potential treatments that involve the use of our products and product candidates in lieu of, or in addition to, existing treatments with which they are more familiar and for which greater clinical data may be available. Access will also depend on consumer acceptance and adoption of products that are commercialized. In addition, responses by the US, state or foreign governments to negative public perception or ethical concerns may result in new legislation or regulations that could limit our ability to develop or commercialize any product candidates, obtain or maintain marketing authorization, identify alternate regulatory pathways to market or otherwise achieve profitability.
Negative publicity concerning our products or the PDT market as a whole, could limit market acceptance of our products and product candidates. If patients and healthcare providers have a negative perception of PDTs, then a market for our products and product candidates may not develop at all, or it may develop more slowly than we expect. Our success will depend to a substantial extent on the willingness of healthcare providers to prescribe our products, the extent to which coverage and adequate reimbursement for these products and product candidates and related treatments will be available from government health administration authorities, private health insurers and other organizations and our ability to demonstrate the value of our products and product candidates to existing and potential patients and prescribers. Similarly, negative publicity regarding patient confidentiality and privacy in the context of technology-enabled healthcare or concerns experienced by our competitors could limit market acceptance of PDTs.
Our future depends on the continued contributions of our senior management team and our ability to attract and retain other highly qualified personnel; in particular, Corey McCann, our President and Chief Executive Officer, and Christopher Guiffre, our Chief Financial Officer and Chief Operating Officer.
Our success depends in large part on our ability to attract and retain high-quality management in sales, market access, product development, software engineering, marketing, operations, finance and support functions, especially in the Boston area and the San Francisco Bay area. We compete for qualified technical personnel with other life sciences and information technology companies. Competition for qualified employees is intense in our industry, particularly for software engineers, and the loss of even a few qualified employees, or an inability to attract, train, retain and motivate additional highly skilled employees required for the planned expansion of our business could harm our operating results and impair our ability to grow. The loss of one or more of our key employees, and any failure to have in place and execute an effective succession plan for key executives, could seriously harm our business.
As we continue to grow, we may be unable to continue to attract or retain the personnel we need to maintain our competitive position. To attract, train and retain key personnel, we use various measures, including competitive compensation and benefit packages (including an equity incentive program), which may require significant investment. These measures may not be enough to attract and retain the personnel we require to operate our business effectively and efficiently.
Moreover, if the perceived value of our equity awards declines, it may materially and adversely affect our ability to attract and retain key employees. If we do not maintain the necessary personnel to accomplish our business objectives, we may experience staffing constraints that materially and adversely affect our ability to support our programs and operations.
Many of our employees may receive proceeds from sales of our equity in the public markets, which may reduce their motivation to continue to work for us.
In addition, our future also depends on the continued contributions of our senior management team and other key personnel, each of whom would be difficult to replace. In particular, Corey McCann, our President and Chief Executive Officer, and Christopher Guiffre, our Chief Financial Officer and Chief Operating Officer, are critical to our
Pear Therapeutics, Inc. | Form 10-Q |Page 49

future vision and strategic direction. We rely on our executive team in the areas of operations, research and development, commercial, and general and administrative functions. Although we have entered into employment agreements or offer letters with our key employees, these agreements have no specific duration and constitute at-will employment, and we do not maintain key person life insurance for some of our key employees.
In addition, from time to time, there may be changes in our senior management team that may be disruptive to our business. If our senior management team, including any new hires that we may make, fails to work together effectively and to execute our plans and strategies on a timely basis, our business, results of operations and financial condition could be harmed.
We rely significantly upon Access Agreements from third-parties for the sale of our products and, if the opportunities for Access Agreements decline, such reliance could adversely affect our results.
While we anticipate reimbursement will become a more prominent portion of our overall revenue over time, we are currently reliant upon Access Agreements to generate revenue for the products we provide. Until we can consistently rely on the more conventional reimbursement pathways (e.g., those utilized by drug manufacturers), our revenue will be primarily driven by these Access Agreements.
These agreements have varying terms and generally may be revised or terminated for various reasons. Any failure to maintain existing Access Agreements or enter into new Access Agreements with less favorable terms than currently in place could have a material effect on our results of operations and financial condition. In addition, there can be no assurance that we will be able to generate sufficient revenue from Access Agreements to become profitable.
Similarly, our revenue could be materially and disproportionately impacted by the purchasing decisions of this limited customer base. In the future, our Access Agreement customers may decide to purchase less product from us than they have in the past, may alter purchasing patterns at any time with limited notice, or may decide not to continue to purchase our products at all, any of which could cause our revenue to decline materially and materially harm our financial condition.
There can be no assurance that state or federal entities will continue to provide grants to support these Access Agreements. Any discontinuance or reduction in government or private party grants could have a significant and adverse effect on these types of agreements, and as a result could have a material and adverse effect on our business, financial condition, or results of operations. Relatedly, states are beginning to receive proceeds from independent and multi-state settlement agreements with pharmaceutical companies that were involved in the distribution and sale of prescription opioids. Individual states have broad discretion for how these settlement funds may be used to prevent opioid abuse and how to distribute the funds. States are creating legislatively appointed bodies to oversee these funds (e.g., New York’s Opioid Settlement Fund, Tennessee’s Opioid Abatement Fund, Nebraska’s Opioid Recovery Fund, etc.). A state’s decision not to allocate settlement funds to Access Agreements involving our products, while allocating such funds to other opioid prevention efforts, could have a material and adverse effect on our business, financial condition, or results of operations.
Our products are made available via the Apple App Store and the Google Play Store and supported by third-party infrastructure. If our ability to access those markets or access necessary third-party infrastructure was stopped or otherwise restricted, it would materially and adversely affect our business.
Our PDTs are exclusively accessed through and depend on the Apple App Store and the Google Play Store. Both Apple and Google have broad discretion to make changes to their operating systems or payment services or change the manner in which their mobile operating systems function and their respective terms and conditions applicable to the distribution of our PDTs and to interpret their respective terms and conditions in ways that may limit, eliminate or otherwise interfere with our products, our ability to distribute our products through their stores, our ability to update our products, including to make bug fixes or other feature updates or upgrades, the features we provide, the manner in which we market our products and our ability to access native functionality or other aspects of mobile devices. To the extent either or both of them do so, our business, financial condition and results of operations would be materially and adversely affected.
Pear Therapeutics, Inc. | Form 10-Q |Page 50

There is no guarantee that the third-party infrastructure that currently support our PDTs will continue to support them or, if it does not, that other alternatives will be available. We will continue to be dependent on third-party mobile operating systems, technologies, networks and standards that we do not control, such as the Android and iOS operating systems, and any changes, bugs, technical or regulatory issues in such systems, our current relationships with carriers or future relationships with mobile manufacturers, or in their terms of service or policies that degrade our PDTs’ functionality, reduce or eliminate our ability to distribute our PDTs, limit our ability to deliver high quality PDTs, or impose fees or other charges related to delivering our offerings, could adversely affect our product usage and revenue.
We rely upon third party providers of cloud-based infrastructure to host our platform. Any disruption in the operations of these third-party providers, limitations on capacity or interference with our use could have a material adverse effect on our business, prospects, results of operations and financial condition.
Our platform’s technological infrastructure is implemented using third-party hosting services, such as Amazon Web Services. We have no control over any of these third parties, and we cannot guarantee that such third-party providers will not experience system interruptions, outages or delays, or deterioration in their performance. We need to be able to access our computational platform at any time, without interruption or degradation of performance. Our hosted platform depends on protecting the virtual cloud infrastructure hosted by third-party hosting services by maintaining our configuration, architecture, features, and interconnection specifications, as well as protecting the information stored in these virtual data centers, which is transmitted by third-party Internet service providers. We have experienced, and expect that in the future we may again experience interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, hosting disruptions and capacity constraints. Any limitation on the capacity of our third-party hosting services could adversely affect our business, financial condition, and results of operations. In addition, any incident affecting our third-party hosting services’ infrastructure, which may be caused by cyber-attacks, natural disasters, fire, flood, severe storm, earthquake, power loss, telecommunications failures, terrorist or other attacks, and other disruptive events beyond our control, could negatively affect our cloud-based solutions. A prolonged service disruption affecting our cloud-based solutions could damage our reputation or otherwise harm our business. We may also incur significant costs for using alternative equipment or taking other actions in preparation for, or in reaction to, events that damage the third-party hosting services we use.
In the event that our service agreements with our third-party hosting services are terminated, or there is a lapse of service, elimination of services or features that we utilize, interruption of Internet service provider connectivity, or damage to such facilities, we could experience interruptions in access to our platform as well as significant delays and additional expense in arranging or creating new facilities and services and/or re-architecting our hosted software solutions for deployment on a different cloud infrastructure service provider, which could have a material adverse effect on our business, prospects, results of operations and financial condition.
We rely on a limited number of third party digital pharmacies for the fulfillment of prescriptions. This reliance increases the risk that we could have a disruption in the fulfillment of prescriptions, which could have a material and adverse effect on our reputation, business, results of operations and financial condition.
We do not currently own or operate any pharmacy, nor are we licensed to perform pharmacy fulfillment services. We rely, and expect to continue to rely, on a limited number of third parties for the fulfillment of prescriptions. This reliance increases the risk that we could have a disruption in the fulfillment of prescriptions which could delay, prevent, or impair the distribution and sale of our products.
Pharmacies are subject to state and federal laws and regulations. We do not control the standards and processes of, and will be completely dependent on, our digital pharmacies for compliance with federal and state law and regulations. If our digital pharmacies fail to maintain regulatory compliance, we may need to find alternative pharmacies with the capability to fulfill prescriptions for PDTs. In addition, we have no control over the ability of our digital pharmacies to maintain adequate quality control, quality assurance, and qualified personnel. If a regulatory authority finds deficiencies with or withdraws required pharmacy licenses in the future, we may need to find alternative pharmacies with the capability to fulfill prescriptions for PDTs, which would significantly impact our ability to fulfill, distribute, and sell our products. We may be unable to establish any agreements with other digital
Pear Therapeutics, Inc. | Form 10-Q |Page 51

pharmacies or to do so on acceptable terms. Even if we are able to establish agreements with other digital pharmacies, reliance on a limited number of digital pharmacies entails additional risks, including:
•the possible breach of the services agreement by the third party; and
•the possible termination or nonrenewal of the agreement by the third party at a time that is costly or inconvenient for us.
There are a limited number of digital pharmacies that have the capability to distribute PDTs and that might be capable of fulfilling prescriptions for our products.
If our current digital pharmacies cannot perform as agreed, we may be required to replace such digital pharmacies. We may incur added costs and delays in identifying and qualifying any such replacements. If the agreement with any of our third-party pharmacies is terminated, if any third-party pharmacy is unable to perform in accordance with the terms of the agreement, or if the services of any third-party pharmacy is terminated for any reason, it could have a material adverse effect on our business, prospects, results of operations, and financial condition.
Our current and anticipated future dependence upon others for the fulfillment of prescriptions for our product candidates or products may adversely affect our future profit margins and our ability to distribute any products on a timely and competitive basis.
We face significant competition and new products may emerge that provide different or better alternatives for treatment of the conditions that our products are authorized to treat. Many of our current and future competitors have or will have significantly more resources.
Our ability to achieve our strategic objectives will depend, among other things, on our ability to develop and commercialize products for the treatment of chronic conditions that are effective and safe, offer distinct features, are easy-to-use, provide measurable and meaningful cost savings to payors, and are more appealing than available alternatives. Our competitors, as well as a number of other companies, within and outside the healthcare industry, are pursuing new delivery devices, delivery technologies, sensing technologies, procedures, drugs, and other therapies for the monitoring and treatment of chronic conditions. Any technological breakthroughs in monitoring, treatment or prevention could reduce the potential market for our products, which would significantly reduce our sales.
The introduction by competitors of products that are or claim to be superior to our products may create market confusion, which may make it difficult for potential customers to differentiate the benefits of our products over competitive products. In addition, the entry of new PDTs to the market which treat the same or similar chronic conditions to our products may lead some of our competitors to employ pricing strategies that could materially and adversely affect the pricing of our products. If a competitor develops a product that competes with or is perceived to be superior to our products, or if a competitor employs strategies that place downward pressure on pricing within our industry, our sales may decline significantly or may not increase in line with our forecasts, either of which would materially and adversely affect our business, financial condition and results of operations.
While our market is in an early stage of development, it is evolving rapidly and becoming increasingly competitive, and we expect it to attract increased competition. We currently face competition from a range of companies. Our competitors include both enterprise companies who are focused on or may enter the healthcare industry, including initiatives and partnerships launched by these large companies, and from private companies that offer solutions for specific chronic conditions. We compete with pharmaceutical and biotechnology companies that are developing treatments for addiction and insomnia, including Alkermes and their product Vivitrol, Orexo and their product Zubsolv, Sandoz and their product Suboxone, Braeburn and their product Brixadi, Pfizer and their product Halcion, Merck and their product Belsomra, Sunovion and their product Lunesta and Sanofi and their product Ambien. In the digital health space we compete with companies that have created non-regulated products to treat addiction and insomnia such as Dynamicare, CBT4CBT, Pzizz, Headspace, Calm, Orexo and their product Modia, and Big Health and their product Sleepio, . These and other companies, which may offer their solutions at lower prices, are continuing to develop additional products and becoming more sophisticated and effective. Competition from wellness apps, which are not authorized by the FDA but may attract consumers for other reasons, and from
Pear Therapeutics, Inc. | Form 10-Q |Page 52

other parties will result in continued pricing pressures, which are likely to lead to price declines in certain product segments, which could negatively impact our sales, profitability and market share.
Our ability to compete effectively depends on our ability to distinguish our company and our solution from our competitors and their products, and includes factors such as:
•FDA authorization;
•effectiveness and safety;
•robust and well-controlled clinical research;
•long-term outcomes;
•ease of use and convenience;
•price;
•greater name and brand recognition;
•information security standards;
•greater market penetration;
•larger sales forces;
•larger marketing budgets;
•access to significantly greater financial, human, technical and other resources;
•breadth, depth, and effectiveness of offerings;
•FDA compliance, quality, and reliability of solutions; and
•healthcare provider, government agency and insurance carrier acceptance.
Some of our competitors may have, or new competitors or alliances may emerge that have, greater name and brand recognition, greater market share, a larger customer base, more widely adopted proprietary technologies, greater marketing expertise, larger sales forces, or significantly greater resources than we do and may be able to offer solutions competitive with ours at a more attractive price than we can. Further, our current or potential competitors may be acquired by third parties with greater available resources. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements and may have the ability to initiate or withstand substantial price competition. In addition, our competitors may in the future establish cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace. Our competitors could also be better positioned to serve certain segments of our market, which could create additional price pressure. In light of these factors, even if our products are more effective than those of our competitors, current or potential customers may accept competitive products in lieu of purchasing our products. If we are unable to successfully compete, our business, financial condition, and results of operations could be materially and adversely affected.
A limited number of healthcare insurers have agreed to reimburse purchases of our products, and there is no assurance that additional healthcare insurers will agree to reimburse purchases of our products in the future.
To date, a limited number of healthcare insurers have agreed to reimburse purchases of reSET, reSET-O, and Somryst. We depend upon revenue from sales of reSET, reSET-O, and Somryst, and in turn on reimbursement from third-party payors for such products. The amount that we receive in payment for our products may be materially and adversely affected by factors we do not control, including federal or state regulatory or legislative changes,
Pear Therapeutics, Inc. | Form 10-Q |Page 53

and cost-containment decisions and changes in reimbursement schedules of third-party payors. Any reduction or elimination of these payments could have a material adverse effect on our business, prospects, results of operations and financial condition.
Additionally, the reimbursement process is complex and can involve lengthy delays. Also, third-party payors may reject, in whole or in part, requests for reimbursement based on determinations that certain amounts are not reimbursable under plan coverage, that services provided were not medically necessary, that additional supporting documentation is necessary, or for other reasons. Retroactive adjustments by third-party payors may be difficult or cost-prohibitive to appeal, and such changes could materially reduce the actual amount we receive. Delays and uncertainties in the reimbursement process may be out of our control and may materially and adversely affect our business, prospects, results of operations and financial condition.
If we are unable to expand our marketing infrastructure, we may fail to increase the usage of our products and platform to meet our forecasts.
We began commercializing our products in October 2019. As a result, we have limited experience marketing our products and engaging customers at our current scale. Our financial condition and results of operations are and will continue to be highly dependent on the ability of our marketing function to adequately promote, market, and attract customers to our products and platform in a manner that complies with applicable laws and regulations and at a cost that does not exceed our current budget allocated to marketing.
If we are unable to expand our marketing capabilities, we may not be able to effectively expand the scope of our ability to attract new customers. Relatedly, if any of our advertising platforms significantly increase their advertising fees, our ability to expand our marketing reach will be greatly impeded. Any such failure could adversely affect our reputation, revenue, and results of operations.
Failure to adequately expand our direct sales force may impede our growth.
We believe that our future growth will depend in part on the continued development of our direct sales force and its ability to obtain new customers and to manage our existing customers. Identifying and recruiting qualified personnel and training and managing a geographically dispersed sales team requires significant time, expense, and attention. It can take six months or longer before a new sales representative is fully trained and productive. Our business may be adversely affected if our efforts to expand and train our direct sales force do not generate a corresponding increase in revenue. In particular, if we are unable to hire, develop, and retain sufficient numbers of productive direct sales personnel or if new direct sales personnel are unable to achieve desired productivity levels in a reasonable period of time, sales of our services will suffer, and our growth will be impeded.
Any failure to offer high quality patient support may adversely affect our relationships with our existing and prospective patients, and in turn our business, results of operations and financial condition.
In implementing and using our products, our patients will depend on our patient support to resolve issues in a timely manner. We may be unable to respond quickly enough to accommodate short-term increases in demand for patient support. Increased patient demand for support could increase costs and adversely affect our results of operations and financial condition. Any failure to maintain high-quality patient support, or a market perception that we do not maintain high-quality patient support, could adversely affect patient satisfaction or the willingness of physicians to prescribe our products, and in turn our business, results of operations, and financial condition.
Acquisitions and strategic alliances could distract management and expose us to financial, execution and operational risks that could have a detrimental effect on our business.
We intend to continue to pursue acquisitions or licenses of technology to, among other things, expand the number of products we provide as well as the features within those products. We cannot guarantee that we will identify suitable candidates for acquisition or licensing, that the transactions will be completed on acceptable terms, or that we will be able to integrate newly acquired or licensed technology into our existing business. The acquisition and integration of another technology would divert management attention from other business activities, including our core business. This diversion, together with other difficulties we may incur in integrating newly acquired or licensed technology, could have a material adverse effect on our business, financial condition and
Pear Therapeutics, Inc. | Form 10-Q |Page 54

results of operations. In addition, we may borrow money or issue capital stock to finance such transactions. Such borrowings might not be available on terms as favorable to us as our current borrowing terms and may increase our leverage, and the issuance of capital stock (or securities exchangeable therefore) could dilute the interests of our stockholders.
If we cannot maintain our corporate culture, we could lose the innovation, collaboration and focus on the mission that contribute to our business.
We believe that our culture has been and will continue to be a critical contributor to our success. We expect to continue to hire aggressively as we expand, and we believe our corporate culture has been crucial in our success and our ability to attract highly skilled personnel. If we do not continue to develop our corporate culture or maintain and preserve our core values as we grow and evolve both in the US and internationally, we may be unable to foster the innovation, curiosity, creativity, focus on execution, teamwork and the facilitation of critical knowledge transfer and knowledge sharing we believe we need to support our growth. Moreover, liquidity available to our employee equityholders could lead to disparities of wealth among our employees, which could adversely impact relations among employees and our culture in general. Our anticipated headcount growth and our status as a public company may result in a change to our corporate culture, which could harm our business.
The COVID-19 pandemic or any future surges, including as a result of new variants and subvariants of the virus, or a similar pandemic, epidemic, or outbreak of an infectious disease may have an adverse impact on our business, operations, and the markets and communities in which we operate.
In March 2020, the World Health Organization declared COVID-19 a global pandemic. This pandemic, which has continued to spread, and the related adverse public health developments, including orders to shelter-in-place, travel restrictions, and mandated business closures, have adversely affected workforces, organizations, governments, customers, economies, and financial markets globally, leading to an economic downturn and increased market volatility. It has also disrupted the normal operations of many businesses, including ours. This outbreak, as well as intensified measures undertaken to contain the spread of COVID-19, could decrease healthcare industry spending for our products, adversely affect demand for our products, affect the ability of our sales team to travel to potential customers and the ability of our professional services teams to conduct in-person services and trainings, impact expected spending from new customers, negatively impact collections of accounts receivable, and harm our business, results of operations, and financial condition.
Further, the sales cycle for a new customer of our products could lengthen, resulting in a potentially longer delay between increasing operating expenses and the generation of corresponding revenue, if any. We cannot predict with any certainty whether and to what degree the disruption caused by the COVID-19 pandemic and reactions thereto will continue and expect to face difficulty accurately predicting our internal financial forecasts. The pandemic also resulted in a shift in our workforce to a hybrid model in which employees in one of our three offices are working both remotely and onsite, and we anticipate we will continue to use this model going forward, which can increase the risk of a cybersecurity incident. In addition, our workforce has deep domain knowledge across a range of healthcare, technology, and general business, which was partially achieved by having certain of our employees working remotely across the US, which also increases the risk of a cyber security incident. Further, we continue to shift to assist new and existing customers who may also be working remotely or under hybrid models. It is not possible for us to predict the duration or magnitude of the adverse results of the outbreak and its effects on our business, results of operations, or financial condition at this time.
The extent to which the COVID-19 pandemic will continue to impact the our business going forward will be dependent on future developments such as the length and severity of the crisis, the potential resurgence of the crisis, variant strains of the virus, vaccine availability and effectiveness, future government actions in response to the crisis and the overall impact of the COVID-19 pandemic on the global economy and capital markets, among many other factors, all of which remain highly uncertain and unpredictable. In addition, we are uncertain of the full effect the pandemic will have on our business for the longer term since the scope and duration of the pandemic is unknown, and evolving factors such as the level and timing of the distribution of efficacious vaccines across the world and the extent of any resurgences of the virus or emergence of new variants of the virus will impact the stability of economic recovery and growth. This unpredictability could limit our ability to respond to future
Pear Therapeutics, Inc. | Form 10-Q |Page 55

developments quickly. Additionally, the impacts described above and other impacts of a global pandemic, including the COVID-19 pandemic and responses to it, could substantially increase the risk to Pear from the other risks described herein.
Changes in funding or disruption at the FDA, the SEC and other government agencies caused by funding shortages or global health concerns could hinder their ability to hire and retain key leadership and other personnel, or otherwise prevent new or modified products from being developed, reviewed or commercialized in a timely manner or at all, or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.
The ability of the FDA to review and grant marketing authorization for new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory and policy changes and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at FDA have fluctuated in recent years as a result. In addition, government funding of the SEC and other government agencies on which our operations may rely, including those that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.
Disruptions at the FDA and other agencies, may also slow the time necessary for new digital therapeutics to be reviewed and/or granted marketing authorization by necessary government agencies, which would adversely affect our business. For example, in recent years, including for 35 days beginning on December 22, 2018, the US government shut down several times and certain regulatory agencies, such as the FDA and the SEC, had to furlough critical employees and stop critical activities.
If a prolonged government shutdown occurs, or if global health concerns continue to prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews or other regulatory activities, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, which could have a material adverse effect on our business. Future government shutdowns or delays could impact our ability to access the public markets and obtain necessary capital in order to properly capitalize and continue our operations.
Risks Related to Our Financial Position
We will need substantial additional funding, and if we are unable to raise capital when needed or on terms favorable to us, our business, financial condition, and results of operation could be materially and adversely affected.
We have consumed substantial amounts of capital to date, and we expect to incur net losses over the next several years as we continue to develop our business, market our products, and make investments in our human capital in order to grow our business. We expect to continue to spend substantial amounts to complete our currently planned clinical trials and future clinical trials, to achieve and maintain market acceptance by physicians and patients, expand our marketing channels and operations, grow our US commercial sales force, grow and enhance our platform offering of products, and make the necessary investments in human capital to scale our business. Other unanticipated costs may arise in the course of our development efforts. If we are able to gain marketing clearance, authorization, or approval for additional product candidates, we will require significant additional amounts of funding in order to launch and commercialize such additional product candidates. We cannot reasonably estimate the actual amounts necessary to successfully complete the development and commercialization of any product candidate we develop and may need substantial additional funding in the future to complete the development and commercialization of our existing and any future product candidates. Our future need for additional funding depends on many factors, including:
•the scope, progress, results, and costs of researching and developing our current product candidates, as well as other additional product candidates we may develop and pursue in the future;
•the timing of, and the costs involved in, obtaining marketing clearance, authorization, or approvals for our product candidates and any other additional product candidates we may develop and pursue in the future;
Pear Therapeutics, Inc. | Form 10-Q |Page 56

•the number of future product candidates that we may pursue and their development requirements;
•the costs of commercialization activities for our product candidates, including the costs and timing of establishing product sales, marketing, and distribution capabilities;
•revenue received from commercial sales of our current products and, subject to receipt of regulatory clearance, authorization, or approval, revenue, if any, received from commercial sales of our product candidates;
•the extent to which our in-licenses or acquires rights to other products, product candidates, or technologies;
•our investment in our human capital required to grow the business and the associated costs as we expand our research and development, and establish a commercial infrastructure;
•the costs of preparing, filing, and prosecuting patent applications, maintaining, and protecting our intellectual property rights, including enforcing and defending intellectual property-related claims; and
•the costs of operating as a public company.
We cannot be certain that additional funding will be available on acceptable terms, or at all. Our ability to obtain such funding could be adversely affected by a number of factors, including general conditions in the global economy and in the global financial markets, including recent volatility and disruptions in the capital and credit markets, inflation, and interest rate changes. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, reduce, or terminate our product development programs or plans for commercialization. Further, if we raise additional capital in the form of capital stock (or securities exchangeable therefore), such issuances could dilute the interests of our stockholders.
As of September 30, 2022, we had cash and cash equivalents totaling $59.7 million, and there is substantial doubt about our ability to continue as a growing concern. We do not currently have any commitments for future funding or additional capital. If we are unable to raise additional capital in sufficient amounts or on terms acceptable to us, we may have to significantly delay, scale back, or discontinue the development or commercialization of our products or future product candidates or other research and development initiatives or commercial activities. We may need to seek collaborators for our products and any future product candidates at an earlier stage than otherwise would be desirable or on terms that are less favorable than might otherwise be available or relinquish or license on unfavorable terms our rights to our products and any future product candidates in markets where we otherwise would seek to pursue development or commercialization ourselves. Any of the above events could significantly harm our business, prospects, financial condition, and results of operations and cause the price of our common stock to decline.
Our estimates may prove to be wrong, and we could use our available capital resources sooner than expected. Further, changing circumstances, some of which are beyond our control, could cause us to consume capital significantly faster than anticipated, and we may need to seek additional funds sooner than planned. If adequate funds are not available on acceptable terms, we may not be able to successfully execute our business plan or continue our business.
We may not fully realize the expected cost savings and/or operating efficiencies from our restructuring activities.
On July 25, 2022 and November 14, 2022, we restructured our operations to narrow our near-term business focus and reduce our workforce by approximately 9% and 22%, respectively, due to the ongoing macroeconomic environment. Our restructuring includes external and internal cost reductions in almost all areas of our business. We focused and will continue to focus cost reductions on pipeline candidates, discovery programs, business development, and our dual platform in order to prioritize certain commercial efforts. The reductions in workforce decreased overall headcount by a total of approximately 84 employees.
We believe these changes were needed to streamline our organization and reallocate our resources to better align with our current strategic goals, including our current focus on commercial efforts. However, these expense
Pear Therapeutics, Inc. | Form 10-Q |Page 57

reduction measures have and may continue to yield unintended consequences and costs, such as the loss of institutional knowledge and expertise, attrition beyond our intended reductions in workforce, a reduction in morale among our remaining employees, and the risk that we may not achieve the anticipated benefits, all of which may have an adverse effect on our results of operations or financial condition. See Note 15, “Restructuring Charges” in the accompanying notes to the consolidated financial statements included in Part I, Item 1 of this Form 10-Q and the “Restructuring and Reductions in Workforce” within Item 2 for further discussion of our current restructuring activities and future anticipated cost savings.
We have a history of significant losses, anticipate increasing expenses in the future, and may not be able to achieve or maintain profitability.
We have incurred significant net losses since our inception. We incurred net losses of $49.1 million and $83.9 million for the nine months ended September 30, 2022 and 2021, respectively. As of September 30, 2022, we had an accumulated deficit of $297.1 million. We expect to incur significant losses and negative cash flow from operations for the foreseeable future. We face a variety of challenges and risks that we will need to address and manage as we pursue our strategy, including our ability to achieve adequate payor coverage, develop and retain an effective sales force, and more broadly our workforce, achieve market acceptance of PDTs among physicians, patients and third-party payors, and in the future when adequate capital is available, to expand the use of PDTs to additional therapeutic indications. Because of the numerous risks and uncertainties associated with our commercialization efforts to increase adoption of our FDA approval we are unable to predict the timing or amount of increased expenses, or when, if ever, we will be able to achieve or maintain profitability. We expect to continue to incur substantial net losses and negative cash flows from operations as we commercialize our three existing products. We intend to continue to make targeted investments in building our US commercial infrastructure.
Based on our recurring losses and expectations to incur significant expenses and negative cash flow for the foreseeable future, our independent registered public accounting firm has included an explanatory paragraph in its report on our financial statements as of and for the years ended December 31, 2021 and December 31, 2020, expressing substantial doubt about our ability to continue as a going concern.
Further, we may incur significant costs to conduct planned clinical trials and future clinical trials. These clinical trials may be more costly than we expect, and if we do not achieve the benefits anticipated from these clinical trials, or if the realization of these benefits is delayed, they may not result in increased revenue or growth in our business. We also expect our operating costs to increase as a result of becoming a public company and will continue to increase as we grow our business. These efforts may prove more expensive than we currently anticipate, and our expenses may exceed revenues for the foreseeable future and we may not achieve profitability.
Additionally, inflation has the potential to adversely affect our business, financial condition and results of operations by increasing our overall costs. The existence of inflation in the economy has resulted in, and may continue to result in, higher costs, supply shortages, increased costs of labor and other similar effects. As a result of inflation, we have experienced and may continue to experience, cost increases. Although we may take measures to mitigate the impact of inflation, if these measures are not effective our business, financial condition and results of operations could be adversely affected.
To date, we have financed our operations principally from the closing of the Business Combination with THMA, the sale of Legacy Pear convertible preferred stock, payments received in connection with collaboration agreements, and proceeds from borrowings under a credit facility. Historically the revenue from product sales and collaboration agreements have not covered the full cost of our operations. Our cash flow from operations was negative for the nine months ended September 30, 2022 and 2021. We may not generate positive cash flow from operations or achieve profitability for the foreseeable future. Our limited operating history may make it difficult for you to evaluate our current business and future prospects. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis.
Given our limited operating history, our ability to achieve revenues sufficient to cover our operating costs may not be achieved. If we are not able to scale and grow the business to achieve significant product sales, it would
Pear Therapeutics, Inc. | Form 10-Q |Page 58

materially and adversely affect our business, financial condition, and results of operations. Our failure to achieve or maintain profitability would negatively impact the value of our common stock.
Our credit agreement with Perceptive restricts our current and future operations, particularly our ability to respond to changes or to take certain actions.
Our credit agreement with Perceptive is collateralized by substantially all of our assets, including our intellectual property, and imposes significant operating and financial restrictions and limit our ability and our other restricted subsidiaries’ ability to, among other things:

•incur additional indebtedness for borrowed money and guarantee indebtedness;
•pay dividends or make other distributions in respect of, or repurchase or redeem, capital stock;
•make loans, guarantees, investments and acquisitions;
•sell or otherwise dispose of assets;
•incur liens;
•enter into transactions with affiliates;
•enter into agreements restricting our subsidiaries’ ability to pay dividends;
•consolidate, merge or incur a change of control; and
•incur a material adverse change in our business condition (financial or otherwise), operations, performance or property.
As a result of these covenants and restrictions, we are and will be limited in how we conduct our business, and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. In addition, the Perceptive Credit Facility requires us to comply with a minimum consolidated revenue covenant (measured on a trailing twelve-month basis) and maintain a minimum aggregate cash balance of $5.0 million in one or more accounts pledged to our lenders. The operating and financial restrictions and covenants in the Perceptive Credit Facility, as well as any future financing agreements that we may enter into, may restrict our ability to finance our operations, engage in business activities, or expand or fully pursue our business strategies. Our ability to comply with these covenants may be affected by events beyond our control, and we may not be able to meet those covenants. For example, in the past we have received waivers with respect to certain financial covenants in our credit agreement. In addition, on March 25, 2022, we amended the Perceptive Credit Facility to adjust certain covenants under the agreement. The amendment included reducing the required minimum trailing 12-month revenue for the fiscal quarter ending March 31, 2022, through the fiscal quarter ending March 31, 2025. We are in compliance with the covenants for the three months ended September 30, 2022. For the quarter ending December 31, 2022, the trailing 12-month period revenue requirement is $18.0 million. We cannot guarantee that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders or amend the covenants.
Our failure to comply with the restrictive covenants described above could result in an event of default under the credit agreement. An event of default will also occur if, among other things, a material adverse change in our business, operations or condition occurs, which could potentially include a material impairment of the prospect of our repayment of any portion of the amounts we owe under the credit agreement. In the case of a continuing event of default under the credit agreement, the lenders could elect to declare all amounts outstanding to be immediately due and payable, proceed against the collateral in which we granted the lenders a security interest under the credit agreement, or otherwise exercise the rights of a secured creditor. If we are forced to refinance these borrowings on less favorable terms, our business, results of operations and financial condition could be adversely affected. See Note 7 in the accompanying notes to the consolidated financial statements included in Part I, Item 1 of this Form 10-Q for additional information regarding our Perceptive Credit Facility.
Pear Therapeutics, Inc. | Form 10-Q |Page 59

The amount of our future losses is uncertain and our quarterly and annual operating results may fluctuate significantly or fall below the expectations of investors or securities analysts, each of which may cause our stock price to fluctuate or decline.
Our quarterly and annual operating results may fluctuate significantly in the future due to a variety of factors, many of which are outside of our control and may be difficult to predict, including the following:
•the timing and success or failure of clinical trials for our product candidates or competing product candidates, or any other change in the competitive landscape of our industry, including consolidation among our competitors or partners or as a result of COVID-19;
•our ability to successfully recruit and retain subjects for clinical trials, and any delays caused by difficulties in such efforts, including as a result of COVID-19;
•our ability to obtain marketing authorization for our product candidates and the timing and scope of any such marketing authorizations we may receive;
•the timing and cost of, and level of investment in, research and development activities relating to our product candidates, which may change from time to time;
•our ability to attract, hire and retain qualified personnel;
•expenditures that we will or may incur to develop additional product candidates;
•the level of demand for our products and product candidates, should such product candidates receive marketing authorizations, which may vary significantly;
•the risk/benefit profile, cost and reimbursement policies with respect to our products and product candidates, if granted marketing authorization, and existing and potential future therapeutics that compete with our product candidates;
•the changing and volatile US and global economic environments; and
•future accounting pronouncements or changes in our accounting policies.
The cumulative effects of these factors could result in large fluctuations and unpredictability in our quarterly and annual operating results. As a result, comparing our operating results on a period-to-period basis may not be meaningful. This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our operating results or revenue fall below the expectations of analysts or investors or below any forecasts we may provide to the market, or if the forecasts we provide to the market are below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide.
Risks Related to Our Intellectual Property and Technology
Limitations on our ability to maintain or obtain patent protection and/or the patent rights relating to our products and product candidates may limit our ability to prevent third parties from competing against us.
Our success depends, in part, on our ability to obtain and maintain patent protection (including utility patents and design patents) for our products and product features, including back-end architecture and graphical user interfaces. Our success further depends on our ability to obtain copyright registrations for our products’ source code; to obtain and maintain trademark protection for our product names and other key marks; to preserve our trade secrets and know-how; and to operate without infringing the intellectual property rights of others.
We cannot assure investors that we will continue to innovate and file new patent applications, or that if filed any future patent applications will result in granted patents. We cannot assure you that any of our currently pending patent applications will result in issued patents, that any current or future patents will not be challenged,
Pear Therapeutics, Inc. | Form 10-Q |Page 60

invalidated or circumvented, that the scope of any of our patents will exclude competitors, or that the patent rights granted to us will provide us any competitive advantage or protect our products. The patent position of PDT companies, including ours, is generally uncertain and involves complex legal and factual considerations and, therefore, validity and enforceability cannot be predicted with certainty. Patents may be challenged, deemed unenforceable, invalidated or circumvented. We will be able to protect our proprietary rights from unauthorized use by third parties only to the extent that our proprietary technologies and any future products are covered by valid and enforceable patents and/or copyrights or are effectively maintained as trade secrets.
Any patents we have obtained or do obtain may be challenged in the US Patent and Trademark Office (“USPTO”) or in federal courts, and may be invalidated or otherwise found unenforceable. Both the patent application process and the process of managing patent disputes can be time-consuming and expensive. If we (either alone or with a patent licensor or co-owner, as the case may require) were to initiate legal proceedings against a third party to enforce a patent related to one of our products, the defendant in such litigation could counterclaim that our (or our licensors’) patent is invalid and/or unenforceable. In patent litigation in the US, defendant counterclaims alleging invalidity and/or unenforceability are commonplace, as are validity challenges by the defendant against the subject patent or other patents before the USPTO. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement, failure to meet the written description requirement, indefiniteness, and/or failure to claim patent-eligible subject matter. Grounds for an unenforceability assertion could be an allegation that someone connected with prosecution of the patent intentionally withheld material information from the USPTO, or made a misleading statement, during prosecution, or otherwise committed fraud on the USPTO. Additional grounds for an unenforceability assertion include an allegation of misuse or anticompetitive use of patent rights, and an allegation of incorrect inventorship with deceptive intent. Third parties may also raise similar claims before the USPTO even outside the context of litigation. The outcome is unpredictable following legal assertions of invalidity and unenforceability. With respect to the validity question, for example, we cannot be certain that no invalidating prior art existed of which we (or a patent licensor or co-owner) and the patent examiner were unaware during prosecution. These assertions may also be based on information known to us or the USPTO. If a defendant or third party were to prevail on a legal assertion of invalidity and/or unenforceability, we would lose at least part, and perhaps all, of the claims of the challenged patent. Such a loss of patent protection would or could have a material adverse impact on our business.
The standards that the USPTO (and foreign equivalents) use to grant patents are not always applied predictably or uniformly and can change. There is also no uniform, worldwide policy regarding the subject matter and scope of claims granted or allowable in utility patents. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims that will be allowed in any patents issued to us (or to a patent licensor) or to others.
There can be no assurance that our technology will not be found in the future to infringe upon the rights of others or be infringed upon by others. Moreover, patent applications are in some cases maintained in secrecy until patents are issued. The publication of discoveries in the scientific or patent literature frequently occurs substantially later than the date(s) on which the underlying discoveries were made and patent applications were filed. Because patents can take many years to issue, there may be currently pending applications of which we are unaware that may later result in issued patents that our products or product candidates infringe. For example, pending applications may exist that provide support or can be amended to provide support for a claim that results in an issued patent that our products infringe. In such a case, others may assert infringement claims against us, and should we be found to infringe upon their patents or otherwise impermissibly utilize their intellectual property, we might be subject to injunctive relief and/or forced to pay damages, potentially including treble damages, if we are found to have willfully infringed such parties’ patent rights. In addition to any damages we might have to pay, we may be required to obtain licenses from the holders of this intellectual property. We may fail to obtain any of these licenses of intellectual property rights on commercially reasonable terms (and even if we are able to obtain a license, it may be non-exclusive, in which case our competitors would potentially have access to the same technologies licensed to us as non-exclusive licensees). In that event, we may be required to expend significant time and resources to develop or license replacement technology. If we are unable to do so, we may be unable to develop or commercialize the affected products or product candidates, which could materially harm our business, and the third parties owning such intellectual property rights could seek either an injunction prohibiting our sales,
Pear Therapeutics, Inc. | Form 10-Q |Page 61

or, with respect to our sales, an obligation on our part to pay royalties and/or other forms of compensation. Conversely, we may not always be able to successfully pursue our claims against others that infringe intellectual property rights in our technology. Thus, the proprietary nature of our technology or technology licensed by us may not provide adequate protection against competitors.
In addition to patents, we rely on copyrights to protect our products’ source code. We also rely on trademarks and trade names to differentiate our products from those of others and to protect the recognition of our company and products in the marketplace. We also rely on trade secrets, know-how, and proprietary knowledge that we seek to protect, in part, through confidentiality agreements with employees, consultants and others. We cannot assure you, however, that our proprietary information will not be shared or accessed without authorization, that our confidentiality agreements will not be breached, that we will have adequate remedies for any breach, or that our trade secrets will not otherwise become known to or independently developed by competitors.
Changes to the patent law in the US and other jurisdictions could diminish the value of patents in general and may impact the validity, scope or enforceability of our patent rights, thereby impairing our ability to protect our products and product candidates.
As is the case with other digital therapeutic companies, our success is dependent on intellectual property, particularly patents and trade secrets. Obtaining and enforcing patents in the digital therapeutic industry involve both technological and legal complexity and are therefore costly, time consuming, and inherently uncertain. Our patent rights, their associated costs, and the enforcement or defense of such patent rights may be affected by developments or uncertainty in the patent statute, patent case law or USPTO rules and regulations. Changes in either the patent laws or interpretation of the patent laws could increase the uncertainties and costs surrounding the prosecution of patent applications and the enforcement or defense of our issued patents.
For example, the US Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Additionally, there have been recent proposals for additional changes to the patent laws of the US and other countries that, if adopted, could impact our ability to obtain patent protection for our proprietary technology or our ability to enforce rights in our proprietary technology. Depending on future actions by the US Congress, the US courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce any patents that we may obtain in the future.
In addition, it is uncertain whether the World Trade Organization (the “WTO”) will waive certain intellectual property protections now or in the future on certain technologies. It is unknown if such a waiver would be limited to patents or would include other forms of intellectual property including trade secrets and confidential know-how. We cannot be certain that any of our products or product candidates or technologies would not be subject to an intellectual property waiver by the WTO. We also cannot be certain that any of our current or future intellectual property rights would be eliminated, narrowed, or weakened by such a waiver. Given the uncertain future actions by the WTO and other countries and jurisdictions around the world, including the US, it is unpredictable how our current or future intellectual property rights or how our current or future business would be impacted.
If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our competitive position may be harmed.
The registered or unregistered trademarks or trade names that we own may be challenged, infringed, circumvented, declared generic, lapsed or determined to be infringing on or dilutive of other marks. We may not be able to protect our rights in these trademarks and trade names, which we need in order to build name recognition with the public. In addition, third parties have filed, and may in the future file, for registration of trademarks similar or identical to our trademarks, thereby impeding our ability to build brand identity and possibly leading to market confusion. If they succeed in registering such trademarks and/or in developing common law rights in such trademarks, and if we are not successful in challenging such third-party rights, we may not be able to use these trademarks to develop brand recognition of our services. In addition, there could be potential trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that
Pear Therapeutics, Inc. | Form 10-Q |Page 62

incorporate variations of our registered or unregistered trademarks or trade names. If we are unable to establish or protect our trademarks and trade names, or if we are unable to build name recognition based on our trademarks and trade names, we may not be able to compete effectively, which could harm our competitive position, business, financial condition, results of operations and prospects.

Accusations of infringement of third-party intellectual property rights could materially and adversely affect our business.
There has been substantial litigation regarding intellectual property rights, and we may be sued for infringement from time to time. Also, in some instances, we have agreed to indemnify third parties for expenses and liability resulting from claimed intellectual property infringement. From time to time, we may receive requests for indemnification in connection with allegations of intellectual property infringement and we may choose, or be required, to assume the defense and/or reimburse third parties for their expenses, settlement and/or liability. We cannot assure you that we will be able to settle any future claims or, if we are able to settle any such claims, that the settlement will be on terms favorable to us. Our broad range of technology may increase the likelihood that third parties will claim that we infringe their intellectual property rights.
We may in the future receive notices of allegations of infringement, misappropriation or misuse of other parties’ proprietary rights. Furthermore, regardless of their merits, accusations and litigation of this nature may require significant time and expense to defend, may negatively affect customer relationships, may divert management’s attention away from other aspects of our operations and, upon resolution, may have a material adverse effect on our business, results of operations, financial condition, and cash flows.
Certain technology necessary for us to provide our solutions may, in fact, be patented by other parties either now or in the future. If such technology were validly patented by a third party, we may have to negotiate a license for the use of that technology. We may not be able to negotiate such a license at a price that is acceptable to us or at all. The existence of such a patent, or our inability to negotiate a license for any such technology on acceptable terms, could force us to cease using the technology and cease offering products incorporating the technology, which could materially and adversely affect our business and results of operations.
If we, or any of our products, were found to be infringing on the intellectual property rights of any third party, we could be subject to liability for such infringement, which could be material. We could also be prohibited from using or selling certain products, prohibited from using certain processes, or required to redesign certain products, each of which could have a material adverse effect on our business and results of operations.
These and other outcomes may: result in the loss of a substantial number of existing customers or prohibit the acquisition of new customers; cause us to pay license fees for intellectual property we are deemed to have infringed; cause us to incur costs and devote valuable technical resources to redesigning our products; cause our cost of product revenues to increase; cause us to accelerate expenditures to preserve existing revenues; materially and adversely affect our brand in the marketplace and cause a substantial loss of goodwill; cause us to change our business methods or products; and require us to cease certain business operations or offering certain products or features.
If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.
In addition to patent protection, we rely heavily upon know-how and trade secret protection, as well as non-disclosure agreements and invention assignment agreements with our employees, consultants and third parties, to protect our confidential and proprietary information, especially where we do not believe patent protection is appropriate or obtainable. It is our policy to require our employees and consultants to execute confidentiality agreements upon the commencement of employment or consulting relationships with us. These agreements provide that all confidential information concerning our business or financial affairs developed or made known to the individual or entity during the course of the party’s relationship with us is to be kept confidential and not disclosed to third parties except in specific circumstances. In the case of employees, the agreements provide that all inventions conceived or completed by the individual, and which are related to our current or planned business
Pear Therapeutics, Inc. | Form 10-Q |Page 63

or research and development or made during normal working hours, on our premises or using our equipment or proprietary information, are our exclusive property. In addition to contractual measures, we try to protect the confidential nature of our proprietary information using physical and technological security measures. Such measures may not, for example, in the case of misappropriation of a trade secret by an employee or third party with authorized access, provide adequate protection for our proprietary information. Our security measures may, for example, not prevent an employee or consultant from misappropriating our trade secrets and providing them to a competitor, and recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully.
Enforcing a claim that a party illegally disclosed or misappropriated a trade secret can be difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information were to be independently developed by a competitor, our competitive position could be harmed. In addition, courts outside the US may be less willing to protect trade secrets. Thus, we may not be able to meaningfully protect our trade secrets outside the US.
If we choose to go to court to stop a third party from using any of our trade secrets, we may incur substantial costs. These lawsuits may consume our time and other resources even if we are successful. Although we take steps to protect our proprietary information and trade secrets, including through contractual means with our employees and consultants, third parties may independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets or disclose our technology.
Third parties may assert that our employees, consultants, collaborators or partners have wrongfully used or disclosed confidential information or misappropriated trade secrets.
As is common in the digital health, technology, or pharmaceutical industries, we employ individuals who were previously employed at universities or other digital health, technology, or pharmaceutical companies, including our competitors or potential competitors. Although no claims against us are currently pending, and although we try to ensure that our employees and consultants do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that we or our employees or consultants have inadvertently or otherwise used or disclosed intellectual property, including trade secrets or other proprietary information, of a former employer or other third party. Litigation may be necessary to defend against these claims. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. This risk is similarly applicable with respect to claims by third parties against any current or future licensors.
We may not be able to protect our intellectual property rights throughout the world.
Filing, prosecuting and defending patents on product candidates in all countries throughout the world is expensive. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as laws in the US. For instance, following Russia’s invasion of Ukraine in February 2022, the US government has levied sanctions against Russia, and Russia has responded by issuing a decree that removes protections for some patent holders who are registered in unfriendly countries, including the US. Accordingly, the USPTO has terminated its engagement with officials from intellectual property agencies in Russia. This reaction from a globally significant nation sets an unwieldy precedent, wherein other countries may now be expected to respond to political sanctions by extinguishing the intellectual property rights of those it deems “unfriendly.” Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the US where we have issued patents, or from selling or importing products made using our inventions in other jurisdictions. Competitors may also use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we do not have patent protection or where we have patent protection but where enforcement is not as strong as that in the US. These products may compete with our products, and our patents or other intellectual property rights may not be effective or sufficient to prevent such competition.
Pear Therapeutics, Inc. | Form 10-Q |Page 64

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries do not favor the enforcement of patents, trade secrets and other intellectual property rights, particularly those relating to digital health, pharmaceutical and biopharmaceutical products, which could make it difficult for us, our licensors, or our licensees to stop the infringement of our patents or marketing of competing products against third parties in violation of our proprietary rights generally. The initiation of proceedings for infringement by third parties or by third parties to challenge the scope or validity of our patent rights in foreign jurisdictions could also result in substantial cost and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and any related patent applications at risk of not issuing, and could provoke third parties to assert claims against us, our licensors, or our licensees. We may not prevail in any lawsuits that we initiate or that are initiated against us, and the damages or other remedies awarded in lawsuits that we initiate, if any, may not be commercially meaningful.
Many countries, including European Union countries, India, Japan and China, have compulsory licensing laws under which a patent owner may be compelled under specified circumstances to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In those countries, we may have limited remedies if patents are infringed or if we are compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.
We are party to and may, in the future, enter into collaborations, in-licensing arrangements, joint ventures, or strategic alliances with third parties that may not result in the development of commercially viable products or the generation of significant or any future revenues.
In the ordinary course of our business, we may enter into collaborations, in-licensing arrangements, joint ventures, or strategic alliances to develop new PDTs and to pursue new markets. Proposing, negotiating, and implementing collaborations, in-licensing arrangements, joint ventures, and strategic alliances may be a lengthy and complex process. Other companies, including those with substantially greater financial, marketing, sales, technology or other business resources, may compete with us for these opportunities or arrangements. We may not identify, secure or complete any such transactions or arrangements in a timely manner, on a cost-effective basis, on acceptable terms, or at all. We have limited institutional knowledge and experience with respect to these business development activities, and we may also not realize the anticipated benefits of any such transaction or arrangement. In particular, these collaborations may not result in the development of products that achieve commercial success or result in significant revenues and could be terminated prior to developing any products.
Additionally, we may not be in a position to exercise sole decision-making authority regarding the transaction or arrangement, which could create the potential risk of creating impasses on decisions, and our collaborators may have economic or business interests or goals that are, or that may become, inconsistent with our business interests or goals. It is possible that conflicts may arise with our collaborators, such as conflicts concerning the achievement of performance milestones, or the interpretation of significant terms under any agreement, such as those related to financial obligations or the ownership or control of intellectual property developed during the collaboration. If any conflicts arise with our current or future collaborators, they may act in their self-interest, which may be adverse to our best interest, and they may breach their obligations to us. In addition, we have limited control over the amount and timing of resources that our current collaborators or any future collaborators devote to our collaborators’ or our future products. Disputes between us and our collaborators may result in litigation or arbitration which would increase our expenses and divert the attention of our management. Further, these transactions and arrangements are contractual in nature and may be terminated or dissolved under the terms of the applicable agreements and, in such event, we may not continue to have rights to the products relating to such transaction or arrangement or may need to purchase such rights at a premium.
Pear Therapeutics, Inc. | Form 10-Q |Page 65

We in-license patents and content from third parties to develop our products and product candidates. If we had a dispute or fail to comply with obligations in the agreements with a third-party licensor, we could lose rights that are important to our business, or it could materially and adversely affect our ability to commercialize the product or product candidate affected by the dispute.
We license certain intellectual property that is important to our business, and in the future we may enter into additional agreements that provide us with licenses to valuable intellectual property or technology. Some of our current license agreements impose various development, diligence, commercialization or sublicensing, and other obligations, including payments in connection with the achievement of specified milestones, on us in order to maintain the licenses. In spite of our efforts, a current or future licensor might conclude that we have materially breached our obligations under such license agreements and seek to terminate the license agreements, thereby removing or limiting our ability to develop and commercialize products and technology covered by these license agreements. If these in-licenses are terminated, or if the underlying patent rights licensed thereunder fail to provide the intended exclusivity, competitors or other third parties would have the freedom to seek marketing authorization of, and to market, products identical to ours and we may be required to cease our development and commercialization of certain of our product candidates. Any of the foregoing could have a material adverse effect on our business, prospects, results of operations and financial condition.
Licensing intellectual property involves complex legal, business and scientific issues. Disputes may arise between us and our licensors regarding intellectual property subject to a license agreement, including:
•the scope of rights granted under the license agreement and other interpretation-related issues;
•amount of royalty payments under the license agreement;
•whether and to what extent our technology and processes infringe on intellectual property of the licensor that is not subject to the licensing agreement;
•our right to sublicense patent and other rights to collaborators and other third parties;
•our diligence obligations with respect to the use of the licensed technology in relation to our development and commercialization of our products, and what activities satisfy those diligence obligations; and
•the ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our collaborators.
If disputes over licensed intellectual property prevent or impair our ability to maintain the licensing arrangements on acceptable terms, we may be unable to successfully develop and commercialize the affected product, or the dispute may have an adverse effect on our results of operation.
The agreements under which we may license intellectual property or technology from third parties may be complex, and certain provisions in such agreements may be susceptible to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, prospects, results of operations and financial condition. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, prospects, results of operations and financial condition.
We or our licensors may be subject to claims challenging the inventorship or ownership of the patents and other intellectual property that we own or license now or in the future.
We or our licensors may be subject to claims that former employees, consultants, or other third parties have an ownership interest in the patents and intellectual property that we own or in-license or that we may own or in-license in the future. While it is our policy to require our employees and consultants who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be
Pear Therapeutics, Inc. | Form 10-Q |Page 66

unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own or such assignments may not be self-executing or may be breached. Our licensors may face similar obstacles. We or our licensors could be subject to ownership disputes arising, for example, from conflicting obligations of employees, consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against any claims challenging inventorship or ownership. If we or our licensors fail in defending any such claims, we may have to pay monetary damages and may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, intellectual property, which could adversely impact our business, results of operations and financial condition.
Our products utilize third-party open source software components, which may pose particular risks to our proprietary software, technologies, products and services in a manner that could negatively affect our business.
We have chosen, and we may choose in the future, to use open source software in our products. We use various software composition tools, including Veracode and Snyk, which are designed to monitor risks related to licenses and vulnerabilities related to open-source software. Use and distribution of open source software may entail greater risks than use of third-party commercial software, as open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open source licenses may contain requirements that we make available source code for modifications or derivative works we create based upon the type of open source software we use. If we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar products with less development effort and time and ultimately could result in a loss of product sales.
Although we intend to monitor any use of open source software to avoid subjecting our products to conditions we do not intend, the terms of many open source licenses have not been interpreted by US courts, and there is a risk that any such licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our products. Moreover, there is no assurance that our processes for controlling our use of open source software in our products will be effective. If we are held to have breached the terms of an open source software license, we could be required to seek licenses from third parties to continue offering our products on terms that are not economically feasible, to re-engineer our products, to discontinue the sale of our products if re-engineering could not be accomplished on a timely basis, or to make generally available, in source code form, our proprietary code, any of which could materially and adversely affect our business, operating results and financial condition.
Some of our products and research initiatives may be partially supported by government grant awards, which may or may not be available to us in the future or may subject us to federal regulations such as “march-in” rights, certain reporting requirements, and a preference for US manufacturing.
We have received various forms of grant funding from the National Institute on Drug Abuse (NIDA) to support the clinical and commercial development activities of reSET and reSET-O in substance use disorder and opioid use disorder, respectively. To fund a portion of our future research initiatives and development programs, we may apply for additional grant funding from NIDA or other governmental agencies. However, funding by these governmental agencies may be significantly reduced or eliminated in the future for a number of reasons. For example, some programs are subject to a yearly appropriations process in Congress. In addition, we may not receive full funding under current or future grants because of budgeting constraints of the agency administering the program or unsatisfactory progress on the study being funded. Therefore, we cannot be certain that we will receive any future grant funding from any government agencies, or, that if received, we will receive the full amount of the particular grant award. Any such reductions could delay the development of our products and research initiatives.
Moreover, patent rights on inventions conceived or first actually reduced to practice in the performance of work under a US government funding agreement, or subject inventions, are subject to the Bayh-Dole Act of 1980, or Bayh-Dole Act. US government rights in subject inventions include a non-exclusive, non-transferable, irrevocable, paid up license to practice or have practiced for or on behalf of the US the subject invention throughout the world. In addition, the US government has the right to require us to grant exclusive, partially exclusive, or non-exclusive
Pear Therapeutics, Inc. | Form 10-Q |Page 67

licenses to any subject inventions to a third party if the government determines that: (1) adequate steps have not been taken to commercialize the subject invention; (2) government action is necessary to meet public health or safety needs; or (3) government action is necessary to meet requirements for public use under federal regulations, which we refer to as march-in rights. The US government also has the right to take title to subject inventions if we fail, or the applicable licensor fails, to disclose the subject invention to the government, elect title, and file a patent application within specified time limits or if we cease to prosecute the patent application or will allow a patent to lapse. Each subject invention is also subject to certain reporting requirements, compliance with which may require us, or the applicable licensor, to expend substantial resources. In addition, the Bayh Dole Act requires that any exclusive license to use or sell products embodying the subject invention or produced through use of the subject invention in the US include a requirement that such licensed products will be manufactured substantially in the US. The manufacturing preference requirement can be waived if the patent owner can show that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the US or that under the circumstances domestic manufacture is not commercially feasible.
As a result of any funding from NIDA, or if we enter into future arrangements involving federal government funding and conceive or first actually reduce to practice an invention in the performance of work under such funding, patent rights in any such subject inventions may be subject to the applicable provisions of the Bayh-Dole Act. To the extent any of our current or future patent rights relate to subject inventions, the provisions of the Bayh-Dole Act may similarly apply. Any exercise by the federal government of certain of its rights under the Bayh-Dole Act could harm our competitive position, business, financial condition, results of operations, and prospects.
Risks Relating to Our Products
The success of any enhancements or improvements to our products or any new products depends on several factors, including regulatory review timelines, timely completion, competitive pricing, adequate quality testing, integration with new and existing technologies in our products and third-party collaborators’ technologies and overall market acceptance.
We expect that the PDT market, as with many technology markets, will be characterized by rapid technological change, frequent new product and service introductions and enhancements, changing customer demands, and evolving industry standards. As an initial matter, a significant portion of our market may not have access to smartphones or other technology necessary to utilize our PDTs. In addition, the introduction of products and services embodying new technologies could quickly make existing products and services obsolete and unmarketable. Additionally, changes in laws and regulations could impact the usefulness of our products and could necessitate changes or modifications to our products to accommodate such changes. We invest substantial resources in researching and developing new products and enhancing our existing products by incorporating additional features, improving functionality, and adding other improvements to meet our patients’ evolving needs. If we are unable to develop and release new products, or successful enhancements, new features and modifications to our existing products, our business, financial condition and results of operations could be materially and adversely affected. We may not succeed in developing, marketing and delivering on a timely and cost-effective basis enhancements or improvements to our products or any new products that respond to continued changes in market demands or new customer requirements, and any enhancements or improvements to our products or any new products may not achieve market acceptance. Since developing our products is complex, the timetable for the release of new products and enhancements to existing products is difficult to predict, and we may not offer new products and updates as rapidly as our users require or expect. Any new products that we develop or acquire may not be introduced in a timely or cost-effective manner, may contain errors or defects, or may not achieve the broad market acceptance necessary to generate significant or any revenue.
The introduction of new products and products by competitors, the development of entirely new technologies to replace existing offerings or shifts in healthcare benefits trends could make our products obsolete or materially and adversely affect our business, financial condition and results of operations. We may experience difficulties with software development, industry standards, design or marketing that could delay or prevent our development, introduction or implementation of new products, enhancements, additional features or capabilities. If patients and
Pear Therapeutics, Inc. | Form 10-Q |Page 68

healthcare providers do not widely adopt our products, we may not be able to realize a return on our investment. If we do not accurately anticipate patient demand or we are unable to develop, license or acquire new features and capabilities on a timely and cost-effective basis, or if such enhancements do not achieve market acceptance, it could result in adverse publicity, loss of revenue or market acceptance or claims by patients or healthcare providers brought against us, each of which could have a material and adverse effect on our reputation, business, results of operations and financial condition.
Our products may cause undesirable side effects or have other properties that could limit their commercial potential.
If we or others identify undesirable side effects directly or indirectly caused by our products, a number of potentially significant negative consequences could result, including:
•regulatory authorities may withdraw clearance, authorization, or approvals of such product;
•regulatory authorities may require additional warnings on the product’s label;
•we may be required to issue safety communications to patients or healthcare providers that outline the risks of such side effects;
•we could be sued and held liable for harm caused to patients; and
•our reputation may suffer.
Any of these events could prevent us from achieving or maintaining market acceptance of the particular product or product candidate and, as a result of negative impacts to our reputation, our other products or product candidates and could significantly harm our business, results of operations and prospects.
Our current product candidates are in various stages of development. Our product candidates may fail in development or suffer delays that adversely affect their commercial viability. If we fail to maintain clearance, de novo classification or authorization to market our product candidates for expanded indications, or if we are delayed in obtaining such marketing authorizations, our business, prospects, results of operations and financial condition could be materially and adversely affected.
The process of seeking FDA marketing authorization is expensive and time consuming. There can be no assurance that marketing authorization will be granted. If we are not successful in obtaining timely clearance, de novo classification or approval of our product candidates, we may never be able to generate significant revenue and may be forced to cease operations. The FDA can delay, limit or deny for many reasons, including:
•We may not be able to demonstrate to the FDA’s satisfaction that our product candidates meet the applicable regulatory standards for clearance, de novo classification, or authorization, as applicable;
•The FDA may disagree that our clinical data supports the label and use that we are seeking; and
•The FDA may disagree that the data from our preclinical or pilot studies and clinical trials is sufficient to support marketing authorization.
Obtaining marketing authorization from the FDA or any foreign regulatory authority could result in unexpected and significant costs for us and consume management’s time and other resources. The FDA could ask us to supplement our submissions, collect additional nonclinical data, conduct additional clinical trials, prepare additional manufacturing data or information or engage in other time-consuming actions, or it could simply deny our applications. In addition, if granted marketing authorization, we will be required to obtain additional FDA authorizations or clearances prior to making certain modifications to our devices. Further, FDA may impose other restrictions on our marketing authorizations, or we may lose marketing authorization, if post-market data demonstrates safety issues or lack of effectiveness. If we are unable to obtain and maintain the necessary marketing authorizations to market our products, our financial condition may be adversely affected, and our ability to grow domestically and internationally would likely be limited. Additionally, even if granted marketing
Pear Therapeutics, Inc. | Form 10-Q |Page 69

authorization, our products may not receive marketing authorization for the indications that are necessary or desirable for successful commercialization or profitability. This could have a material adverse effect on our business, prospects, results of operations and financial condition.
Clinical trials of any of our products or product candidates may fail to produce results necessary to support regulatory clearance or authorization.
We incur substantial expense for, and devote significant time to, clinical trials but cannot be certain that the trials will ever result in commercial gains. We may experience significant setbacks in clinical trials, even after earlier clinical trials showed promising results, and failure can occur at any time during the clinical development process. Any of our products may malfunction or may produce undesirable adverse effects that could cause us, institutional review boards (“IRBs”) or regulatory authorities to interrupt, delay or halt clinical trials. We, IRBs, the FDA, or another regulatory authority may suspend or terminate clinical trials at any time to avoid exposing trial participants to unacceptable health risks. Our clinical trials may produce negative or inconclusive results or may demonstrate a lack of effect of our product candidates. Additionally, the FDA may disagree with our interpretation of the data from our pilot studies and clinical trials, or may find the clinical trial design, conduct or results inadequate to demonstrate safety or effectiveness, and may require us to pursue additional clinical trials, which could further delay the clearance or authorization of our product candidates. If we are unable to demonstrate the safety and effectiveness of product candidates in our clinical trials, we will be unable to obtain the regulatory clearances or authorizations we need to commercialize new products.
In addition, to the extent that additional information regarding products being studied in clinical trials could translate to currently cleared or authorized products, such as information on new side effects, those results may impact existing clearances and authorizations, and required contraindications, warnings or precautions in product labeling.
Interim, “topline” and preliminary data from clinical trials of our products or product candidates may change as more patient data becomes available and are subject to confirmation, audit, and verification procedures that could result in material changes in the final data.
From time to time, we may publicly disclose preliminary or topline data from our pilot studies and clinical trials, which is based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. We also make assumptions, estimations, calculations, and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the topline or preliminary results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Topline data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, topline data should be viewed with caution until the final data are available. From time to time, we may also disclose interim data from our clinical trials. Interim or preliminary data from clinical trials are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment and treatment continues and more patient data become available or as patients from our clinical trials continue other treatments for their disease. Adverse differences between preliminary or interim data and final data could significantly harm our business prospects. Further, disclosure of interim data by us or by our competitors could result in volatility in the price of our Class A common stock.
Further, third parties, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the potential of the particular program, the likelihood of marketing authorization or clearance or commercialization of the particular product candidate, the commercial success of any product for which we may have already obtained authorization or clearance, and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is derived from information that is typically extensive, and you or others may not agree with what we determine is material or otherwise appropriate information to include in our disclosure.
Pear Therapeutics, Inc. | Form 10-Q |Page 70

If the interim, topline, or preliminary data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain clearance, authorization, or approval for, and commercialize, our product candidates may be harmed, which could harm our business, operating results, prospects or financial condition.
reSET-O is used in combination with Buprenorphine which exposes us to additional risks.
reSET-O is FDA-authorized for treatment of OUD in combination with Buprenorphine. We are subject to the risk that the FDA could revoke approval of Buprenorphine or that safety, efficacy, manufacturing or supply issues could arise with Buprenorphine. This could materially and adversely affect reSET-O’s commercial success.
Risks Related to Our Regulatory Compliance and Legal Matters
We operate in a highly regulated industry and are subject to a wide range of federal, state and local laws, rules and regulations, including FDA regulatory requirements and laws pertaining to fraud and abuse in healthcare, that affect nearly all aspects of our operations. Failure to comply with these laws, rules and regulations, or to obtain and maintain required licenses, could subject us to enforcement actions, including substantial civil and criminal penalties, and might require us to recall or withdraw a product from the market or cease operations. Any of the foregoing could materially and adversely affect our business, financial condition and results of operations.
We and our products are subject to extensive regulation in the US, including by the FDA. The regulations to which we are subject are complex. The FDA regulates, among other things, with respect to medical devices: design, development and manufacturing; testing, labeling, content and language of instructions for use; clinical trials; product safety; medical device cybersecurity; pre-market clearance, authorization, and approval; establishment registration and device listing; marketing, sales and distribution; complaint handling; record keeping procedures; advertising and promotion; recalls and field safety corrective actions; post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury; post-market studies; and product import and export. The FDA monitors compliance with these applicable regulatory requirements through periodic unannounced inspections as well as various other channels, such as reviewing post-market surveillance and recall reports, monitoring advertising and promotional practices on-line and at trade shows, and reviewing trade complaints submitted by competitors or other third parties. We do not know whether we will pass any future inspections for FDA compliance, or whether the FDA might identify compliance concern(s) through other channels of information. Failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement-related actions such as: FDA Form 483s; untitled or warning letters; clinical holds on research; fines; injunctions; civil penalties; termination of distribution; recalls or seizures of products; delays in the introduction of products into the market; total or partial suspension of production; refusal to grant future clearances, authorizations, or approvals; withdrawals or suspensions of current clearances or marketing authorizations, resulting in prohibitions on the sale and distribution of our products; and in the most serious cases, criminal penalties. Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and have a material adverse effect on our reputation, business, financial condition and results of operations.
The FDA and the FTC also regulate the advertising and promotion of our products to ensure that the claims we make are consistent with our regulatory authorizations, that there is adequate and reasonable data to substantiate the claims and that our promotional labeling and advertising is neither false nor misleading. If the FDA or FTC determines that any of our advertising or promotional claims are false, misleading, not substantiated or not permissible, we may be subject to enforcement actions, including untitled or warning letters, and we may be required to revise our promotional claims and make other corrections or restitutions. We also may be subject to fines, or other regulatory, civil, or criminal sanctions.
Pear Therapeutics, Inc. | Form 10-Q |Page 71

Additional federal and state healthcare laws and regulations that may affect our ability to conduct business include, without limitation:
•the federal Anti-Kickback Statute, which prohibits, among other things, any person from knowingly and willfully offering, soliciting, receiving or providing remuneration, directly or indirectly, in exchange for or to induce either the referral of an individual for, or the purchase, order or recommendation of, any good or service for which payment may be made under federal healthcare programs, such as CMS programs;
•the federal civil false claims and civil monetary penalties laws, including, without limitation, the federal False Claims Act, which prohibits, among other things, individuals or entities from knowingly presenting, or causing to be presented, false claims, or knowingly using false statements, to obtain payment from the federal government;
•federal criminal laws that prohibit executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters;
•the federal Civil Monetary Penalties Law prohibits, among other things, offering or transferring remuneration to a federal healthcare beneficiary that a person knows or should know is likely to influence the beneficiary’s decision to order or receive items or services reimbursable by the government from a particular provider or supplier;
•the federal Physician Payment Sunshine Act, or Open Payments, created under the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Affordability Reconciliation Act of 2010, or collectively the Affordable Care Act (“ACA”), and its implementing regulations, which requires manufacturers of drugs, medical devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid, or the Children’s Health Insurance Program to report annually to CMS information related to payments or other transfers of value made to licensed physicians and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members;
•Health Insurance Portability Administration and Accountability Act of 1996 (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act, and its implementing regulations, which impose certain requirements relating to the privacy, security and transmission of protected health information (“PHI”), on certain healthcare providers, health plans and healthcare clearinghouses, and their business associates that access or otherwise process individually identifiable health information on their behalf; HIPAA also created criminal liability for knowingly and willfully falsifying or concealing a material fact or making a materially false statement in connection with the delivery of or payment for healthcare benefits, items or services;
•medical device regulations pursuant to the federal Food, Drug and Cosmetic Act which require, among other things, pre-market clearance, authorization, or approval; compliant labeling; medical device adverse event reporting; establishment registration and device listing; reporting of corrections and removals; and quality system requirements;
•state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws which may apply to items or services reimbursed by any third-party payor, including commercial insurers, and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and are in addition to requirements under HIPAA, thus complicating compliance efforts; and
•state laws governing the corporate practice of medicine and other healthcare professions and related fee-splitting laws.
Our employees, consultants and commercial collaborators may engage in misconduct or other improper activities, including non-compliance with such regulatory standards and requirements.
Pear Therapeutics, Inc. | Form 10-Q |Page 72

Because of the breadth of these laws and the narrowness of available statutory and regulatory exemptions, it is possible that some of our activities could be subject to challenge under one or more of such laws. Any action brought against us for violations of these laws or regulations, even if successfully defended, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. We may be subject to private “qui tam” actions brought by individual whistleblowers on behalf of the federal or state governments, with potential liability under the federal False Claims Act including mandatory treble damages and significant per-claim penalties.
Although we have adopted policies and procedures designed to comply with these laws and regulations and conduct internal reviews of our compliance with these laws, our compliance is also subject to governmental review. The growth of our business and sales organization including future expansion outside of the US may increase the potential of violating these laws or our internal policies and procedures. The risk of our being found in violation of these or other laws and regulations is further increased by the fact that many have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action brought against us for violation of these or other laws or regulations, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management’s attention from the operation of our business. If our operations are found to be in violation of any of the federal, state and foreign laws described above or any other current or future fraud and abuse or other healthcare laws and regulations that apply to us, we may be subject to penalties, including significant criminal, civil and administrative penalties, damages and fines, disgorgement, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of noncompliance with these laws, imprisonment for individuals and exclusion from participation in government programs, such as Medicare and Medicaid, as well as contractual damages and reputational harm. We could also be required to curtail or cease our operations. Any of the foregoing consequences could seriously harm our business, financial condition and results of operations.
Our employees, independent contractors, consultants and collaborators may engage in misconduct or other improper activities, including non-compliance with regulatory standards and requirements, which could cause significant liability for us and harm our reputation.
We are exposed to the risk that our employees, independent contractors, consultants and collaborators may engage in fraudulent conduct or other illegal activity. It is not always possible to identify and deter misconduct by employees and other third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to comply with these laws or regulations. Misconduct by those parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates:
•FDA regulations or similar regulations of comparable non-US regulatory authorities, including those laws requiring the reporting of true, complete and accurate information to such authorities;
•manufacturing standards;
•federal and state healthcare fraud and abuse laws and regulations and similar laws and regulations established and enforced by comparable non-US regulatory authorities; and
•laws that require the reporting of financial information or data accurately.
In particular, sales, marketing and business arrangements in the healthcare industry are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Activities subject to these laws may involve the improper use or misrepresentation of information obtained in the course of clinical trials, creating fraudulent data in our clinical trials or illegal misappropriation of product materials, which could result in regulatory sanctions and serious harm to our reputation. It is not always possible to identify and deter misconduct, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or
Pear Therapeutics, Inc. | Form 10-Q |Page 73

unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws, standards or regulations. Additionally, we are subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business and results of operations, including the imposition of civil, criminal and administrative penalties, damages, monetary fines, disgorgement, integrity oversight and reporting obligations, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of our operations, any of which could have a material adverse effect on our ability to operate our business and our results of operations.
We could incur significant liability if it is determined that we are promoting any “off-label” uses of our products.
Although our products are marketed for the specific therapeutic uses for which the devices were designed and our personnel are trained not to promote our products for uses outside of the FDA-cleared or authorized indications for use, known as “off-label uses,” we cannot, however, prevent a physician from using our products in ways, when in the physician’s independent professional medical judgment, he or she deems it appropriate. The use of our products for indications other than those authorized, cleared, or approved by the FDA or authorized by any foreign regulatory body may not effectively treat such conditions, which could harm our reputation in the marketplace among primary care physicians and patients.
If the FDA or any foreign regulatory body determines that our promotional materials or training constitute promotion of an off-label use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance or imposition of an untitled letter or warning letter, injunction, seizure, civil fine or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action under other regulatory authority, such as false claims laws, based on our off-label promotion having caused submission of false (non-reimbursable) claims, for any products for which we obtain government reimbursement, if they consider our business activities to constitute promotion of an off-label use, which could result in significant penalties, including, but not limited to, criminal, civil and administrative penalties, damages, fines, disgorgement, exclusion from participation in government healthcare programs and the curtailment of our operations. In addition, certain jurisdictions have “all payor” false claims act laws that extend penalties for false claims beyond those submitted to government programs.
We face potential product liability exposure, and, if claims brought against us are successful, we could incur substantial liabilities.
Our business exposes us to potential product liability claims that are inherent in the design, manufacture, testing and sale of medical devices. We could become the subject of product liability lawsuits alleging that component failures, manufacturing flaws, design defects or inadequate disclosure of product-related risks or product-related information resulted in an unsafe condition, injury or death to patients. In addition, physicians may misuse our products with their patients if they are not adequately trained, potentially leading to injury and an increased risk of product liability. The misuse of our products, or the failure of physicians or patients to adhere to operating guidelines, could cause significant harm to patients, including death, which could result in product liability claims. Product liability lawsuits and claims, safety alerts or product recalls, with or without merit, could cause us to incur substantial costs, and could place a significant strain on our financial resources, divert the attention of management from our core business, harm our reputation and materially and adversely affect our ability to attract and retain patients, any of which could have a material adverse effect on our business, financial condition and results of operations.
Although we maintain third-party product liability insurance coverage, it is possible that claims against us may exceed the coverage limits of our insurance policies. Even if any product liability loss is covered by an insurance policy, these policies typically have substantial deductibles for which we are responsible. Product liability claims in excess of applicable insurance coverage could have a material adverse effect on our business, financial condition and results of operations. In addition, any product liability claim brought against us, with or without merit, could result in an increase of our product liability insurance premiums. Insurance coverage varies in cost and can be
Pear Therapeutics, Inc. | Form 10-Q |Page 74

difficult to obtain, and we cannot guarantee that we will be able to obtain insurance coverage in the future on terms acceptable to us or at all.
Additionally, from time to time we may enter into agreements pursuant to which we indemnify third parties for certain claims relating to our products. These indemnification obligations may require us to pay significant sums of money for claims that are covered by these indemnification obligations. We are not currently subject to any product liability claims; however, any future product liability claims against us, regardless of their merit, may result in negative publicity about us that could ultimately harm our reputation and could have a material adverse effect on our business, financial condition and results of operations.
Healthcare reform and other governmental and private payor initiatives may have an adverse effect upon, and could prevent, our products’ or product candidates’ commercial success.
In the US and in certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the healthcare system that could impact our ability to sell our products profitably, such as the ACA.
Since its enactment, there have been numerous judicial, administrative, executive, and legislative challenges to certain aspects of the ACA, and we expect there will be additional challenges and amendments to the ACA in the future. For example, various portions of the ACA are currently undergoing legal and constitutional challenges in the US Supreme Court. Additionally, the former Trump administration issued various Executive Orders which eliminated cost-sharing subsidies and various provisions that would impose a fiscal burden on states or a cost, fee, tax, penalty or regulatory burden on individuals, healthcare providers, health insurers, or manufacturers of pharmaceuticals or medical devices and Congress has introduced several pieces of legislation aimed at significantly revising or repealing the ACA. Further, on December 20, 2019, the Further Consolidated Appropriations Act (H.R. 1865), which repeals the Cadillac tax, the health insurance provider tax, and the medical device excise tax, was signed into law. It is unclear whether the ACA will be overturned, repealed, replaced, or further amended. We cannot predict what affect further changes to the ACA would have on our business, especially under the Biden administration.
Other legislative changes have been proposed and adopted in the US since the ACA was enacted. In August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers up to 2% per fiscal year, and, due to subsequent legislative amendments, will remain in effect through 2030 unless additional congressional action is taken. Pursuant to the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), as well as subsequent legislation, these reductions were suspended from May 1, 2020 through March 31, 2021, due to the COVID-19 pandemic. Proposed legislation, if passed, would extend this suspension until the end of the pandemic.
There has been increasing legislative and enforcement interest in the US with respect to prescription-pricing practices. Specifically, there have been several recent US Congressional inquiries and proposed federal and state legislation designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs. The HHS has already started the process of soliciting feedback on some of these measures and, at the same time, is immediately implementing others under its existing authority. It is unclear what effect such legislative and enforcement interest may have on prescription devices. Further, it is unclear whether the Biden administration will challenge, reverse, revoke or otherwise modify the prior administration’s executive and administrative actions.
We expect that these and other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and in additional downward pressure on the price that we receive for any cleared, authorized, or approved device, which could have an adverse effect on patients for our products or product candidates. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors.
Pear Therapeutics, Inc. | Form 10-Q |Page 75

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels in the US directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our products. Such reforms could have an adverse effect on anticipated revenue from product candidates that we may successfully develop and for which we may obtain regulatory clearance, authorization, or approval and that may affect our overall financial condition and ability to develop product candidates. If we or any third parties we may engage are slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if we or such third parties are not able to maintain regulatory compliance, our current or any future product candidates we may develop may lose any regulatory clearance, authorization, or approval that may have been obtained and we may not achieve or sustain profitability.
Noncompliance with billing and documentation requirements could result in non-payment or subject us to billing or other compliance investigations by government authorities or private insurers.
Payors typically have differing and complex billing and documentation requirements. If we fail to comply with these payor-specific requirements, we may not be paid for our services or payment may be substantially delayed or reduced. Moreover, federal and state laws, rules and regulations impose substantial penalties, including criminal and civil fines, monetary penalties, exclusion from participation in government healthcare programs and imprisonment, on entities or individuals (including any individual corporate officers or physicians deemed responsible) that fraudulently or wrongfully bill government-funded programs or other third-party payors for healthcare services.
From time to time in the ordinary course of business, governmental agencies and private insurers also conduct audits of healthcare companies like us. Such audits could result in the incurrence of additional costs and diversion of management’s time and attention. In addition, such audits could trigger repayment demands based on findings that our products were billed in a manner that violated applicable billing requirements. We cannot predict whether any future audits, inquiries or investigations, or the public disclosure of such matters, likely would negatively impact our business, financial condition, results of operations, cash flows and the trading price of our securities.
We are subject to data privacy and security laws and regulations governing our collection, use, disclosure, or storage of personally identifiable information, including protected health information and payment card data, which may impose restrictions on us and our operations. Any actual or perceived noncompliance with such laws and regulations may result in penalties, regulatory action, loss of business or unfavorable publicity.
Numerous federal and state laws and regulations govern the collection, use, disclosure, storage and transmission of personally identifiable information (“PII”), including PHI, and information related to treatment for substance use disorders. These laws and regulations, including their interpretation by governmental agencies, are subject to frequent change and could have a negative impact on our business. In addition, in the future, industry requirements or guidance, contractual obligations, and/or legislation at both the federal and the state level may limit, forbid or regulate the use or transmission of health information outside of the US.
These varying interpretations can create complex compliance issues for us and our partners and potentially expose us to additional expense, adverse publicity and liability, any of which could materially and adversely affect our business.
Federal and state consumer protection laws are increasingly being applied by the FTC and states’ attorneys general to regulate the collection, use, storage and disclosure of PII, through websites or otherwise, and to regulate the presentation of website content. In addition, other laws, such as the Confidentiality of Substance Use Disorder Patient Records regulations at 42 C.F.R. Part 2, limit the potential use of in substance use disorder treatment-related data in non-treatment-based setting, such as administrative or criminal hearings related to the patient, and include associated restrictions on disclosure of information.
The security measures that we and our third-party vendors and subcontractors have in place to ensure compliance with privacy and data protection laws may not protect our facilities and systems from security breaches, acts of vandalism or theft, computer viruses, misplaced or lost data, programming and human errors or other similar
Pear Therapeutics, Inc. | Form 10-Q |Page 76

events. Even though we provide for appropriate protections through our agreements with our third-party vendors, we still have limited control over their actions and practices. A breach of privacy or security of PII or PHI may result in an enforcement action, including criminal and civil liability, against us. We are not able to predict the extent of the impact such incidents may have on our business. Enforcement actions against us could be costly and could interrupt regular operations, which may materially and adversely affect our business. While we have not received any notices of violation of the applicable privacy and data protection laws and believe we are in compliance with such laws, there can be no assurance that we will not receive such notices in the future.
There is ongoing concern from privacy advocates, regulators and others regarding data privacy and security issues, and the number of jurisdictions with data privacy and security laws has been increasing. Also, there are ongoing public policy discussions regarding whether the standards for de-identification, anonymization, or pseudonymization of health information are sufficient, and the risk of re-identification sufficiently small, to adequately protect patient privacy. We expect there will continue to be new proposed and amended laws, regulations and industry standards concerning privacy, data protection and information security in the US, such as the California Consumer Privacy Act (“CCPA”), which went into effect on January 1, 2020, and has been amended several times. Further, a new California privacy law, the California Privacy Rights Act (“CPRA”), was passed by California voters on November 3, 2020, and in March 2021, Virginia passed a new privacy law, the Consumer Data Protection Act (“VCDPA”), similar to the CPRA. The CPRA will create additional obligations with respect to processing and storing personal information and the VCDPA is scheduled to take effect on January 1, 2023 (with certain provisions of the CPRA having retroactive effect to January 1, 2022). In addition New York’s Stop Hacks and Improve Electronic Data Security Act (“SHIELD Act”), requires any person or business owning or licensing computerized data that includes the private information of a resident of New York to implement and maintain reasonable safeguards to protect the security, confidentiality, and integrity of the private information. Other US states also are considering omnibus privacy legislation and industry organizations regularly adopt and advocate for new standards in these areas. While the CCPA and CPRA contain exceptions for certain activities involving PHI under HIPAA, we cannot yet determine the impact the CCPA, CPRA, VCDPA or other such future laws, regulations and standards may have on our business.
Future laws, regulations, standards, obligations, amendments, and changes in the interpretation of existing laws, regulations, standards and obligations could impair our or our customers’ ability to collect, use or disclose information relating to patients or consumers, including information derived therefrom, which could decrease demand for our products, increase our costs and impair our ability to maintain and grow our customer base and increase our revenue. Accordingly, we may find it necessary or desirable to fundamentally change our business activities and practices or to expend significant resources to modify our software or platform and otherwise adapt to these changes.
Further, our patients may expect us to comply with more stringent privacy and data security requirements than those imposed by laws, regulations, or self-regulatory requirements, and we may be obligated contractually to comply with additional or different standards relating to our handling or protection of data.
Any failure or perceived failure by us to comply with federal or state laws or regulations, industry standards or other legal obligations, or any actual or suspected privacy or security incident, whether or not resulting in unauthorized access to, or acquisition, release or transfer of PII or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties or adverse publicity and could cause our customers to lose trust in us, which could have an adverse effect on our reputation and business. We may be unable to make such changes and modifications in a commercially reasonable manner or at all, and our ability to develop new products could be limited. Any of these developments could harm our business, financial condition and results of operations. Privacy and data security concerns, whether valid or not valid, may inhibit retention of our products by existing customer or adoption of our products by new customers.
Pear Therapeutics, Inc. | Form 10-Q |Page 77

Security breaches, ransomware attacks and other disruptions to our information technology structure could compromise our information, disrupt our business, and expose us to significant liability, which would cause our business and reputation to suffer and we may be unable to maintain and scale our technology.
In the ordinary course of our business, we collect, store, use and disclose sensitive data, including PHI and other types of PII. We also process and store, and use additional third parties to process and store, sensitive information including intellectual property and other proprietary business information, including that of our patients. Patient information is encrypted but not always de-identified. We manage and maintain our platform and data utilizing a combination of managed data center systems and cloud-based computing center systems.
We are highly dependent on information technology networks and systems, including the internet, to securely process, transmit and store this critical information. Security breaches of this infrastructure, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, and employee or contractor error, negligence or malfeasance, can create system disruptions, shutdowns or unauthorized disclosure or modifications of confidential information, causing member PHI and other PII to be accessed or acquired without authorization or to become publicly available. We utilize third-party service providers for important aspects of the collection, storage and transmission of customer, user and patient information, and other confidential and sensitive information, and therefore rely on third parties to manage functions that have material cybersecurity risks. Because of the sensitivity of the PHI, other PII, and other confidential information we and our service providers collect, store, transmit, and otherwise process, the security of our technology platform and other aspects of our services, including those provided or facilitated by our third-party service providers, are important to our operations and business strategy. We take certain administrative, physical and technological safeguards to address these risks, such as by requiring outsourcing subcontractors who handle customer, user and patient information for us to enter into agreements that contractually obligate those subcontractors to use reasonable efforts to safeguard PHI, other PII, and other sensitive information. Measures taken to protect our systems, those of our subcontractors, or the PHI, other PII, or other sensitive data we or our subcontractors process or maintain, may not adequately protect us from the risks associated with the collection, storage and transmission of such information. Although we take steps to help protect confidential and other sensitive information from unauthorized access or disclosure, our information technology and infrastructure may be vulnerable to attacks by hackers or viruses, failures or breaches due to third-party action, employee negligence or error, malfeasance or other disruptions.
A security breach or privacy violation that leads to disclosure or unauthorized use or modification of, or that prevents access to or otherwise impacts the confidentiality, security, or integrity of, member information, including PHI or other PII, or other sensitive information we or our subcontractors maintain or otherwise process, could harm our reputation, compel us to comply with breach notification laws, cause us to incur significant costs for remediation, fines, penalties, notification to individuals and for measures intended to repair or replace systems or technology and to prevent future occurrences, potential increases in insurance premiums, and require us to verify the accuracy of database contents, resulting in increased costs or loss of revenue. If we are unable to prevent such security breaches or privacy violations or implement satisfactory remedial measures, or if it is perceived that we have been unable to do so, our operations could be disrupted, we may be unable to provide access to our platform, and could suffer a loss of customers or users or a decrease in the use of our platform, and we may suffer loss of reputation, adverse impacts on customer, user and investor confidence, financial loss, governmental investigations or other actions, regulatory or contractual penalties, and other claims and liability. In addition, security breaches and other inappropriate access to, or acquisition or processing of, information can be difficult to detect, and any delay in identifying such incidents or in providing any notification of such incidents may lead to increased harm.
Any such breach or interruption of our systems, or those of any of our third-party information technology partners, could compromise our networks or data security processes and sensitive information could be inaccessible or could be accessed by unauthorized parties, publicly disclosed, lost or stolen. Any such interruption in access, improper access, disclosure or other loss of information could result in legal claims or proceedings, liability under laws and regulations that protect the privacy of member information or other personal information, such as HIPAA, the CCPA, other state data breach laws and regulatory penalties. Unauthorized access, loss or dissemination could also disrupt our operations, including our ability to perform our services, provide member assistance services, conduct research and development activities, collect, process, and prepare company financial information, provide
Pear Therapeutics, Inc. | Form 10-Q |Page 78

information about our current and future solutions and engage in other user and clinician education and outreach efforts. Any such breach could also result in the compromise of our trade secrets and other proprietary information, which could materially and adversely affect our business and competitive position. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.
International privacy and data security concerns and laws could result in additional costs and may prevent us from successfully expanding our business internationally.
Internationally, virtually every major jurisdiction has established its own data security and privacy legal framework. For instance, in May 2018, the European General Data Protection Regulation, or GDPR, came into effect and established requirements applicable to the handling of personal data and may result in fines up to €20 million (approximately $22 million based on current exchange rates) or up to 4% of annual global revenue in the preceding financial year, whichever is higher, and other administrative penalties. In many European jurisdictions enforcement actions and consequences for non-compliance are also rising.
Jurisdictions outside of the US and Europe are also considering and/or enacting comprehensive data protection legislation. Cross-border data transfers and other future developments regarding local data residency could increase the cost and complexity of delivering our services in some markets and may lead to governmental enforcement actions, litigation, fines, and penalties or adverse publicity, which could adversely affect our business and financial position, could greatly increase our cost of providing our products and services, require significant changes to our operations, or even prevent us from offering certain services in specific jurisdictions.
Several Asian countries have constitutional protections for, or have adopted legislation protecting, individuals’ personal information. For instance, the Personal Information Protection Law (“PIPL”) of the People’s Republic of China (“PRC”), was adopted on August 20, 2021, and went into effect on November 1, 2021. The PIPL shares similarities with the GDPR, including extraterritorial application, data minimization, data localization, and purpose limitation requirements, and obligations to provide certain notices and rights to citizens of the PRC. The PIPL allows for fines of up to CN¥ 50 million (approximately $8 million based on current exchange rates) or 5% of a covered company’s revenue in the prior year. Our approach with respect to the GDPR, the PIPL, and other data protection legislation may be subject to further evaluation and change, our compliance measures may not be fully adequate and may require modification, we may expend significant time and cost in developing and maintaining a privacy governance program, data transfer or localization mechanisms, or other processes or measures to comply with these legal frameworks when looking to expand or business outside of the US.
We also continue to see jurisdictions imposing data localization laws, which may require personal information of citizens of a jurisdiction to be, among other data processing operations, initially collected, stored, and modified locally within such jurisdiction. These regulations may inhibit our ability to expand into those markets without significant additional costs.
Because of the breadth of these data protection laws and the narrowness of their exceptions and safe harbors, it is possible that international expansion could subject our business or data protection policies to challenge under one or more of such laws. The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of heightened regulatory focus on data privacy and security issues. If our operations are found to be in violation of any of the data protection laws described above or any other laws that apply to us, we may be subject to penalties, including, but not limited to, criminal, civil and administrative penalties, damages, fines, disgorgement, individual imprisonment, possible exclusion from participation in government healthcare programs, injunctions, private qui tam actions brought by individual whistleblowers in the name of the government, class action litigation and the curtailment or restructuring of our operations, as well as additional reporting obligations and oversight if we become subject to a corrective action plan or other agreement to resolve allegations of non-compliance with these laws, any of which could adversely affect our ability to operate our business and our results of operations.
Pear Therapeutics, Inc. | Form 10-Q |Page 79

Our PearConnect platform may not operate properly, which could damage our reputation, subject us to claims, or require us to divert application of our resources from other purposes, any of which could harm our business and growth.
Our PearConnect platform provides patients and physicians with the ability to, among other things, provide (i) access to the Pear MD Clinician Dashboard; (ii) an end-to-end patient service center; and (iii) a data analytics system configured to aggregate patient engagement, adherence, and clinical outcome data for insight generation. Proprietary software development is time-consuming, expensive, complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we may discover additional problems that prevent PearConnect from operating properly. We continue to implement software with respect to a number of new applications and services. The operation of our technology also depends in part on the performance of third-party service providers. If our technology platform does not function reliably or fails to achieve provider, partner or payor expectations in terms of performance, we may be required to divert resources allocated for other business purposes to address these issues, may suffer reputational harm, lose or fail to grow our customer base, and may be subject to liability claims.
Our patient service center uses text and voice calls to communicate with healthcare providers, patients and prospective patients, and we are subject to various marketing and advertising laws including the Telephone Consumer Protection Act of 1991 (“TCPA”). If we fail to comply with applicable laws, including the TCPA, we may be subject to significant liabilities.
Our patient service center uses short message service (“SMS”), text messages and telephone calls to communicate with healthcare providers, patients and prospective patients. The actual or perceived improper sending of text messages or the making of telephone calls may subject us to potential risks, including liabilities or claims relating to consumer protection laws. Numerous class-action suits under federal and state laws have been filed in recent years against companies who conduct SMS texting programs or make unwanted telephone calls, with many resulting in multi-million-dollar settlements to the plaintiffs. Any future such litigation against us could be costly and time-consuming to defend. For example, the TCPA, a federal statute that protects consumers from unwanted telephone calls, faxes, and text messages, restricts telemarketing and the use of automated SMS text messages without proper consent. Additionally, state regulators may determine that telephone calls to our patients are subject to state telemarketing regulations. Federal or state regulatory authorities or private litigants may claim that the notices and disclosures we provide, form of consents we obtain, or our SMS texting practices are not adequate or violate applicable law. This may in the future result in civil claims against us. The scope and interpretation of the laws that are or may be applicable to the delivery of text messages are continuously evolving and developing. If we do not comply with these laws or regulations or if we become liable under these laws or regulations, we could face direct liability, could be required to change some portions of our business model, could face negative publicity, and our business, financial condition, and results of operations could be materially and adversely affected. Even an unsuccessful challenge of our SMS texting or telephone calling practices by our customers, regulatory authorities, or other third parties could result in negative publicity and could require a costly response from and defense by us.
We may be subject to governmental investigation, litigation and other proceedings, including intellectual property disputes, which are costly to defend and could materially harm our business and results of operations.
We may be party to government investigations, lawsuits and legal proceedings in the normal course of business. These matters are often expensive and disruptive to normal business operations. We may face allegations, lawsuits and regulatory inquiries, audits and investigations regarding data privacy, security, labor and employment, consumer protection and intellectual property infringement, including claims related to privacy, patents, publicity, trademarks, copyrights and other rights. A portion of the technologies we use incorporates open source software, and we may face claims claiming ownership of open source software or patents related to that software, rights to our intellectual property or breach of open source license terms, including a demand to release material portions of our source code or otherwise seeking to enforce the terms of the applicable open source license. We may also face allegations or litigation related to our acquisitions, securities issuances or business practices, including public disclosures about our business. Litigation and regulatory proceedings, and particularly the patent infringement and class action matters we could face, may be protracted and expensive, and the results are difficult to predict.
Pear Therapeutics, Inc. | Form 10-Q |Page 80

Certain of these matters may include speculative claims for substantial or indeterminate amounts of damages and include claims for injunctive relief. Additionally, our litigation costs could be significant. Adverse outcomes with respect to litigation or any of these legal proceedings may result in significant settlement costs or judgments, penalties and fines, or require us to modify our solution or require us to stop offering certain features, all of which could negatively impact our business. We may also become subject to periodic audits, which would likely increase our regulatory compliance costs and may require us to change our business practices, which could negatively impact our results of operations. Managing legal proceedings, litigation and audits, even if we achieve favorable outcomes, is time-consuming and diverts management’s attention from our business.
The results of regulatory proceedings, litigation, claims, and audits cannot be predicted with certainty, and determining reserves for pending litigation and other legal, regulatory and audit matters requires significant judgment. There can be no assurance that our expectations will prove correct, and even if these matters are resolved in our favor or without significant cash settlements, these matters, and the time and resources necessary to litigate or resolve them, could harm our reputation, business, financial condition, results of operations and the market price of our Class A common stock.
Our commercialization efforts to date have focused almost exclusively on the US. Our ability to enter other foreign markets will depend, among other things, on its ability to navigate various regulatory regimes with which it does not have experience, which could delay or prevent the growth of our operations outside of the US.
To date, our commercialization efforts have focused almost exclusively on the US. Expanding our business to attract customers in countries other than the US is an element of our long-term business strategy. Our ability to continue to expand our business and to attract talented employees and customers in various international markets will require considerable management attention and resources and is subject to the particular challenges of supporting a rapidly growing business in an environment of multiple languages, cultures, customs, legal systems, alternative dispute resolution systems, regulatory systems and commercial infrastructures. Entering new international markets will be expensive, our ability to successfully gain market acceptance in any particular market is uncertain and the distraction of our senior management team could harm our business, financial condition and results of operation.
Sales of our products outside of the US are subject to foreign regulatory requirements that vary widely from country to country. In addition, the FDA regulates exports of medical devices from the US. While the regulations of some countries may not impose barriers to marketing and selling our products or only require notification, others require that we obtain the marketing authorization of a specified regulatory body. Complying with foreign regulatory requirements, including obtaining registrations or marketing authorizations, can be expensive and time-consuming, and we may not receive regulatory authorizations, clearances or approvals in each country in which we may plan to market our products or we may be unable to do so on a timely basis. The time required to obtain registrations or marketing authorizations, if required by other countries, may be longer than that required for FDA clearance, authorization, or approval, and requirements for such registrations and marketing authorizations may significantly differ from FDA requirements. If we modify our products, we may need to apply for additional regulatory authorizations before we are permitted to sell the modified product. In addition, we may not continue to meet the quality and safety standards required to maintain the authorizations that we have received. If we are unable to maintain our authorizations in a particular country, we will no longer be able to sell the applicable product in that country. Regulatory de novo classification, clearance or approval by the FDA does not ensure registration or marketing authorization by regulatory authorities in other countries, and registration or marketing authorization by one or more foreign regulatory authorities does not ensure registration or marketing authorization by regulatory authorities in other foreign countries or by the FDA. A failure or delay in obtaining registration or marketing authorization in one country may have a negative effect on the regulatory process in others.
Doing business internationally involves a number of additional risks, including:
•multiple, conflicting and changing laws and regulations such as tax laws, privacy and data protection laws and regulations, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;
Pear Therapeutics, Inc. | Form 10-Q |Page 81

•requirements to maintain data and the processing of that data on servers located within the US or in such countries;
•protecting and enforcing our intellectual property rights;
•converting our products as well as the accompanying instructional and marketing materials to conform to the language and customs of different countries;
•complexities associated with managing multiple payor reimbursement regimes, and government payors;
•competition from companies with significant market share in our market and with a better understanding of user preferences;
•financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the effect of local and regional financial pressures on demand and payment for our products and services and exposure to foreign currency exchange rate fluctuations;
•natural disasters, political and economic instability, including wars, terrorism, political unrest, outbreak of disease (including the recent coronavirus outbreak), boycotts, curtailment of trade, and other market restrictions; and
•regulatory and compliance risks that relate to maintaining accurate information and control over activities subject to regulation under the US Foreign Corrupt Practices Act (the “FCPA”), and comparable laws and regulations in other countries.
These risks and uncertainties may impact our ability to enter foreign markets, which could delay or prevent the growth of our operations outside of the US, and have a material adverse effect on our business, prospects, results of operations and financial condition.
The regulatory framework for digital health products is constantly evolving. Increasingly stringent regulatory requirements could create barriers to our development and introduction of new products. Conversely, in the event that regulatory requirements are lowered, competitors could potentially enter the prescription digital therapeutic market and compete with us more easily. Either of the foregoing could materially harm our business.
Our PDTs are novel and represent a new category of therapeutics for which the regulatory framework continues to evolve. Our ability to develop and introduce new products will depend, in part, on our ability to comply with these complex requirements, which include regulations related to product design, development and manufacturing; testing, labeling, content and language of instructions for use; clinical trials; product safety; pre market clearance, authorization, and approval; establishment registration and device listing; and marketing, sales and distribution. If, however, the regulatory framework for digital health products simplifies and the requirements that we and others are required to comply with are lowered, it could result in the increased competition and the introduction by competitors of products that are or claim to be superior to our products. For example, due to the COVID-19 public health emergency, the FDA issued, “Enforcement Policy for Digital Health Devices For Treating Psychiatric Disorders During the Coronavirus Disease 2019 (COVID-19) Public Health Emergency,” which allows for marketing of certain digital therapeutics without premarket clearance, authorization, or approval so long as certain criteria are met. Similarly, competitors using our products as predicates for 510(k)s may successfully argue that they should be required to submit substantially less data to support approval of their product than was required for our products based on FDA’s growing familiarity with the technology. As a result, we are subject to risks related to the developing regulatory landscape applicable to our PDTs that could have a material adverse effect on our business and results of operations.
Pear Therapeutics, Inc. | Form 10-Q |Page 82

Our products may face competition from digital health products that are marketed without regulatory clearance, authorization, or approval. Regulators have broad discretion in determining whether to enforce regulatory requirements, and may decide not to remove uncleared or unapproved products that compete with our products, which could materially and adversely impact our business.
Our PDTs, reSET, reSET-O and Somryst, have been authorized or cleared by the FDA after completion of clinical trials and related regulatory review. The FDA and other regulators have broad discretion in determining whether to enforce these requirements, however, which could result in uncleared or unapproved products entering the marketplace. If uncleared or unapproved products are allowed to compete with our products, we will face increased competition from parties who have fewer barriers to enter our industry. This increased competition could have a material, adverse effect on our business, results of operations and financial condition.
Premarket clearances, authorizations, and approvals for new or significantly modified devices could be denied or significantly delayed.
Under FDA regulations, unless exempt, a new medical device may only be commercially distributed after it has received 510(k) clearance, is authorized through the de novo classification process, or is the subject of a premarket approval (“PMA”). The FDA will clear marketing of a medical device through the 510(k) process if it is demonstrated that the new product is substantially equivalent to another legally marketed product not subject to a PMA. Sometimes, premarket submissions must be supported by clinical data. Our ability to enroll patients in clinical trials could be impacted by the COVID-19 outbreak, as many patients are electing or being asked to delay procedures at this time. The PMA process typically is more costly, lengthy and stringent than the 510(k) process and usually requires more substantial clinical studies.
The FDA may not authorize marketing via de novo classification or clear our 510(k) applications on a timely basis or at all. For example, the COVID-19 outbreak could affect the FDA’s ability to review applications or supplements. Such delays or refusals, regardless of the cause, could have a material adverse effect on our business, financial condition, and results of operations. The FDA may also change its clearance and authorization policies, adopt additional regulations or revise existing regulations, or take other actions which may prevent or delay authorization or clearance of our products.
Material modifications to our devices may require new 510(k) clearance, de novo classification, PMA approval, or PMA supplement approval, or may require us to cease marketing or recall the modified devices until clearances, authorizations, or approvals are obtained.
Material modifications to the intended use or technological characteristics of our devices may require new 510(k) clearance, de novo classification, PMA approval, or PMA supplement approval, or may require us to cease marketing or recall the modified devices until clearances, authorizations, or approvals are obtained. Any modification to a 510(k)-cleared device that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design, or manufacture, requires a new 510(k) clearance or, possibly, a de novo or a PMA. The FDA requires every manufacturer to make and document this determination in the first instance. A manufacturer may determine that a modification could not significantly affect safety or effectiveness and does not represent a major change in its intended use, so that no new 510(k) clearance is necessary. The FDA may review any manufacturer’s decision and may not agree with our decisions regarding whether new clearances, authorization, or approvals are necessary. The FDA may also on its own initiative determine that a new clearance, authorization, or approval is required.
We have modified some of our cleared and authorized devices and have determined based on our review and interpretation of the applicable FDA guidance that in certain instances new 510(k) clearances are not required. If the FDA disagrees with our determination and requires us to submit new 510(k) clearances for modifications to our previously cleared or authorized products for which we have concluded that new clearances are unnecessary, we may be required to cease marketing or to recall the modified product until we obtain clearance, authorization, or approval. In these circumstances, we may be subject to significant enforcement actions, regulatory fines, or penalties, which could require us to redesign our products and harm our operating results. In addition, unlike
Pear Therapeutics, Inc. | Form 10-Q |Page 83

traditional hardware devices, we are exposed to this risk more frequently based on the number of changes associated with software to improve performance, introduce new features, and correct issues.
Products may be subject to product recalls. A recall of our products, either voluntarily or at the direction of the FDA or another governmental authority, or the discovery of serious safety issues with our products, could materially and adversely affect us.
The FDA and similar foreign governmental authorities have the authority to require the recall of commercialized products in the event of material deficiencies or defects in their design or manufacture or in the event that a product poses an unacceptable risk to health.
The FDA’s authority to require a recall for medical devices must be based on a finding that there is reasonable probability that the device would cause serious injury or death. We may also decide to voluntarily recall our products. A government-mandated or voluntary recall could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing errors, design or labeling defects or other deficiencies and issues. For example, on May 20, 2021, we initiated a voluntary correction of reSET and reSET-O due to a software defect related to contingency management. This recall was reportable to the FDA and is in-process. Recalls of any of our products would divert managerial and financial resources and could materially and adversely affect our reputation and business, which could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. We may also be subject to liability claims, be required to bear other costs, or take other actions that could materially and adversely affect our business, results of operations and financial condition.
Companies are required to maintain certain records of recalls and corrections, even if they are not reportable to the FDA. We may initiate voluntary recalls or corrections for our products in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, they could require us to report those actions as recalls and we may be subject to enforcement action.
We are required to report certain malfunctions, deaths, and serious injuries associated with our products, which can result in voluntary corrective actions or agency enforcement actions.
Under the FDA’s medical device reporting regulations, we are required to report to the FDA when information from any source suggests that our product may have caused or contributed to a death or serious injury or that our product has malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury. We have not been required to make any such reports to date. If we fail to report these events to the FDA within the required timeframes, or at all, the FDA could take enforcement action against us.
Any adverse event involving our products, whether in the US or abroad, could result in future voluntary corrective actions, such as recalls, including corrections or customer notifications, or agency action, such as inspection or enforcement actions. If malfunctions do occur, we may be unable to correct the malfunctions adequately or prevent further malfunctions, in which case we may need to cease manufacture and distribution of the affected products, initiate voluntary recalls, and redesign the products. Regulatory authorities may also take actions against us, such as ordering recalls, imposing fines, or seizing the affected products. Any corrective action, whether voluntary or involuntary, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.
If we fail to comply with the FDA’s Quality System Regulation (“QSR”), or any applicable foreign equivalent, our operations could be interrupted, and our potential product sales and operating results could suffer.
We are required to comply with the FDA’s QSR, which delineates, among other things, the design controls, document controls, purchasing controls, identification and traceability, production and process controls, acceptance activities, nonconforming product requirements, corrective and preventive action requirements, labeling and packaging controls, handling, storage, distribution and installation requirements, complaint handling, records requirements, servicing requirements, and statistical techniques potentially applicable to the production of our medical devices. We are also subject to the regulations of foreign jurisdictions if we market products overseas.
Pear Therapeutics, Inc. | Form 10-Q |Page 84

The FDA enforces the QSR through periodic and announced or unannounced inspections of manufacturing facilities. Our San Francisco facility has been inspected by the FDA and other designated auditing organizations, and we anticipate that we will be subject to additional future inspections. If our facilities or processes are found to be in non-compliance or fail to take satisfactory corrective action in response to adverse QSR inspectional findings, the FDA could take legal or regulatory enforcement actions against us and/or our products, including but not limited to the cessation of sales or the initiation of a recall of distributed products, which could impair our ability to produce our products in a cost-effective and timely manner in order to meet our customers’ demands. We may also be required to bear other costs or take other actions that may have a negative impact on our future sales and our ability to generate profits.
The FDA’s, other comparable state governmental agencies’, and non-US regulatory agencies’ statutes, regulations, policies or interpretations may change, and additional government regulation or statutes may be enacted, which could increase regulatory requirements, or delay, suspend, prevent marketing of any cleared, authorized, or approved products or necessitate the recall of distributed products. We cannot predict the likelihood, nature or extent of adverse governmental regulation that might arise from future legislative or administrative action, either in the US or abroad.
The medical device industry has been under heightened FDA scrutiny as the subject of government investigations and enforcement actions. If our operations and activities are found to be in violation of any FDA regulations or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and other legal and/or agency enforcement actions. Any penalties, damages, fines, or curtailment or restructuring of our operations or activities could materially and adversely affect our ability to operate our business and our financial results. The risk of us being found in violation of FDA regulations is increased by the fact that many of these regulations are broad and their provisions are open to a variety of interpretations. Any action against us for violation of these regulations, even if we successfully defend ourselves against that action and its underlying allegations, could cause us to incur significant legal expenses and divert management’s attention from the operation of our business. Where there is a dispute with a federal or state governmental agency that cannot be resolved to the mutual satisfaction of all relevant parties, we may determine that the costs, both real and contingent, are not justified by the commercial returns to us from maintaining the dispute or the product.
Various claims, design features, or performance characteristics of our products that we regarded as permitted by the FDA without new marketing clearance, authorization, or approval may be challenged by the FDA or state or foreign regulators. The FDA or state or foreign regulatory authorities may find that certain claims, design features, or performance characteristics, in order to be made or included in the products, may have to be supported by further clinical studies and marketing clearances, authorizations, or approvals, which could be lengthy, costly, and possibly unobtainable.
Risks Related to Our Financial Reporting
We rely on assumptions, estimates, internally developed software, and data from third parties to calculate our key performance indicators and other business metrics to deliver timely and accurate information in order to accurately report our financial results in the timeframe and manner required by law, and real or perceived inaccuracies in these metrics may harm our reputation and negatively affect our business.
We need to receive timely, accurate, and complete information from our internal company data that has not been independently verified utilizing internally developed software and third party software in order to accurately report our financial results on a timely basis. If the information that we receive is not accurate, our consolidated financial statements may be materially incorrect and may require restatement. While these numbers are based on what we believe to be reasonable calculations for the applicable period of measurement, there are inherent challenges in measuring such information. In addition, our measurement of certain metrics may differ from estimates published by third parties or from similarly-titled metrics of our competitors due to differences in methodology and as a result our results may not be comparable to our competitors. As a result, we may have difficulty completing accurate and timely financial disclosures, which could have an adverse effect on our business.
Pear Therapeutics, Inc. | Form 10-Q |Page 85

Our results of operations and financial condition are subject to management’s accounting judgments and estimates, as well as changes in accounting policies.
The preparation of our financial statements requires us to make estimates and assumptions affecting the reported amounts of our assets, liabilities, revenues, expenses and earnings. If these estimates or assumptions are incorrect, it could have a material adverse effect on our results of operations or financial condition. We have identified several accounting policies as being critical to the fair presentation of our financial condition and results of operations because they involve major aspects of our business and require us to make judgments about matters that are inherently uncertain. These policies are described under the section entitled “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and should be considered in conjunction with our audited consolidated financial statements and notes thereto included in Part I, Item 1, Financial Statements, of this Form 10-Q. The implementation of new accounting requirements or other changes to Generally Accepted Accounting Principles in the US, or GAAP, could have a material adverse effect on our reported results of operations and financial condition.
As a public reporting company, we are subject to rules and regulations established from time to time by the SEC regarding our internal control over financial reporting. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, investors may lose confidence in the accuracy of our financial reports, which would harm our business and the trading price of our common stock. Our management is required to evaluate the effectiveness of our internal control over financial reporting.
As a public reporting company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, and the rules and regulations established by the SEC and Nasdaq. These rules and regulations require, among other things, that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company place a considerable strain on our financial and management systems, processes and controls, as well as on our personnel, including senior management. In addition, as a public company, we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act so that our management can certify as to the effectiveness of our internal control over financial reporting. Management’s initial certification under Section 404 of the Sarbanes-Oxley Act will be required with our Annual Report on Form 10-K for the year ending December 31, 2022.
In support of such certifications, we have and will be required to document and make significant changes and enhancements, including potentially hiring additional personnel, to our internal control over financial reporting. Likewise, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until our first annual report is required to be filed with the SEC following the date we are no longer an emerging growth company.
To achieve compliance with Section 404 within the prescribed period, and in order to maintain and improve the effectiveness of our internal controls over financial reporting, we have expended, and anticipate we will continue to expend, significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may experience further deficiencies in our controls.
We have identified gaps in our internal control environment in the past and cannot provide assurances that there will not be material weaknesses or significant deficiencies in our internal control over financial reporting in the future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition or results of operations. If we are unable to conclude that our internal control over financial reporting is effective or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of shares of our common stock could decline, and we could be subject to sanctions or investigations by Nasdaq, the SEC, or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or
Pear Therapeutics, Inc. | Form 10-Q |Page 86

to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.
Our management has identified certain internal control deficiencies that constitute material weaknesses. If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.
We have identified material weaknesses in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. If we are unable to remediate these material weaknesses, or if we identify additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls, we may not be able to accurately or timely report our financial condition or results of operations, which may adversely affect investor confidence in us and, as a result, our stock price.
As of December 31, 2021 and 2020, we did not maintain an effective control environment as we did not maintain a sufficient complement of accounting and financial reporting resources commensurate with our financial reporting requirements. This resulted in the following material weaknesses:
•we did not have sufficient accounting and reporting resources to ensure adequate segregation of duties,
•we did not design, implement, and maintain adequate information systems controls, including access and change management controls, and
•we did not design, implement, and maintain controls to ensure the accurate and timely reporting of material transactions, including the capitalization of software costs and capital stock valuations performed by us or our advisors.
These control deficiencies could result in a misstatement in our accounts or disclosures that would result in a material misstatement to our financial statements that would not be prevented or detected. Accordingly, we determined that these control deficiencies constitute material weaknesses.
In addition, they could cause us to fail to meet our reporting obligations or may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could materially and adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC.
Our management has concluded that these material weaknesses are due to the fact that, prior to the Business Combination more fully described in Note 3 in the accompanying notes to the consolidated financial statements included in Part I, Item 1 of this Form 10-Q, we were a private company with limited resources. We did not have the necessary business processes and related internal controls, or the appropriate resources or level of experience and technical expertise, that would be required to oversee financial reporting processes or to address the accounting and financial reporting requirements. These material weaknesses will not be considered remediated until management designs and implements effective controls that operate for a sufficient period of time and management has concluded, through testing, that these controls are effective. Our management is in the process of developing a remediation plan, and we cannot assure you that the measures that we implement will fully address the material weaknesses and deficiencies in our internal control over financial reporting or that we may conclude that they have been fully remediated.
We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure information required to be disclosed by us in the reports we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. For example, we hired additional personnel in our finance group, including a Vice President,
Pear Therapeutics, Inc. | Form 10-Q |Page 87

Corporate Controller and staff with adequate US GAAP and SEC reporting experience to address complex US GAAP technical accounting issues and to prepare and review the financial statements and related disclosures in accordance with US GAAP and SEC reporting requirements. In addition, we implemented a new enterprise resource planning system to replace the former general ledger package. Any failure to develop or maintain effective controls or any difficulties encountered as a result of the implementation or improvements could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could materially and adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC.
The material weaknesses remain unremediated as of December 31, 2021 and September 30, 2022.
As a former shell company, we will face certain disadvantages relative to companies that pursue a traditional initial public offering.
THMA was a special purpose acquisition company, or SPAC, a form of shell company under the rules of the SEC. Shell companies are more highly regulated than non-shell operating companies and face significant additional restrictions on their activities under federal securities laws. As a result of the Business Combination, we ceased to be a shell company. However, companies that were formerly shell companies continue to face disadvantages under SEC rules, including (a) the inability to use Form S-3 until at least one year after the filing of information equivalent to that required by Form 10 after ceasing to be a shell company, (b) the inability to qualify as a “well-known seasoned issuer” and file automatically effective registration statements for three years after ceasing to be a shell company, (c) the inability to “incorporate by reference” information in certain registration statements filed under the Securities Act of 1933, as amended (the “Securities Act”) for a period of three years after ceasing to be a shell company, (d) the inability to use most free writing prospectuses until at least three years after a qualifying business combination, (e) the inability to use Form S-8 to register shares issuable in connection with certain compensatory plans and arrangements until 60 days after the filing of information equivalent to that required by Form 10, (f) the inability of stockholders to rely on Rule 144 for resales of securities until at least one year after the filing of information equivalent to that required by Form 10 and the provision of current public information, and (g) exclusion from certain safe harbors for offering-related communications under the Securities Act for three years after ceasing to be a shell company, including for research reports and certain communications in connection with business combinations. We expect that these disadvantages will make it more challenging and expensive, and create greater risks and delays, for both us and our stockholders to offer securities. These challenges may make our securities less attractive than those of companies that are not former shell companies and may raise our relative cost of capital.
Some members of our management team have limited experience in operating a public company.
Some of our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Certain executives’ limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage as they will likely need to devote an increasing amount of their time to these activities, resulting in less time being devoted to the management and growth of our business. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies.
We could be subject to additional tax liabilities and our ability to use our net operating loss carryforwards and other tax attributes may be limited.
We have incurred net operating losses (“NOLs”) since our inception and may never achieve or sustain profitability. Generally, for US federal income tax purposes, unused NOLs will carry forward. However, NOL carryforwards generated prior to January 1, 2018, are subject to expiration for US federal income tax purposes. As of December
Pear Therapeutics, Inc. | Form 10-Q |Page 88

31, 2021, we had federal NOL carryforwards of approximately $218.9 million, of which $17.4 million will begin to expire in 2034. In addition, under the Internal Revenue Code of 1986, as amended, or the Code, limits the ability to deduct NOL carryforward generated after December 31, 2017, and all future NOL carryforwards to 80% of taxable income. These NOL limitations may limit or delay in part the use of NOL carryforwards, if or, when we cease operating at a loss. It is uncertain whether and to what extent applicable state tax laws will conform to this rule. As of December 31, 2021, we also had research and development tax credits of $6.2 million, which may be available to offset future income tax liabilities. The research and development tax credit carryforwards would begin to expire in 2037. As of December 31, 2021, we also had state research and development tax credits of $1.3 million, which may be available to offset future income tax liabilities. The state research and development tax credit carryforwards would begin to expire in 2030.
In general, under Code Sections 382 and 383, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change by value in its equity ownership by certain stockholders over a three-year period), the corporation’s ability to use its pre-ownership change NOLs, carryforwards and other pre-ownership change tax attributes, such as research tax credits, to offset its post-ownership change income or taxes may be limited. Similar provisions of state tax law may also apply to limit the use of our state NOL carryforwards and other state tax attributes. We have not performed an analysis to determine whether our past issuances of stock and other changes in our stock ownership may have resulted in one or more “ownership changes” under these rules. In addition, future changes in our stock ownership may materially limit our ability to utilize our NOL carryforwards and other tax attributes under these rules. As a result, even if we earn net taxable income in the future, we may be unable to use a material portion of our NOL carryforwards and other tax attributes, which could materially and adversely affect our future cash flows.
There is also a risk that regulatory changes, such as suspensions on the use of NOL or other unforeseen reasons, may result in our existing NOL carryforwards expiring or otherwise becoming unavailable to offset future taxable income. For these reasons, we may not be able to utilize all or a material portion of our NOL carryforwards and other tax attributes, even if we attain profitability. For example, a temporary suspension of the use of certain net operating losses and tax credits has been enacted in California and Illinois. Other states may enact suspensions as well. If we are limited in our ability to use our NOLs in future years in which we have taxable income, we will pay more taxes than if we were able to fully utilize our NOLs. This could materially and adversely affect our results of operations.
Risks Related to Ownership of our Class A common stock and Warrants
The terms of the Warrants may be amended in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment.
The Private Placement Warrants and Public Warrants were issued in registered form under the Warrant Agreement, between us and Continental Stock Transfer & Trust Company, our Warrant and transfer agent (“Continental”). The Warrant Agreement provides that the terms of the Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, shorten the exercise period or decrease the number of our Class A common stock purchasable upon exercise of a Warrant.
The exercise of Warrants for our stock would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders. Such dilution will increase if more of our shares are redeemed.
As of September 30, 2022, we had Warrants to purchase an aggregate of 14,213,267 shares of our Class A common stock outstanding, comprising 9,199,934 Public Warrants sold as part of the units in the closing of the initial public offering of THMA, which closed on February 4, 2021 (the “Initial Public Offering”), and 5,013,333 Private Placement
Pear Therapeutics, Inc. | Form 10-Q |Page 89

Warrants issued to LJ10 LLC, a Delaware limited liability company (the “Sponsor”) in a private placement simultaneously with the Initial Public Offering. These Warrants are exercisable at any time through December 4, 2026. The likelihood that the Warrants will be exercised increases if the trading price of shares of our stock exceeds the exercise price of the Warrants. The exercise price of these Warrants is $11.50 per share.
There is no guarantee that the Warrants will ever be in the money after they become exercisable and prior to their expiration, and as such, the Warrants may expire worthless.
To the extent the Warrants are exercised, additional Class A common stock will be issued, which will result in dilution to the holders of our stock and increase the number of shares eligible for resale in the public market. Holders of Warrants do not have a right to redeem the Warrants. Sales of substantial numbers of shares issued upon the exercise of Warrants in the public market or the potential that such Warrants may be exercised could also adversely affect the market price of our stock.
We may redeem unexpired Warrants prior to their exercise at a time that is disadvantageous to you, thereby making your Warrants worthless.
We will have the ability to redeem the Public Warrants in whole and not in part at any time prior to their expiration, at a price of $0.01 per Warrant, if, and only if, the last reported sales price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the Warrant holders. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding Warrants as described above could force you to: (1) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (2) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants; or (3) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, we expect would be substantially less than the market value of your Warrants. The Private Placement Warrants are not redeemable by us in such a case so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis and has certain registration rights.
In addition, we will have the ability to redeem the outstanding Warrants in whole and not in part for shares of our stock at any time after they become exercisable and prior to their expiration, at a price of $0.10 per warrant if, among other things, (i) the closing price of our Class A common stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant) on the trading day prior to the date on which we send the notice of redemption to the Warrant holders and (ii) the closing price of our Class A common stock (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the Warrant holders is less than $18.00 per share (as adjusted for share splits, share dividends, reorganizations, recapitalizations and the like). If this occurs, then the Private Placement Warrants must also concurrently be called for redemption on the same terms (except with respect to a holder’s ability to cashless exercise its Warrants) as the outstanding Public Warrants. In such a case, the holders will be able to exercise their Warrants prior to redemption for a number of Class A common stock determined based on the redemption date and the fair market value of the Class A common stock. The value received upon exercise of the Warrants (1) may be less than the value the holders would have received if they had exercised their Warrants at a later time where the underlying share price is higher and (2) may not compensate the holders for the value of the Warrants.
Future resales of our Class A common stock may cause the market price of our securities to drop significantly, even if our business is doing well.
Subject to customary exceptions, the Sponsor, parties to the Registration Rights Agreement as amended and restated as of December 3, 2021, certain holders of PIPE Shares and certain other holders of our Class A common stock were subject to lock-up provisions in which they agreed not to sell or otherwise dispose of any our Class A
Pear Therapeutics, Inc. | Form 10-Q |Page 90

common stock or any other equity securities of Pear convertible into or exercisable or exchangeable for our Class A common stock for a certain period of time.
Now since these lock-up periods have expired, the applicable stockholders are not be restricted from selling our Class A common stock held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Class A common stock.
As restrictions on resale end and registration statements are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in our share price or the market price of our stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
The market price and trading volume of our Class A common stock may be volatile and could decline significantly.
The stock markets, including Nasdaq on which we list the Class A common stock, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for our stock, the market price of our stock may be volatile and could decline significantly. In addition, the trading volume in our stock may fluctuate and cause significant price variations to occur. If the market price of our stock declines significantly, you may be unable to resell your shares at an attractive price (or at all). We cannot assure you that the market price of our stock will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:
•the realization of any of the risk factors presented in this Form 10-Q;
•changes in the industries in which we operate;
•developments involving our competitors;
•changes in laws and regulations affecting our business;
•actual or anticipated differences in our estimates, or in the estimates of analysts, for our revenues, Adjusted EBITDA, results of operations, level of indebtedness, liquidity, or financial condition;
•additions and departures of key personnel;
•failure to comply with the requirements of Nasdaq;
•failure to comply with the Sarbanes-Oxley Act or other laws or regulations;
•the inclusion, exclusion or removal of our common stock from any stock market indices;
•future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of our securities;
•publication of research reports by securities analysts about us or our competitors or our industry;
•the public’s reaction to our press releases, our other public announcements and our filings with the SEC;
•actions by stockholders, including the sale by the PIPE investors of any of their shares of our stock;
•the performance and market valuations of other similar companies;
•commencement of, or involvement in, litigation involving us;
•broad disruptions in the financial markets, including sudden disruptions in the credit markets;
Pear Therapeutics, Inc. | Form 10-Q |Page 91

•speculation in the press or investment community;
•actual, potential or perceived control, accounting, or reporting problems;
•changes in accounting principles, policies, and guidelines;
•other events or factors, including those resulting from infectious diseases, health epidemics and pandemics (including the ongoing COVID-19 public health emergency), natural disasters, war, acts of terrorism, or responses to these events;
•actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;
•changes in the market’s expectations about our results of operations;
•our results of operations failing to meet the expectation of securities analysts or investors in a particular period;
•any major change in our Board of Directors or management;
•sales of substantial amounts of the shares of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and
•general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations, and acts of war or terrorism.
The stock market has recently experienced extreme price and volume fluctuations. The market prices of securities have experienced fluctuations that often have been unrelated or disproportionate to their companies’ operating results. We believe that the recent volatility and our current market price in part reflect market and trading dynamics unrelated to our underlying business, and we do not know how long these dynamics will last. In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert our management’s attention and resources, which could have a material adverse effect on us.
Our stock price may be exposed to additional risks because our business became a public company through a “de-SPAC” transaction. There has been increased focus by government agencies on transactions such as the Business Combination in the last year, and we expect that increased focus to continue. As a result, we may be subject to increased scrutiny by the SEC and other government agencies and holders of our securities, which could adversely affect the price of our Class A common stock. Broad market and industry factors may materially harm the market price of our securities irrespective of our operating performance. The stock market in general, and Nasdaq in particular, have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to us could materially and adversely affect our business, prospects, financial condition and results of operations. A decline in the market price of our securities also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.
The requirements of being a public company may strain our resources and divert management’s attention, and the increases in legal, accounting and compliance expenses may be greater than we anticipate.
As a public company we will incur significant legal, accounting, and other expenses that we did not incur as a private company. We are subject to the reporting requirements of the Exchange Act and are required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as the rules and regulations subsequently implemented by the SEC and the listing standards of Nasdaq, including changes in corporate governance practices and the establishment and maintenance of effective disclosure and financial controls. Compliance with these rules and regulations can be burdensome. Our
Pear Therapeutics, Inc. | Form 10-Q |Page 92

management and other personnel devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations increased our legal and financial compliance costs and make some activities more time-consuming and costly. In particular, we have incurred and expect to continue to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act, which will increase when we are no longer an “emerging growth company.” We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.
We are an emerging growth company within the meaning of the Securities Act, and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.
We are an “emerging growth company” within the meaning of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, our stockholders may not have access to certain information they may deem important. We will remain an emerging growth company until the earliest of (i) the day we are deemed to be a large accelerated filer, which, in addition to certain other criteria, means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter, (ii) the last day of the fiscal year in which we have total annual gross revenue of $1.07 billion or more during such fiscal year, (iii) the date on which we have issued more than $1 billion in non-convertible debt in the prior three-year period and (iv) December 31, 2026 (the last day of the fiscal year ending after the fifth anniversary of the THMA Initial Public Offering). Investors may find our securities less attractive because we will rely on these exemptions. If some investors find our securities less attractive as a result of our reliance on these exemptions, the trading prices of our securities may be lower than they otherwise would be, there may be a less active trading market for our securities and the trading prices of our securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to opt out of such an extended transition period and, therefore, we may not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
The exclusive forum provision in our Certificate of Incorporation may have the effect of discouraging lawsuits against our directors and officers.
Our Second Amended and Restated Certificate of Incorporation (our “Certificate of Incorporation”) provides that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for (i) any derivative action brought by a stockholder on behalf of us, (ii) any claim of breach of a fiduciary duty owed by any of our directors, officers, stockholders, or employees, (iii) any claim against us arising under our Certificate of Incorporation, our Amended and Restated Bylaws (the “Bylaws”) or the Delaware General Corporation Law, as may be amended from time to time (the “DGCL”) and (iv) any claim against us governed by the internal affairs doctrine. The Certificate of Incorporation designates the US District Court for the District of Delaware as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
Pear Therapeutics, Inc. | Form 10-Q |Page 93

This exclusive forum provision does not apply to claims under the Exchange Act, but does apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.
Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, this choice of forum provision may have the effect of increasing costs for investors to bring a claim against us and our directors and officers and of limiting a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage (but not prevent) lawsuits with respect to such claims.
Provisions in our Certificate of Incorporation and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for the Class A common stock and could entrench management.
Our Certificate of Incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include three-year director terms and the ability of our Board of Directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.
Section 203 of the DGCL affects the ability of an “interested stockholder” to engage in certain business combinations, for a period of three years following the time that the stockholder becomes an “interested stockholder.” We elected in our Certificate of Incorporation not to be subject to Section 203 of the DGCL. Nevertheless, our Certificate of Incorporation contains provisions that have the same effect as Section 203 of the DGCL, except that it provides that affiliates of our Sponsor and their transferees will not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and will therefore not be subject to such restrictions. These Certificate of Incorporation provisions may limit the ability of third parties to acquire control of our company.
Claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.
Our Certificate of Incorporation and Bylaws provide that we will indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. In addition, as permitted by Section 145 of the DGCL, our Bylaws and the indemnification agreements that we entered into with our directors and officers provide that:
•We will indemnify our directors and officers for serving in those capacities or for serving other business enterprises at our request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;
•We may, in our discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;
•We are required to advance expenses, as incurred, to our directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;
•We are not obligated pursuant to our Bylaws to indemnify a person with respect to proceedings initiated by that person against us or our other indemnitees, except with respect to proceedings authorized by our Board of Directors or brought to enforce a right to indemnification;
Pear Therapeutics, Inc. | Form 10-Q |Page 94

•the rights conferred in our Bylaws are not exclusive, and we are authorized to enter into indemnification agreements with our directors, officers, employees and agents and to obtain insurance to indemnify such persons; and
•We may not retroactively amend provisions of our Bylaws to reduce our indemnification obligations to directors, officers, employees and agents.
We do not intend to pay dividends for the foreseeable future, if ever.
We have never declared or paid any cash dividends on our capital stock and do not intend to pay any cash dividends in the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our capital stock will be at the discretion of our Board of Directors. Accordingly, investors must rely on sales of the Class A common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.
We may be subject to securities litigation, which is expensive, and could divert management attention.
The market price of our common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert management’s attention from other business concerns, which could seriously harm our business.
If securities or industry analysts do not publish or cease publishing research or reports about us, our business, or the market in which we operate, or if they change their recommendations regarding our securities adversely, the price and trading volume of our securities could decline.
The trading market for our securities will be influenced by the research and reports that industry or securities analysts may publish about us, our business, market or competitors. If any of the analysts who may cover us change their recommendation regarding our shares of common stock adversely, or provide more favorable relative recommendations about our competitors, the price of our common stock would likely decline. If any analyst who may cover us were to cease our coverage of us or fail to regularly publish reports on it, we could lose visibility in the financial markets, which in turn could cause our share price or trading volume to decline.
Future issuances of debt securities and equity securities may adversely affect us, including the market price of our stock and may be dilutive to existing stockholders.
In the future, we may incur debt or issue equity ranking senior to our Class A common stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting its operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Class A common stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital raising efforts may reduce the market price of our stock and be dilutive to existing stockholders.
Our failure to meet the continued listing requirements of Nasdaq could result in a delisting of our securities.
If we fail to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if our securities are not listed on, or become delisted from, Nasdaq for any reason, trading our common stock could be conducted only in the over-the-counter (“OTC”) market or on an electronic bulletin board
Pear Therapeutics, Inc. | Form 10-Q |Page 95

established for unlisted securities such as the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.
A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our shares of common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our shares of common stock. As restrictions on resale end and the registration statements are available for use, the market price of our shares of common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

ITEM 2. UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS
None.
ITEM 3. DEFAULTS UPON SENIOR SECURITIES
None.
ITEM 4. MINE SAFETY DISCLOSURES
Not Applicable.
ITEM 5. OTHER INFORMATION
None.
Pear Therapeutics, Inc. | Form 10-Q |Page 96

ITEM 6. EXHIBITS
EXHIBIT INDEX

Incorporated by Reference
Exhibit Number	Exhibit Description	Schedule/ Form	File No.	Exhibit	Filed Date/ Period End Date

2.1	Business Combination Agreement, dated as of June 21, 2021, by and among Thimble Point Acquisition Corp., Oz Merger Sub, Inc. and Pear Therapeutics, Inc. **	8-K	001-39969	2.1	June 22, 2021

3.1	Second Amended and Restated Certificate of Incorporation of Thimble Point Acquisition Corp.*	8-K	001-39969	3.1	December 8, 2021

3.2	Amended and Restated Bylaws of Pear Therapeutics, Inc.*	8-K	001-39969	3.2	December 8, 2021

31.1	Certification of the Chief Executive Officer pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1934

31.2	Certification of Chief Financial Officer pursuant to Rule 13a-14(a) or 15d-14(a) of the Securities Exchange Act of 1934

32.1	Certification of the Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

__________________
*Previously filed
**Certain exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Company agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.
Pear Therapeutics, Inc. | Form 10-Q |Page 97

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEAR THERAPEUTICS, INC.

Date: November 14, 2022	By:	/s/ Corey M. McCann
		Name:	Dr. Corey M. McCann
		Title:	President and Chief Executive Officer
(Principal Executive Officer)

Date: November 14, 2022	By:	/s/ Christopher D.T. Guiffre
		Name:	Christopher D.T. Guiffre
		Title:	Chief Financial Officer and Chief Operating Officer
(Principal Financial Officer)

Date: November 14, 2022	By:	/s/ Ellen E. Snow
		Name:	Ellen E. Snow
		Title:	Vice President, Corporate Controller
(Principal Accounting Officer)

Pear Therapeutics, Inc. | Form 10-Q |Page 98